As filed with the Securities and Exchange Commission on February 26, 2025.
Registration
No. 333-284902

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM
S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OUTSET MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-0514392
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3052 Orchard Dr.
San Jose, California 95134
(669)
231-8200
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Leslie Trigg
Chief Executive Officer
Outset Medical, Inc.
3052 Orchard Dr.
San Jose, California 95134
(669)
231-8200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Frank Rahmani
Robert Ryan
Helen Theung
Sidley Austin LLP
555 California Street, Suite 2000
San Francisco, CA 94104
(415)
772-1200

Approximate date of commencement of proposed sale to the public
:
 From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•

a base prospectus, which covers the offering, issuance and sale, from time to time, of our common stock, preferred stock, warrants, debt securities, rights to purchase common stock, preferred stock, debt securities or units, and units, in one or more offerings, with an aggregate initial offering price of $100,000,000; and

•

a prospectus for selling stockholders which covers the possible resale from time to time of up to 215,835,000 shares of our common stock that may be sold in one or more secondary offerings by the selling stockholders from time to time.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

The prospectus for selling stockholders immediately follows the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where such offer or sale is not permitted.

Subject to Completion

Dated February 26, 2025

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Rights to Purchase Common Stock, Preferred Stock,

Debt Securities or Units

Units

We may offer and sell from time to time, in one or more offerings, our shares of common stock; shares of preferred stock; debt securities; warrants; rights to purchase common stock, preferred stock, debt securities or units; as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate offering price of up to $100,000,000.

This prospectus provides a general description of the securities we may offer. Each time we decide to offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. The prospectus supplement also may add, update or change information contained in this prospectus.

This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “OM.” On February 12, 2025, the last reported sale price of our common stock was $0.78. As of February 12, 2025, the aggregate market value of our common stock held by our non-affiliates, as calculated pursuant to the rules of the Securities and Exchange Commission, was $74.0 million, which is based on 52,836,956 shares of common stock held by non-affiliates as of such date and a price of $1.40 per share, the last reported sales price of our common stock on, January 3, 2025, a date within 60 days of the filing of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public offering with a value exceeding more than one-third of our “public float” (the market value of our voting and non-voting common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75,000,000. We have not sold any securities in reliance on General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate offering price of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities, we will provide a prospectus supplement that describes the terms of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should read both this prospectus and any accompanying prospectus supplement together with the additional information incorporated by reference. See “Where You Can Find More Information” and “Information Incorporated by Reference.” We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents or the filing date of any document incorporated by reference, regardless of its time of delivery. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We may sell our securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale, as designated from time to time. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of our securities. An applicable prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of our securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”

The terms “Outset,” the “Company,” “our,” “us” and “we,” as used in this prospectus, refer to Outset Medical, Inc., a Delaware corporation, and its subsidiaries unless we state otherwise or the context indicates otherwise.

ii

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

Outset Medical, Inc. is a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. Tablo® Hemodialysis System (“Tablo”), cleared by the U.S. Food and Drug Administration (“FDA”) for use from the hospital to the home, represents a significant technological advancement designed to transform the dialysis experience for patients and operationally simplify it for providers. Tablo serves as a single enterprise solution designed to be utilized across the continuum of care, allowing dialysis to be delivered anytime, anywhere, and by virtually anyone. The integration of water purification and on-demand dialysate production in a single 35-inch compact console enables Tablo to serve as a dialysis clinic on wheels. With a simple-to-use touchscreen interface, two-way wireless data transmission and a proprietary data analytics platform, Tablo is a new holistic approach to dialysis care.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million. We are an “accelerated filer” as well since our annual revenue was more than $100 million during the most recently completed fiscal year. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K, and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our consolidated financial statements with other public companies difficult or impossible.

Corporate Information

We were incorporated in the state of Delaware in 2003 under the name Home Dialysis Plus, Ltd. We changed our name to Outset Medical, Inc. in 2015. Our principal executive offices are located at 3052 Orchard Drive, San Jose, California 95134, and our telephone number is (669) 231-8200. Our website address is www.outsetmedical.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 2024, and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact contained or incorporated by reference in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are “forward-looking statements” for the purposes of this prospectus. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “would,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include:

•

our future results of operations and financial position, including our expectations and projections regarding our revenues, recurring revenues and revenue growth rate, cost of revenues, gross margin, operating expenses, capital expenditures, cash burn and cash position;

•	our business strategy, plans and objectives of management;

•

key factors we believe affect our performance, including our beliefs about the opportunities presented by these factors, our ability to successfully address each of these factors and the anticipated impacts of these factors on our business, financial condition and result of operations;

•

continued execution of our various initiatives designed to expand gross margins, including by continuing to sell Tablo cartridges, services and accessories for Tablo console, reducing the cost of service and reducing the cost of Tablo consoles;

•

our ability to achieve and sustain future profitability, including our ability to expand gross margins, optimize operating expenses (including the anticipated benefits from cost reduction initiatives such as organizational restructurings) and optimize working capital;

•	our expectations regarding the market sizes and growth potential for Tablo, and the total addressable market opportunities for Tablo in the acute care and home settings;

•	our planned expansion within the home dialysis market and our assumptions about the home market, including expected drivers of home dialysis adoption;

•	any ongoing impact of macroeconomic factors on our business and results of operations, and on our customers and suppliers;

•	our ability to retain our commercial team, optimize our sales processes and expand the adoption of Tablo as we focus more heavily on enterprise selling;

•	our plans to continue to invest in our research and development efforts to enhance existing products and develop new products;

•	our ability to respond to any reports, observations or other actions by the FDA or other regulators in a timely and effective manner; and

•	our expectations regarding the uses and sufficiency of our capital resources.

These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those set forth in Part I, Item 1A — “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023, Part II, Item IA — “Risk Factors” of our Quarterly Reports on Form 10-Q for the periods ended March 31, 2024, June 30, 2024, and September 30, 2024, and any risks contained in any other documents incorporated by reference herein. Any forward-looking statement in this prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, business, industry, and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus and the documents incorporated by reference may also contain estimates, projections and other information concerning our industry, including market size and growth rates of the markets in which we participate, and discussion of our general expectations, market position, and market opportunity. Information that is based on estimates, forecasts, projections, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies, and similar data prepared by third parties, industry, medical and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including working capital, operating expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. We intend to invest the net proceeds to us from the sale of securities offered hereby that are not used as described above in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our authorized capital stock consists of 300,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of preferred stock, $0.001 par value. A description of material terms and provisions of our amended and restated certificate of incorporation and amended and restated bylaws, as amended, affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws.

General

Our amended and restated certificate of incorporation authorizes 300,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.001 par value per share, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

As of January 31, 2025, we had outstanding 53,703,697 shares of common stock and 863,340 shares of Series A Non-Voting Convertible Preferred Stock (“Series A Preferred Stock”).

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine.

Voting Rights

The holders of our common stock are entitled to one vote per share. Stockholders do not have the ability to cumulate votes for the election of directors. Our amended and restated certificate of incorporation and bylaws provide for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors is expressly authorized to issue from time to time preferred stock in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the board of directors, without any further vote or action by our stockholders. The board of directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions and to set forth in a certificate of designation filed pursuant to the DGCL the powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions, if any, of any wholly unissued series of preferred stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. Our board of directors is also authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of that series then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Series A Non-Voting Convertible Preferred Stock

Dividends

At all times following the date of the first issuance of the Series A Preferred Stock, while shares of Series A Preferred Stock are issued and outstanding, holders of Series A Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of the Series A Preferred Stock (on an as-if-converted-to-common-stock basis and without regard to any limitations on conversion set forth herein or otherwise) equal to and in the same form, and in the same manner, as dividends (other than dividends on shares of our common stock payable in the form of our common stock) actually paid on shares of our common stock when, as and if such dividends (other than dividends payable in the form of our common stock) are paid on shares of our common stock.

In addition, at all times following the date that is six months following the date of the first issuance of the Series A Preferred Stock (the “Six Month Date”) until the Company’s stockholders approve the conversion of the Series A Preferred Stock into shares of our common stock (the “Stockholder Approval”), dividends will accrue, on all issued and outstanding shares of Series A Preferred Stock, prior to and in preference to all other shares of capital stock of the Company, at an annual rate of eight percent (8%) compounded annually on the Original Per Share Price ($200.00) (plus any such accreted compounded amounts); provided that such annual dividend rate shall increase by two percent (2%) on each one year anniversary of the Six Month Date if the Stockholder Approval is not obtained by such time (collectively, the “Accruing Dividends”). Such Accruing Dividends shall be payable only when, as, and if declared by our board of directors and the Company shall be under no obligation to pay such Accruing Dividends, other than as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (the “Certificate of Designation”).

Voting Rights

Except as otherwise provided in the Certificate of Designation or as otherwise provided by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of at least 60% of the then outstanding shares of the Series A Preferred Stock: (i) alter or change adversely the powers, preferences or rights of the Series A Preferred Stock in a manner disproportionate to the other capital stock of the Company, (ii) alter or amend the Certificate of Designation, (iii) amend or repeal our amended and restated certificate of incorporation or other charter documents in any manner that adversely effects the rights of the holders of Series A Preferred Stock in a manner disproportionate to the other capital stock of the Company, (iv) increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock, or (v) enter into any agreement with respect to any of the foregoing.

Liquidation

Upon any liquidation, the Series A Preferred Stock shall rank on parity with our common stock as to distributions of assets; provided, however, that from the Six Month Date until receipt of the Stockholder Approval, the Series A Preferred Stock shall rank senior to our common stock as to distributions of assets.

Upon any liquidation prior to the Six Month Date or at any time following Stockholder Approval, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock and our common stock pari passu, treating for this purpose all shares of Series A Preferred Stock as if they had been converted to our common stock pursuant to the terms of the Certificate of Designation immediately prior to such liquidation, without regard to any limitations on conversion set forth in the Certificate of Designation or otherwise. The holders of the shares of Series A Preferred Stock shall also be entitled to receive an additional amount equal to any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared on but unpaid to such shares. If, upon any such liquidation, the assets of the Company shall be insufficient to pay the holders of shares of the Series A Preferred Stock the amount required, then all remaining assets of the Company shall be distributed ratably to the holders of Series A Preferred Stock and the holders of our common stock in accordance with the respective amounts that would be payable on all such securities if all amounts payable thereon were paid in full.

Upon any liquidation from the Six Month Date until Stockholder Approval is obtained, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock in amounts equal to the greater of (i) the Original Per Share Price ($200.00) for each share of Series A Preferred Stock held by such holder plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared on but unpaid to such shares, and (ii) the amount such holder of the shares of Series A Preferred Stock would receive if the shares of Series A Preferred Stock and any Accruing Dividends accrued but unpaid thereon, whether or not declared, were converted to our common stock. If, upon any such liquidation, the assets of the Company shall be insufficient to pay the holders of shares of the Series A Preferred Stock the amount required, then all remaining assets of the Company shall be distributed ratably to the holders of the shares of Series A Preferred Stock in accordance with the respective amounts that would be payable on the Series A Preferred Stock if all amounts payable thereon were paid in full.

Conversion

Subject to the limitations set forth in the Certificate of Designation, each share of Series A Preferred Stock outstanding as of 5:00 p.m. Eastern time on the third Business Day after the date that the Stockholder Approval is obtained shall automatically convert into a number of shares of our common stock equal to the Original Per Share Price ($200.00) plus any Accruing Dividends accrued but unpaid thereon, whether or not declared divided by (ii) the Conversion Price ($0.80), subject to the Beneficial Ownership Limitation.

Thereafter, each share of Series A Preferred Stock that did not convert automatically shall be convertible at the option of the holder into a number of shares of our common stock equal to (i) the Original Per Share Price ($200.00) plus any Accruing Dividends accrued but unpaid thereon, whether or not declared divided by (ii) the Conversion Price ($0.80), subject to the Beneficial Ownership Limitation.

No conversion of the Series A Preferred Stock shall be effected, either automatically or at the option of a holder of Series A Preferred Stock, to the extent that, after giving effect to such attempted conversion, such holder of Series A Preferred Stock or any other person would beneficially own a number of shares of our common stock in excess of the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” is 19.9% or such other percentage designated by the applicable holder in the applicable Purchase Agreements. A holder of Series A Preferred Stock may (i) reset the Beneficial Ownership Limitation to a higher percentage, which increase will not be effective until the sixty-first (61st) day after such written notice is delivered to the Company, and (ii) reset the Beneficial Ownership Limitation to a lower percentage provided that such decrease shall not become effective until the latest of (x) 8:00 a.m. Eastern time on the fourth business day after the date of the Stockholder Approval, (y) if Stockholder Approval is not obtained by the Six Month Date, the date that is three business days after the Six Month Date, and (z) the third (3rd) day after such written notice is delivered to the Company.

Warrants and Options

As of December 31, 2024, we had outstanding warrants to purchase an aggregate of 62,794 shares of common stock, with a weighted-average exercise price of $7.96 per share and outstanding options to purchase an aggregate of 1,384,920 shares of common stock, with a weighted-average exercise price of $13.26 per share.

Registration Rights

Pursuant to the terms of our January 2025 registration rights agreement (the “RRA”), we agreed to prepare and file with the SEC a registration statement that permits the resale or other disposition of shares by certain stockholders (the “Investors”) of up to 215,835,000 shares of common stock issued upon conversion of the Series A Preferred Stock issued to such Investors pursuant to certain securities purchase agreements entered into in January 2025 and, subject to certain exceptions, use commercially reasonable efforts to keep the registration statement effective under the Securities Act for so long as such securities registered for resale thereunder retain their character as Registrable Securities (as defined in the RRA).

We have also agreed, among other things, to indemnify each Investor and each person who controls each Investor, and each of their respective members, directors, officers, partners, employees, managers, agents, representatives and advisors from certain liabilities and pay all fees and expenses incident to our obligations under the RRA.

Anti-Takeover Provisions

The provisions of the DGCL, our amended and restated certificate of incorporation and our bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the date that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction, which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction, which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested stockholder; or

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at or after the time the stockholder became interested, the business combination was approved by our board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock, which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance of transfer by the corporation of any stock of the corporation to the interested stockholder;

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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Amended and Restated Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and our bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in our board of directors or our governance or policy, including the following:

Board Vacancies

Our amended and restated certificate of incorporation and bylaws authorize generally only our board of directors to fill vacant directorships resulting from any cause or created by the expansion of our board of directors. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

Classified Board

Our amended and restated certificate of incorporation and bylaws provide that our board of directors is classified into three classes of directors. The existence of a classified board of directors could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

Directors Removed Only for Cause

Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause.

Supermajority Requirements for Amendments of Our Amended and Restated Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation further provides that the affirmative vote of holders of at least two-thirds of the voting power of our outstanding common stock is required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to the classified board, the size of the board of directors, removal of directors, special meetings, actions by written consent and designation of our preferred stock. The affirmative vote of holders of at least two-thirds of the voting power of our outstanding common stock is required to amend or repeal our bylaws, although our bylaws may be amended by a simple majority vote of our board of directors.

Stockholder Action; Special Meetings of Stockholders

Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, holders of our capital stock are not able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Our amended and restated certificate of incorporation and our bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, our chief executive officer, our president or the lead independent director, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. To be timely, a stockholder’s notice generally must be delivered to us not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. With respect to nominations of persons for election to our board of directors, the notice shall provide information about the nominee, including, among other things, name, age, address, principal occupation, ownership of our capital stock and whether they meet applicable independence requirements. With respect to the proposal of other business to be considered by our stockholders at an annual meeting, the notice shall provide a brief description of the business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business by such stockholder and any beneficial owners and associated persons on whose behalf the notice is made, or the proposing persons. In addition, a stockholder’s notice must set forth certain information related to the proposing persons, including, among other things:

•	the name and address of the proposing persons;

•	information as to the ownership by the proposing persons of our capital stock and any derivative interest or short interest in any of our securities held by the proposing persons;

•	information as to any material relationships and interest between the proposing persons and us, any of our affiliates and any of our principal competitors;

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a representation that the stockholder is a holder of record of our stock entitled to vote at that meeting and that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or business; and

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a representation whether the proposing persons intend or are part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee or carry the proposal.

These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and bylaws do not provide for cumulative voting.

Issuance of Undesignated Preferred Stock

Our board has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf under Delaware law, (1) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (3) any action arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or bylaws, (4) any other action asserting a claim that is governed by the internal affairs doctrine or (5) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) in all cases subject to the court having jurisdiction over indispensable parties named as defendants. These exclusive-forum provisions do not apply to claims under the Securities Act or the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to this provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.

To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, our amended and restated certificate of incorporation, which will become effective immediately prior to the completion of this offering, contains a federal forum provision which provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is Equiniti Trust Company, LLC, 55 Challenger Road, 2nd Floor, Ridgefield Park, NJ 07660, and its telephone number is (800) 937-5449.

Exchange Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “OM.”

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.

Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, see “Where You Can Find More Information.”

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to issue shares of our common stock or shares of our preferred stock will describe the terms of the common share warrants and preferred share warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the shares of common stock or shares of preferred stock that may be purchased upon exercise of the warrants;

•	the terms for changes or adjustments to the exercise price of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or shares of preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the amount of warrants outstanding at the time of the offering, if any;

•	if applicable, a discussion of material U.S. Federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

As of January 31, 2025, we had outstanding warrants to purchase an aggregate of 5,687,794 shares of common stock, with a weighted-average exercise price of $0.88 per share and outstanding options to purchase an aggregate of 1,379,317 shares of common stock, with a weighted-average exercise price of $13.14 per share.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	the terms for changes or adjustments to the exercise price of the warrants;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the amount of warrants outstanding at the time of the offering, if any;

•	if applicable, a discussion of material U.S. Federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock, shares of preferred stock or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our shares of common stock, shares of preferred stock or debt securities, the holder will not have any rights as a holder of our shares of common stock, shares of preferred stock or debt securities, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities.

As required by federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture.” We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “Description of Debt Securities — Events of Default.” Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.

Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable executed indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.

A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including some or all of the following:

•	the designation, ranking, or title of the series of debt securities;

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the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

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whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method, and how these amounts will be determined;

•	the place or places of payment, transfer, conversion and/or exchange of the debt securities;

•	the provision for any sinking fund;

•	the provision for any liens securing the securities, if any;

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any restrictive covenants, including any restrictions on the declaration of dividends, the incurrence of additional debt, or the issuance of additional securities, and/or any requirements for the maintenance of any asset ratio or the creation or maintenance of reserves;

•	events of default and any addition to, deletion of or change to the events of default;

•	whether the series of debt securities are issuable in certificated form;

•	any provisions for legal defeasance or covenant defeasance;

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whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	any listing of the debt securities on any securities exchange;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	a discussion of material U.S. Federal income tax considerations, including those related to original issue discount, if applicable; and

•	any other material terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.

General

The indenture may provide that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. See “Description of Debt Securities — Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

We refer you to the applicable prospectus supplement relating to any debt securities we may issue from time to time for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection, that will be applicable with respect to such debt securities.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Events of Default

Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection. The term “Event of Default” in respect of the debt securities of any series means any of the following:

•	we do not pay the principal of, or any premium on, a debt security of the series on its due date;

•	we do not pay interest on a debt security of the series within 30 days of its due date;

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we remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and

•	any other Event of Default occurs in respect of debt securities of the series described in the prospectus supplement.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured or waived (other than in the case of a bankruptcy proceeding), the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if the default is cured or waived and certain other conditions are satisfied.

Except in cases of default, where the trustee has some special duties, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances.

Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:

•	the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;

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the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date. Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Waiver of Default

The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without the holder’s approval.

Merger or Consolidation

Under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically we may not take any of these actions unless all the following conditions are met:

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if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of any state of the United States or the District of Columbia, and such company must agree to be legally responsible for our debt securities, and, if not already subject to the jurisdiction of any state of the United States or the District of Columbia, the new company must submit to such jurisdiction for all purposes with respect to the debt securities and appoint an agent for service of process;

•	alternatively, we must be the surviving company;

•	immediately after the transaction no Event of Default will exist;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we may make to an indenture and the debt securities issued thereunder.

Changes Requiring Approval

First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of the types of changes that may require specific approval:

•	change the stated maturity of the principal of or rate of interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

•	at any time after a change of control has occurred, reduce any premium payable upon a change of control;

•	change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

•	impair the right of holders to sue for payment;

•	adversely affect any right to convert or exchange a debt security in accordance with its terms;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

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modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including the addition of covenants. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities may require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

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if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance obligations with respect to some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Description of Debt Securities — Modification or Waiver — Changes Requiring Approval.”

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.

Covenant Defeasance

We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders’ debt securities. If applicable, a holder also would be released from the subordination provisions described under “Description of Debt Securities — Indenture Provisions — Subordination” below. In order to achieve covenant defeasance, we must do the following:

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If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

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We may be required to deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. Federal income tax law, we may make the above deposit without causing the beneficial owners of the debt securities to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and

•	We must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.

Legal Defeasance

As described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “legal defeasance”), (1) if there is a change in U.S. Federal tax law that allows us to effect the release without causing the holders to be taxed any differently than if the release had not occurred, and (2) if we put in place the following other arrangements for holders to be repaid:

•

If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

We may be required to deliver to the trustee a legal opinion confirming that there has been a change in current U.S. Federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing the beneficial owners of the debt securities to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. Federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid each beneficial owner its share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for its debt securities and beneficial owners would recognize gain or loss on the debt securities at the time of the deposit; and

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to legal defeasance have been complied with.

If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, holders would also be released from the subordination provisions described later under “Description of Debt Securities — Indenture Provisions — Subordination.”

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions — Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (defined below), but our obligation to holders to make payment of the principal of (and premium, if any) and interest on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), interest or sinking fund, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), interest and sinking fund, if any, on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment from us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The related indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

“Senior Indebtedness” will be defined in an applicable indenture as the principal of (and premium, if any) and unpaid interest on:

•

our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•	renewals, extensions, modifications and refinancings of any of such indebtedness.

The prospectus supplement accompanying any series of indenture securities denominated as subordinated debt securities will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Trustee

We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

•	the title and aggregate number of the rights;

•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

•	the number or a formula for the determination of the number of the rights issued to each stockholder;

•	the extent to which the rights are transferable;

•	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

•	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

•	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

•	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•

if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

•	the effect on the rights of any merger, consolidation, sale or other disposition of our business;

•	the terms of any rights to redeem or call the rights;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the rights;

•	the amount of rights outstanding at the time of the offering, if any;

•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

•	if applicable, a discussion of material U.S. Federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	to or through one or more underwriters, brokers or dealers;

•	through agents to investors or the public;

•	in short or long transactions;

•	through put or call option transactions relating to our common stock;

•	directly to agents or other purchasers;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	though a combination of any such methods of sale; or

•	through any other method described in the applicable prospectus supplement.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional shares of common stock from us;

•	any underwriting discounts, concessions, commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

•	any delayed delivery arrangements;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; or

•	any securities exchange or market on which the common stock offered in the prospectus supplement may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities hereunder, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used for the sale of securities, we, or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly in transactions not involving underwriters, dealers or agents.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.

We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Sidley Austin LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Outset Medical, Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been included in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered by this prospectus and any applicable prospectus supplement. This prospectus and any applicable prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus and any applicable prospectus supplement, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any applicable prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s website at http://www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov. We also make these documents available on our website at www.outsetmedical.com. Our website and the information contained or accessible through our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

SEC rules permit us to incorporate information by reference in this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or any applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (Commission File No. 001-39513), other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.

•	Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 21, 2024;

•

The information contained in our definitive proxy statement on Schedule 14A for our 2024 annual meeting of stockholders filed with the SEC on April 11, 2024, to the extent incorporated by reference in Part III of the Form 10-K;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed with the SEC on May 9, 2024;

•	Quarterly Report on Form 10-Q for the period ended June 30, 2024, filed with the SEC on August 8, 2024;

•	Quarterly Report on Form 10-Q for the period ended September 30, 2024, filed with the SEC on November 7, 2024;

•

Current Reports on Form 8-K, filed with the SEC on January 2, 2024, February 21, 2024 (Item 5.02 only), March 13, 2024 (Item 5.02 only), May 6, 2024, May 8, 2024 (Items 5.02 and 8.01 only), May 30, 2024, August 16, 2024, September 27, 2024, January 6, 2025 (Items 1.01 and 3.02 only), January 8, 2025, January 24, 2025 and February 26, 2025; and

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 11, 2020, and any other amendment or report filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.

You can obtain any of the filings incorporated by reference into this prospectus or any applicable prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. Upon request, we will provide, without charge, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus or any applicable prospectus supplement. Prospective investors may obtain documents incorporated by reference in this prospectus or any applicable prospectus supplement by requesting them in writing or by telephone from us at our executive offices at:

Outset Medical, Inc.

3052 Orchard Dr.

San Jose, California 95134

Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at www.outsetmedical.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Incorporation of Certain Documents by Reference”) is not incorporated by reference into this prospectus or any applicable prospectus supplement and you should not consider it a part of this prospectus, any applicable prospectus supplement, or the registration statement.

Outset Medical, Inc.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Outset Medical, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Outset Medical, Inc. (the Company) as of December 31, 2024 and 2023, the related statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2024, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2024, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Sufficiency of audit evidence over Tablo console revenue and service agreement revenue

As discussed in Note 2 to the financial statements, the Company derives revenue primarily from the sales of its products and services. Product revenue consists primarily of sales of Tablo consoles and related consumables, including Tablo cartridges and accessories. Service and other revenue consists primarily of revenue generated from service agreements and other revenue from shipping and handling charged to customers. The Company’s contracts with customers often include multiple performance obligations, such as products and services. The Company determines the amount and timing of revenue recorded for each performance obligation.

We identified the evaluation of the sufficiency of audit evidence over Tablo console revenue and service agreement revenue as a critical audit matter. During the year, two separate processes, including a manual process and a newly implemented automated process, were used in the recognition and recording of revenue. Challenging auditor judgment was required to evaluate the sufficiency of audit evidence due to the use of multiple processes throughout the year, as well as the nature of each process used in the Company’s determination of Tablo console revenue and service agreement revenue, including the timing of the revenue recognized.

The following are the primary procedures we performed to address this critical audit matter. We applied auditor judgment to determine the nature and extent of procedures to be performed over the Company’s determination of Tablo console revenue and service agreement revenue, including the timing of the revenue recognized. We evaluated the design and tested the operating effectiveness of certain controls related to the Company’s process to determine Tablo console revenue and service agreement revenue. This included controls over the Company’s determination and timing of revenue recognized using the manual and automated processes. We also involved IT professionals with specialized skills and knowledge who assisted in testing certain IT application and general IT controls used in the Company’s determination of Tablo console revenue and service agreement revenue. For samples of Tablo console revenue transactions and service agreement revenue transactions recorded under both the Company’s manual and automated processes, we evaluated the amount and timing of revenue recognized by comparing it to the underlying contract, and/or other supporting documentation, and recalculating the Company’s determination of revenue recognized. In addition, we evaluated the overall sufficiency of audit evidence obtained over Tablo console revenue and service agreement revenue by assessing the results of procedures performed, including the appropriateness of the nature and extent of audit effort.

/s/ KPMG LLP

We have served as the Company’s auditor since 2011.

San Francisco, California

February 26, 2025

Outset Medical, Inc.

Balance Sheets

(in thousands, except per share amounts)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$124,014	$68,509
Short-term investments	34,671	134,815
Accounts receivable, net	35,619	32,980
Inventories	59,387	49,215
Prepaid expenses and other current assets	4,530	5,700

Total current assets	258,221	291,219
Restricted cash	3,329	3,329
Property and equipment, net	8,133	13,273
Operating lease right-of-use assets	3,940	5,375
Other assets	2,172	605

Total assets	$275,795	$313,801

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,862	$5,827
Accrued compensation and related benefits	16,821	19,005
Accrued expenses and other current liabilities	8,205	13,459
Accrued warranty liability	1,938	3,712
Deferred revenue, current	12,753	11,727
Operating lease liabilities, current	1,799	1,593

Total current liabilities	45,378	55,323
Accrued interest	2,695	896
Deferred revenue	844	101
Operating lease liabilities	2,684	4,482
Term loans	197,375	130,113

Total liabilities	248,976	190,915

Commitments and contingencies (Note 6)
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized, and no shares issued and outstanding as of December 31, 2024 and 2023	—	—
Common stock, $0.001 par value; 300,000 shares authorized as of December 31, 2024 and 2023; 52,944 and 50,317 shares issued and outstanding as of December 31, 2024 and 2023, respectively	53	50
Additional paid-in capital	1,116,447	1,084,515
Accumulated other comprehensive income	42	68
Accumulated deficit	(1,089,723)	(961,747)

Total stockholders’ equity	26,819	122,886

Total liabilities and stockholders’ equity	$275,795	$313,801

The accompanying notes are an integral part of these financial statements

Outset Medical, Inc.

Statements of Operations

(in thousands, except per share amounts)

	Years Ended December 31,
	2024	2023	2022
Revenue:
Product revenue	$80,977	$103,537	$93,388
Service and other revenue	32,712	26,839	21,987

Total revenue	113,689	130,376	115,375
Cost of revenue:
Cost of product revenue	46,449	74,454	82,510
Cost of service and other revenue	28,676	26,922	15,032

Total cost of revenue	75,125	101,376	97,542

Gross profit	38,564	29,000	17,833
Operating expenses:
Research and development	38,397	57,307	48,855
Sales and marketing	70,044	96,232	89,482
General and administrative	43,498	45,231	40,515

Total operating expenses	151,939	198,770	178,852

Loss from operations	(113,375)	(169,770)	(161,019)
Interest income and other income, net	9,761	10,171	3,291
Interest expense	(23,871)	(12,675)	(3,566)
Loss on extinguishment of term loan	—	—	(1,367)

Loss before provision for income taxes	(127,485)	(172,274)	(162,661)
Provision for income taxes	491	523	295

Net loss	$(127,976)	$(172,797)	$(162,956)

Net loss per share, basic and diluted	$(2.46)	$(3.48)	$(3.38)

Shares used in computing net loss per share, basic and diluted	51,951	49,588	$48,161

The accompanying notes are an integral part of these financial statements

Outset Medical, Inc.

Statements of Comprehensive Loss

(in thousands)

	Years Ended December 31,
	2024	2023	2022
Net loss	$(127,976)	$(172,797)	$(162,956)
Other comprehensive (loss) income:
Unrealized (loss) gain on available-for-sale securities	(26)	632	(380)

Comprehensive loss	$(128,002)	$(172,165)	$(163,336)

The accompanying notes are an integral part of these financial statements

Outset Medical, Inc.

Statements of Stockholders’ Equity

(in thousands)

	Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance as of December 31, 2021	47,241	$47	$1,000,212	$(184)	$(625,994)	$374,081
Issuance of common stock through employee stock purchase plan	193	—	4,202	—	—	4,202
Issuance of common stock for settlement of RSUs	241	—	—	—	—	—
Stock option exercises	790	1	3,839	—	—	3,840
Stock-based compensation expense	—	—	27,203	—	—	27,203
Unrealized loss on available-for-sale securities	—	—	—	(380)	—	(380)
Net loss	—	—	—	—	(162,956)	(162,956)

Balance as of December 31, 2022	48,465	$48	$1,035,456	$(564)	$(788,950)	$245,990
Issuance of common stock through employee stock purchase plan	559	1	7,509	—	—	7,510
Issuance of common stock for settlement of RSUs	708	—	—	—	—	—
Stock option exercises	585	1	2,916	—	—	2,917
Stock-based compensation expense	—	—	38,634	—	—	38,634
Unrealized gain on available-for-sale securities	—	—	—	632	—	632
Net loss	—	—	—	—	(172,797)	(172,797)

Balance as of December 31, 2023	50,317	$50	$1,084,515	$68	$(961,747)	$122,886
Issuance of common stock through employee stock purchase plan	1,040	1	2,200	—	—	2,201
Issuance of common stock for settlement of RSUs	1,515	2	293	—	—	295
Stock option exercises	72	—	83	—	—	83
Stock-based compensation expense	—	—	29,356	—	—	29,356
Unrealized loss on available-for-sale securities	—	—	—	(26)	—	(26)
Net loss	—	—	—	—	(127,976)	(127,976)

Balance as of December 31, 2024	52,944	$53	$1,116,447	$42	$(1,089,723)	$26,819

The accompanying notes are an integral part of these financial statements

Outset Medical, Inc.

Statements of Cash Flows

(in thousands)

	Years Ended December 31,
	2024	2023	2022
Cash flows from operating activities:
Net loss	$(127,976)	$(172,797)	$(162,956)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	29,356	38,634	27,203
Depreciation and amortization	5,728	5,810	5,169
Non-cash lease expense	1,435	1,271	1,114
Non-cash interest expense	2,574	1,828	381
Accretion (amortization) of discount (premium) on investments, net	(4,720)	(6,369)	449
Provision for inventories	561	733	2,610
Loss on disposal of property and equipment	53	106	39
Allowance for credit losses	2,374	184	37
Loss on extinguishment of term loan	—	—	1,367
Changes in operating assets and liabilities:
Accounts receivable	(5,012)	(5,094)	(2,506)
Inventories	(10,857)	1,647	(14,730)
Prepaid expenses and other assets	784	739	(1,215)
Accounts payable	(1,948)	5,312	(1,281)
Accrued compensation and related benefits	(1,889)	(2,515)	(3,428)
Accrued expenses and other current liabilities	(5,168)	(2,621)	1,811
Accrued warranty liability	(1,774)	91	(83)
Deferred revenue	1,769	3,015	2,161
Operating lease liabilities	(1,593)	(1,347)	(1,150)
Accrued interest	—	—	(721)

Net cash used in operating activities	(116,303)	(131,373)	(145,729)

Cash flows from investing activities:
Purchases of property and equipment	(912)	(3,440)	(8,325)
Purchases of investment securities	(156,584)	(172,284)	(261,154)
Sales and maturities of investment securities	261,434	258,750	203,184

Net cash provided by (used in) investing activities	103,938	83,026	(66,295)

Cash flows from financing activities:
Proceeds from stock option exercises and ESPP purchases	2,284	10,427	8,042
Proceeds from issuance of term loans, net of issuance costs	66,524	33,225	96,059
Repayment of term loan and extinguishment costs	—	—	(31,203)
Payment of deferred financing costs	(938)	—	—

Net cash provided by financing activities	67,870	43,652	72,898

Net increase (decrease) in cash, cash equivalents and restricted cash	55,505	(4,695)	(139,126)
Cash, cash equivalents and restricted cash as of beginning of period	71,838	76,533	215,659

Cash, cash equivalents and restricted cash as of end of period	$127,343	$71,838	$76,533

Summary of cash, cash equivalents and restricted cash reported within the balance sheets:

Cash and cash equivalents	$124,014	$68,509	$73,222
Restricted cash	3,329	3,329	3,311

Total cash, cash equivalents and restricted cash	$127,343	$71,838	$76,533

Supplemental cash flow disclosures:
Cash paid for income taxes	$593	$491	$385

Cash paid for interest	$20,685	$10,847	$3,185

Cash paid for amounts included in the measurement of operating lease liabilities	$1,593	$1,347	$1,150

The accompanying notes are an integral part of these financial statements

Outset Medical, Inc.

Statements of Cash Flows

(in thousands)

	Years Ended December 31,
	2024	2023	2022
Supplemental non-cash investing and financing activities:
Capital expenditures included in accounts payable and accrued expenses	$31	$159	$167

Transfer of inventories to property and equipment	$148	$119	$28

Right-of-use assets obtained in exchange for operating lease liabilities	$—	$528	$—

Deferred offering costs included in accrued expenses	$266	$—	$750

Transfer of property and equipment to inventories	$24	$—	$199

The accompanying notes are an integral part of these financial statements

Notes to Financial Statements

1. Description of Business

Outset Medical, Inc. (the Company) is a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. Tablo® Hemodialysis System, cleared by the FDA for use from the hospital to the home, represents a significant technological advancement designed to transform the dialysis experience for patients and operationally simplify it for providers. Tablo serves as a single enterprise solution designed to be utilized across the continuum of care, allowing dialysis to be delivered anytime, anywhere, and by virtually anyone. The integration of water purification and on-demand dialysate production in a single 35-inch compact console enables Tablo to serve as a dialysis clinic on wheels. With a simple-to-use touchscreen interface, two-way wireless data transmission and a proprietary data analytics platform, Tablo is a new holistic approach to dialysis care. The Company’s headquarters are located in San Jose, CA.

Liquidity

Since inception, the Company has incurred net losses and negative cash flows from operations. For the years ended December 31, 2024, 2023, and 2022, the Company incurred net losses of $128.0 million, $172.8 million and $163.0 million, respectively, and cash outflow from operating activities of $116.3 million, $131.4 million and $145.7 million, respectively. As of December 31, 2024, the Company had an accumulated deficit of $1.1 billion.

As of December 31, 2024, the Company had a total cash, cash equivalents, restricted cash, and short-term investments balance of $162.0 million. In January 2025, the Company entered into securities purchase agreements (Securities Purchase Agreements) with various investors pursuant to which it sold 843,908 shares of its Series A Non-Voting Convertible Preferred Stock (Series A Preferred Stock) at a price of $200.00 per share in an offering (the Private Placement). Subject to the stockholder approval and beneficial ownership limitations, each share of Series A Preferred Stock will automatically convert into 250 shares of common stock for an aggregate of 210,977,000 shares of common stock. The gross proceeds from the Private Placement, before deducting placement agent fees and other offering expenses, were $168.8 million. An additional $3.9 million, for 19,432 shares of Series A Preferred Stock, will be invested by certain members of the Board of Directors and management upon shareholder approval.

In addition, in January 2025, the Company entered into a credit agreement and guaranty (the Perceptive Credit Agreement) with Perceptive Credit Holdings IV, LP, as administrative agent (Agent) and the lenders from time to time party thereto, which provided a $100 million 5-year term loan at closing and will provide an additional term loan of up to $25 million at our election, which is available for funding until July 14, 2027.

Starting January 2025, the Company is required to comply with certain covenants under the Perceptive Credit Agreement including, among others, requirements as to financial reporting, restrictions on its ability to incur additional indebtedness and to pay any dividends or other distributions on capital stock, maintenance of a minimum cash balance, and achievement of certain specified trailing twelve-month net revenue targets. If the Company fails to comply with any covenants, payments or other terms of the Perceptive Credit Agreement and such failure constitutes an event of default, such event of default would give Agent the right to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be immediately due and payable. Further details of obligations under the Perceptive Credit Agreement are described in Note 13.

While the Company has taken actions to reduce operating expenses and working capital to align with anticipated revenue growth including implementing restructuring plans to streamline its overall organizational structure and renegotiating commitments with suppliers to reduce inventory, management expects to continue to incur operating losses in the near term while the Company makes investments to support its anticipated growth.

Furthermore, on September 23, 2024, the Company received notice from the Listing Qualifications staff of the Nasdaq Stock Market LLC (Nasdaq) that it no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Global Select Market. On December 24, 2024, Nasdaq notified the Company that it had regained compliance with the minimum bid price requirement, as its stock had maintained a closing bid price above $1.00 for 15 consecutive trading days. However, on February 24, 2025, the Company received a second notice from Nasdaq of failure to comply with the minimum bid price requirement. If the Company is unable to regain compliance with the minimum bid price requirement within the applicable compliance period or otherwise maintain compliance with other applicable Nasdaq listing rules, it may not be able to maintain the listing of its common stock on Nasdaq, which could adversely affect its ability to issue additional securities or obtain additional financing on terms acceptable to it, or at all.

Management believes that the Company’s existing cash, cash equivalents, short-term investments, cash generated from sales, and proceeds recently received from the debt financing as well as proceeds received from the sale of Series A Preferred Stock described in Note 13, will be sufficient to meet its anticipated needs for at least the next 12 months from the issuance date of the accompanying financial statements.

Basis of Presentation

The financial statements have been prepared in accordance with U.S. GAAP. All share amounts disclosed in the notes to the financial statements are rounded to the nearest thousand except for per share amounts.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make judgments, estimates, and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses. These judgments, estimates and assumptions are used for, but not limited to, revenue recognition, allowance for credit losses, inventory valuation and write-downs, warranty obligations, the fair value of equity awards, the valuation of investments, recoverability of the Company’s net deferred tax assets, and certain accrued expenses. The Company evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts those estimates and assumptions when facts and circumstances dictate. Actual results may differ from those estimates under different assumptions or conditions and the differences may be material.

Concentration of Credit Risk and Other Risks and Uncertainties

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents, restricted cash, short-term investments, and accounts receivable. Substantially all the Company’s cash and cash equivalents, restricted cash, and investments are held at one financial institution in the United States that management believes is of high credit quality. Such investments may, at times, exceed federally insured limits or may not be covered by deposit insurance at all.

For the year ended December 31, 2024, 2023 and 2022, the Company’s largest customer accounted for 16%, 13%, and 14% of revenues, respectively.

Accounts receivable are unsecured; however, the Company does assess the collectability of accounts receivable based on a number of factors, including past transaction history with, and the creditworthiness of, the customer. Accordingly, the Company is exposed to credit risk associated with accounts receivable. To reduce risk, the Company closely monitors the amounts due from its customers and assesses the financial strength of its customers through a variety of methods that include, but are not limited to, engaging directly with customer operations and leadership personnel, visiting customer locations to observe operating activities, and assessing customer longevity and reputation in the marketplace. A material default in payment or a material reduction in purchases from these or any other large customers could have a material adverse impact on the Company’s financial condition, results of operations, and liquidity. One customer accounted for 16% and 14% of accounts receivable as of December 31, 2024 and 2023.

The Company manufactures Tablo consoles, and a majority of Tablo cartridges, at its manufacturing facility in Tijuana, Mexico which it operates in collaboration with its outsourced business administration service provider, TACNA. The Company is subject to a number of risks associated with operating its Mexico-based manufacturing facility, and many of these risks may heighten to the extent the Company continues to ramp its cartridge manufacturing capabilities and increase its dependence on the Mexico-based manufacturing operations. The Company may experience strikes, work stoppages, work slowdowns, high personnel turnover, grievances, complaints, claims of unfair labor practices, other collective bargaining disputes or other labor disputes at its facility. The manufacturing operations at the facility may also suffer disruptions from global or regional public health crises such as the COVID-19 pandemic, natural disasters, cyber security attacks, vandalism, terrorism or other political hostilities. Any such occurrences could negatively impact the Company’s ability to produce Tablo consoles and cartridges. The Company is also subject to a variety of foreign laws and regulations, including trade (and potential tariff) and labor restrictions and laws relating to importation, exportation and taxation of goods, and U.S. laws and regulations relating to foreign operations. In addition, because certain of its Mexico-based manufacturing operations incur costs that are denominated in MXN, the Company is exposed to additional risk of currency fluctuations between USD and MXN, which could increase its product and labor costs, thus reducing its gross profit. To date, foreign currency transaction gains and losses have not been material to the Company’s financial statements.

Fair Value of Financial Instruments

The Company determines the fair value of an asset or liability based on the assumptions that market participants would use in pricing the asset or liability in an orderly transaction between market participants at the measurement date. The identification of market participant assumptions provides a basis for determining what inputs are to be used for pricing each asset or liability.

The Company classifies financial instruments using a three-tiered fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company’s cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued liabilities approximate their fair value due to their short maturities.

Credit Losses

Accounts receivable. Accounts receivable are recorded at invoice value, net of any allowance for credit losses. The allowance for credit losses is based on the Company’s assessment of its best estimate of the amount of receivables that will not be collected over the estimated life of the assets. The allowance is calculated by considering previous loss history, delinquency of receivables balances, current and anticipated future economic conditions that may affect a customer’s ability to pay. To the extent an individual customer’s credit quality deteriorates, the Company measures an allowance based on the risk characteristics of the individual customer. Once a receivable is deemed to be uncollectible, such balance is charged against the allowance. The allowance is calculated at each reporting period with changes recorded to general and administrative expense in the statements of operations.

The Company writes off accounts receivable when the Company has exhausted collection efforts without success, and payments subsequently received on such receivables are credited to the allowance in the period the payment is received.

Available-for-sale debt securities. The Company primarily holds U.S. government-sponsored enterprises debt securities, corporate debt securities, commercial paper, U.S. Treasury securities and money market funds. The Company regularly reviews the securities in an unrealized loss position and evaluates the current expected credit loss by considering factors such as historical experience, market data, financial condition and near-term prospects of the investee, the extent of the loss related to the credit of the issuer, and the expected cash flows from the security. The Company segments its portfolio based on the underlying risk profiles of the securities and has a zero-loss expectation for U.S. treasury and U.S. government-sponsored enterprises debt securities. The basis for this assumption is that these securities have consistently high credit ratings by rating agencies, have a long history with no credit losses, are explicitly guaranteed by a sovereign entity, which can print its own currency, and are denominated in a currency that is routinely held by central banks, used in international commerce, and commonly viewed as a reserve currency. Additionally, all of the Company’s investments in corporate debt securities are in securities with high-quality credit ratings, which have historically experienced low rates of default.

Cash Equivalents and Short-Term Investments

The Company considers all highly liquid investments with an original maturity of three months or less from the date of purchase to be cash equivalents. Cash equivalents are stated at fair value and consist primarily of amounts invested in money market funds and U.S. government-sponsored enterprises debt securities.

The Company primarily holds U.S. government-sponsored enterprises debt securities, corporate debt securities, commercial paper, and U.S. Treasury securities, and has the ability, if necessary, to liquidate any of its investments to meet its liquidity needs in the next 12 months, without significant penalty. Accordingly, those investments with contractual maturities greater than one year from the date of purchase are classified as short-term investments on the accompanying balance sheets. Short-term investments have been classified as available-for-sale at the time of purchase. The Company evaluates the appropriate classification of its investments as of each balance sheet date.

The Company’s investment securities are recorded at fair value based on the fair value hierarchy. Money market funds and U.S. Treasury securities are classified within Level 1 of the fair value hierarchy. Other securities are classified within Level 2 of the fair value hierarchy. Unrealized gains and losses, deemed temporary in nature, are reported as a separate component of accumulated other comprehensive income (loss).

A decline in the fair value of any security below cost that is deemed other than temporary results in a charge to earnings and the corresponding establishment of a new cost basis for the security. Premiums (discounts) are amortized (accreted) into interest income over the life of the related security as an adjustment to yield using the straight-line interest method. Dividend and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

Inventories

Inventory is stated at the lower of cost or net realizable value, with approximate costs determined on a first-in, first-out basis. Inventory costs include direct materials, direct labor, and normal manufacturing overhead. The carrying value of inventories is reduced for any products that are considered excessive or obsolete based upon assumptions about future demand and market conditions. Any write-down of its inventory to net realizable value establishes a new cost basis and will be maintained even if certain circumstances suggest that the inventory is recoverable in subsequent periods. Costs associated with the write-down of inventory are recorded to cost of revenue on the statements of operations.

Property and Equipment, Net

Property and equipment, net is stated at cost, net of accumulated depreciation. Depreciation is generally computed using the straight-line method based on the estimated useful lives of the assets, which is generally two to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the assets estimated useful lives or the remaining term of the lease. Maintenance and repairs are charged to expense as incurred. Significant improvements that substantially enhance the useful life of an asset are capitalized and depreciated. When assets are retired or disposed of, the cost together with related accumulated depreciation is removed from the balance sheet and any resulting gain or loss is reflected in the statements of operations in the period realized.

Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. There were no such impairment losses as of December 31, 2024 and 2023.

Leases

The Company determines if an arrangement is a lease at inception by assessing whether the arrangement contains an identified asset and whether it has the right to control the identified asset. Right-of-use (ROU) assets represent the Company’s right to use an underlying asset for the lease term. Operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Lease liabilities are recognized at the lease commencement date based on the present value of future lease payments over the lease term. ROU assets are based on the measurement of the lease liability and also include any lease payments made prior to or on lease commencement and exclude lease incentives and initial direct costs incurred, as applicable.

As the implicit rate in the Company’s leases is generally unknown, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The lease terms may include options to extend or terminate the lease when the Company is reasonably certain it will exercise such options. Lease costs for the Company’s operating leases are recognized on a straight-line basis over the reasonably assured lease term. Variable lease payments include lease operating expenses.

The Company has elected to not separate lease and non-lease components for any leases within its existing classes of assets and, as a result, accounts for any lease and non-lease components as a single lease component. The Company has also elected to not apply the recognition requirement to any leases within its existing classes of assets with a term of 12 months or less and does not include an option to purchase the underlying asset that the Company is reasonably certain to exercise.

Accrued Warranty Liability

The Company generally provides a one-year warranty for defective parts and workmanship on its Tablo consoles, commencing upon the transfer of title and risk of loss to the customer. The Company accrues the estimated cost of product warranties when it invoices the customer, based on historical experience and expected results. Should actual product failure rates and material usage costs differ from these estimates, revisions to the estimated warranty liability would be required. The Company periodically assesses the adequacy of its recorded product warranty liabilities and adjusts the balance as required. Warranty expense is recorded as a component of cost of product revenue in the statements of operations.

Contract Liabilities — Deferred Revenue

The timing of revenue recognition may differ from the timing of invoicing to customers. The Company records deferred revenue when revenue is recognized subsequent to invoicing. For service agreements, the Company generally invoices customers annually at the beginning of each annual coverage period. Deferred revenue that will be recognized during the 12 months following the balance sheet date is recorded as the current portion of deferred revenue and the remaining portion is recorded as noncurrent.

Revenue

The Company generates revenue primarily from the sale of its products and services. Product revenue consists primarily of sales of Tablo consoles and related consumables, including Tablo cartridges and accessories. Service and other revenue consists primarily of revenue generated from service agreements and other revenue from shipping and handling charged to customers.

Each customer contract defines our distinct performance obligations and the associated transaction price for each obligation. Tablo consoles and consumables are generally sold without the right of return. Revenue is recognized when a performance obligation is satisfied. Revenue from product sales is recognized at a point in time when management has determined that control has transferred to the customer, which is generally when legal title has transferred to the customer. Revenue from service agreements is recognized over time as the service is performed, typically evenly over the service period. Certain contracts include variable consideration such as rebates, revenue for such contracts is recognized only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. Revenue is recognized net of any taxes collected from customers, which are subsequently remitted to governmental authorities.

The Company’s contracts with customers often include multiple performance obligations, such as products and services. The Company determines the SSP based upon the facts and circumstances of each performance obligation (product or services), which often requires management’s judgement. The Company uses an observable price to estimate SSP for items that are sold separately, including service agreements. In instances where SSP is not directly observable, such as when the Company does not sell the product or service separately, the Company determines the SSP using information that may include market conditions and other observable inputs and allocates the contracted transaction price to each distinct performance obligation based upon the relative SSP. When SSP is not directly observable for a performance obligation, the Company utilizes the residual method to allocate revenue. The Company may offer additional goods or services to customers at the inception of customer contracts at prices not at SSP. If such contracts result in a material right, the Company allocates part of the transaction price to that right and recognizes the associated revenue when those future goods and services are transferred to the customer. SSP is assigned based on the estimated value of the material right. The Company establishes SSP ranges for its products and services and reassesses them periodically.

Costs associated with product sales include commissions. The Company applies the practical expedient to expense the commissions as incurred as the expected amortization period is one year or less. Commissions are recorded as sales and marketing expenses in the statements of operations.

Operating Lease Arrangements

The Company enters into operating lease arrangements that contain both lease and non-lease elements. The lease element includes Tablo consoles, while non-lease elements include consumables, services and training. Revenue related to such arrangements is allocated to lease and non-lease elements based on their relative SSP. Revenue for the lease element, net of any taxes collected from customers, is recognized on a straight-line basis as product revenue over the lease term, generally one month to one year, in the statements of operations. The costs of the leased Tablo consoles are included in property and equipment, net on the balance sheets and amortized to cost of product revenue.

Shipping and Handling Costs

Shipping and handling charged to customers are recorded as revenue. Shipping and handling costs are expensed as incurred and are included in sales and marketing expenses.

Stock-Based Compensation Expense

Stock-based compensation expense relates to stock options with a service-based vesting condition, stock options with performance and market-based vesting conditions, stock purchase rights under the ESPP, Restricted Stock Units (RSUs) and Performance Stock Units (PSUs) with performance or market-based vesting conditions. Stock-based compensation expense for the Company’s stock-based awards is based on their grant date fair value.

The fair value of stock options with a service condition and stock purchase rights under the ESPP on the grant date is estimated using the Black-Scholes option-pricing model. The fair value of these awards is recognized as compensation expense on a straight-line basis over the requisite service period in which the awards are expected to vest and forfeitures are recognized as they occur.

The Black-Scholes model considers several variables and assumptions in estimating the fair value of service-based stock options and stock purchase rights under the ESPP. These variables include the per share fair value of the underlying common stock, exercise price, expected term, risk-free interest rate, expected annual dividend yield and expected stock price volatility over the expected term. For all service-based stock options granted, the Company calculates the expected term using the simplified method for “plain vanilla” stock option awards. The Company had no publicly available stock price information prior to the IPO and limited available stock price information subsequent to the IPO; therefore, the Company has used the historical volatility of the stock price of similar publicly traded peer companies. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term on the equity settled award.

For stock options with performance- and market-based vesting conditions, stock-based compensation expense begins to be recognized over the remaining service period when it is considered probable that the performance vesting condition will be satisfied. Stock-based compensation expense related to these options is recognized using the accelerated attribution method as the performance-based vesting condition and not reversed if the achievement of the market condition does not occur. The fair value of these stock options is estimated using the Monte Carlo simulation model.

The fair value of RSUs and PSUs with a service- or performance-based vesting condition is based on the market price of the Company’s common stock on the date of grant. The determination of the stock-based compensation expense related to PSUs to be recognized in the statements of operations requires the use of certain estimates and assumptions. At each reported period, the Company reassesses the probability of the achievement of corporate performance goals to estimate the number of shares to be released. Any increase or decrease in stock-based compensation expense resulting from an adjustment in the estimated shares to be released is treated as a cumulative catch-up in the period of adjustment. If any of the assumptions or estimates used change significantly, stock-based compensation expense may differ materially from what the Company has recorded in the current period.

The fair value of PSUs with a market-based vesting condition is estimated using the Monte Carlo simulation model. Stock-based compensation expense related to these PSUs is recognized using the accelerated attribution method and not reversed if the achievement of the market conditions does not occur.

Research and Development

The Company expenses all research and development costs as incurred. These expenses include the costs of proprietary research and development efforts, quality engineering, clinical studies and trials, and regulatory affairs. Costs primarily consist of compensation and personnel costs, regulatory fees, consulting services, laboratory supplies and materials expenses, and infrastructure costs including facilities, depreciation, and information technology.

Advertising Costs

Advertising costs are expensed as incurred. The advertising costs for years ended December 31, 2024, 2023, and 2022 were not significant.

Income Taxes

The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax reporting bases of assets and liabilities and remeasured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Realization of deferred tax assets is dependent upon future earnings, the timing and amount of which are uncertain.

The Company utilizes a two-step approach to recognize and measure uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained upon tax authority examination, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement.

The Company includes any penalties and interest expense related to income taxes as a component of other expense, net, as necessary.

Net Loss per Share

Basic net loss per share is calculated by dividing the net loss by the weighted-average number of shares of common stock outstanding for the period, without consideration for potential dilutive securities.

Diluted net loss per share is computed by dividing the net loss by the weighted-average number of common shares and common share equivalents of potentially dilutive securities outstanding for the period. For purposes of the diluted net loss per share calculation, awards under the Company’s equity compensation plan and warrants are considered to be potentially dilutive securities. For periods in which the Company reports net losses, basic net loss per share is the same as diluted net loss per share because the effects of potentially dilutive securities are antidilutive.

Employee Benefit Plan

The Company has a defined contribution retirement savings plan under Section 401(k) of the Internal Revenue Code. This plan allows eligible employees to defer a portion of their eligible compensation on a pre- or post-tax basis. The Company is authorized to make matching contributions but did not make such contributions for the year ended December 31, 2021. Effective January 1, 2022, the Company began to match 100% of each employee’s contributions up to a maximum matching contribution equal to 2% of such employee’s eligible compensation, subject to the terms and limitations of the 401(k) plan and applicable law. The Company’s matching contributions were $1.5 million, $1.7 million and $1.4 million for the years ended December 31, 2024, 2023, and 2022, respectively.

Segment

The Company generates revenue primarily from the sale of its products and services. Product revenue consists primarily of sales of Tablo consoles and related consumables, including Tablo cartridges and accessories. Service and other revenue consists primarily of revenue generated from service agreements and other revenue from shipping and handling charged to customers. Tablo is a single enterprise solution that can be utilized in both the acute and home care settings. The Company derives revenue primarily in the United States and operates a manufacturing facility in Mexico. As the Company manages its business activities on a consolidated basis, the Company has one reportable segment. The Company’s chief operating decision maker (CODM), its Chief Executive Officer, reviews financial information on an aggregate basis for the purposes of allocating resources and evaluating financial performance.

Recently Adopted Accounting Pronouncement

In November 2023, the FASB issued Accounting Standards Update (ASU) No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (ASU 2023-07), which requires that an entity disclose significant segment expenses impacting profit and loss that are regularly provided to the chief operating decision maker. The update is required to be applied retrospectively to prior periods presented, based on the significant segment expense categories identified and disclosed in the period of adoption. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted ASU 2023-07 as of January 1, 2024. The adoption did not have a material impact on the Company’s financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (ASU 2023-09), which requires that an entity disclose specific categories in the effective tax rate reconciliation as well as provide additional information for reconciling items that meet a quantitative threshold. Further, the ASU requires certain disclosures of state versus federal income tax expense and taxes paid. This ASU is effective for fiscal years beginning after December 15, 2024. The Company does not expect the adoption of ASU 2023-09 to have a material impact on its financial statements.

In March 2024, the SEC adopted rules intended to enhance and standardize climate-related disclosures in registration statements and annual reports. The new rules will require disclosure of material climate-related risks, including the material impacts of these risks to the Company, the quantification of material impacts to the Company as a result of severe weather events and other natural conditions and Board of Directors’ oversight and risk management activities. The new rules follow a compliance phase-in timeline based on a company’s filing status. Large accelerated filers and accelerated filers (other than smaller reporting companies) are required to first incorporate such disclosures for fiscal years 2025 and 2026, respectively, followed by greenhouse gas-related disclosures, if material, for fiscal years 2026 and 2027, respectively. If we remain a smaller reporting company, we would first be required to incorporate such disclosures for fiscal year 2027 and would not be required to report greenhouse gas emissions data. In April 2024, the SEC determined to voluntarily stay the final rules pending certain legal challenges. The Company is currently evaluating the impact of these new rules on its financial statements and related disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (ASU 2024-03), which requires additional disclosures about the nature of expenses included in the income statement, such as purchases of inventory, employee compensation and depreciation. ASU 2024-03 will be effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of adopting the standard on its financial statements and related disclosures.

3. Revenue from Contracts with Customers

Disaggregation of Revenue

Revenue by source consisted of the following (in thousands):

	Years Ended December 31,
	2024	2023	2022
Consoles	$29,832	$61,331	$64,590
Consumables	51,145	42,206	28,798

Total product revenue	80,977	103,537	93,388
Service and other revenue	32,712	26,839	21,987

Total revenue	$113,689	$130,376	$115,375

For the years ended December 31, 2024, 2023 and 2022, $0.2 million, $0.3 million and $2.0 million, respectively, of consoles revenue were from console operating lease arrangements.

Remaining Performance Obligations and Contract Liabilities

As of December 31, 2024, the aggregate amount of the transaction price allocated to the remaining performance obligations related to service agreements that are unsatisfied or partially unsatisfied was $13.6 million, which is recorded as deferred revenue on the Company’s balance sheet. Of that amount, $12.8 million will be recognized as revenue during the year ended December 31, 2025 and $0.8 million thereafter.

The contract liabilities consist of deferred revenue which represents payments received in advance of revenue recognition. During the years ended December 31, 2024, 2023 and 2022, the Company recognized $11.6 million, $8.7 million and $6.3 million, respectively, of previously deferred revenue.

4. Fair Value Measurements

The following tables summarize the Company’s financial assets and liabilities measured at fair value on a recurring basis by level within the fair value hierarchy (in thousands):

		December 31, 2024
	Valuation Hierarchy	Amortized Costs	Gross Unrealized Holding Gains	Gross Unrealized Holding Losses	Aggregate Fair Value
Assets:
Cash equivalents:
Money market funds	Level 1	$110,979	$—	$—	$110,979
Short-term investments:
Corporate debt	Level 2	34,628	43	(1)	34,671

Total cash equivalents and short-term investments		$145,607	$43	$(1)	$145,650

		December 31, 2023
	Valuation Hierarchy	Amortized Costs	Gross Unrealized Holding Gains	Gross Unrealized Holding Losses	Aggregate Fair Value
Assets:
Cash equivalents:
Money market funds	Level 1	$44,883	$—	$—	$44,883
Short-term investments:
U.S. Treasury securities	Level 1	53,790	58	(32)	53,816
U.S. government-sponsored enterprises debt securities	Level 2	29,645	24	(38)	29,631
Corporate debt	Level 2	33,214	56	—	33,270
Commercial paper	Level 2	18,097	5	(4)	18,098

Total cash equivalents and short-term investments		$179,629	$143	$(74)	$179,698

The Company’s Level 2 debt securities are valued using third-party pricing sources. The pricing services utilize industry standard valuation models, including both income and market-based approaches, for which all significant inputs are observable, either directly or indirectly, to estimate fair value. These inputs include reported trades of and broker/dealer quotes on the same or similar securities, issuer credit spreads, benchmark securities, prepayment/default projections based on historical data and other observable inputs. The Company validates the prices provided by its third-party pricing services by understanding the models used, obtaining market values from other pricing sources and confirming those securities traded in active markets.

The following tables present the breakdown of the available-for-sale debt securities with unrealized losses as of December 31, 2024 and 2023 (in thousands):

	December 31, 2024
	Unrealized losses less than 12 months		Unrealized losses 12 months or greater		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Corporate debt	$2,994	$(1)	$—	$—	$2,994	$(1)

Total	$2,994	$(1)	$—	$—	$2,994	$(1)

	December 31, 2023
	Unrealized losses less than 12 months		Unrealized losses 12 months or greater		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Treasury securities	$8,416	$(16)	$17,925	$(16)	$26,341	$(32)
U.S. government-sponsored enterprises debt securities	18,757	(22)	8,488	(16)	27,245	(38)
Corporate debt	11,291	(4)	—	—	11,291	(4)

Total	$38,464	$(42)	$26,413	$(32)	$64,877	$(74)

The unrealized losses on the Company’s available-for-sale debt securities were caused by interest rate changes. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost basis of the investments. As of December 31, 2024, the Company does not intend to sell the investments, and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost basis, which may be at maturity. Additional factors considered in determining the treatment of unrealized losses include the financial condition and near-term prospects of the investee, the extent of the loss related to the credit of the issuer, and the expected cash flows from the security. For the years ended December 31, 2024 and 2023, the Company did not recognize credit loss related to available-for-sales debt securities.

As of December 31, 2024, the remaining contractual maturities for short-term investments were as follows (in thousands):

Aggregate Fair Value
Due within one year	$33,352
After one but within five years	1,319

Total	$34,671

The estimated fair value of the term loans as of December 31, 2024 and 2023 was $212.1 million and $141.3 million, respectively. The fair value of term loans is based on quoted market prices for the same or similar issues or on the current rates offered for loan of similar maturities.

5. Balance Sheet Components

Restricted Cash

As of December 31, 2024 and 2023, the restricted cash balance of $3.3 million was related to collateral for the Company’s building leases in San Jose, CA and Tijuana, Mexico (see Note 6).

Accounts Receivable

The following table presents the activity in the Company’s allowance for credit losses (in thousands):

Balance as of December 31, 2023	$203
Increase in allowance	2,381
Write-offs	(7)

Balance as of December 31, 2024	$2,577

Inventories

Inventories consist of the following (in thousands):

	December 31,
	2024	2023
Raw materials	$25,703	$18,706
Work in process	9,973	8,728
Finished goods	23,711	21,781

Total inventories	$59,387	$49,215

Property and Equipment, net

Property and equipment, net consisted of the following (in thousands):

	December 31,
	2024	2023
Tablos under operating leases	$238	$522
Computers and software	4,783	5,148
Furniture and fixtures	1,910	1,983
Machinery and equipment	11,905	11,602
Leasehold improvements	9,685	9,621
Construction in progress	637	769

Total property and equipment	$29,158	$29,645
Less: accumulated depreciation and amortization	(21,025)	(16,372)

Property and equipment, net	$8,133	$13,273

Total depreciation and amortization expense for the years ended December 31, 2024, 2023 and 2022, was $5.7 million, $5.8 million, and $5.2 million, respectively.

Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following (in thousands):

	December 31,
	2024	2023
Inventory	$2,079	$3,395
Research and development expenses	219	1,050
Professional services	1,084	1,153
Customer rebates	1,733	2,100
Other	3,090	5,761

Total accrued expenses and other current liabilities	$8,205	$13,459

Accrued Warranty Liability

The change in accrued warranty liability is presented in the following table (in thousands):

	December 31,
	2024	2023
Balance as of December 31, 2023	$3,712	$3,620
Additions charged to cost of product revenue	1,908	5,172
Consumption	(3,682)	(5,080)

Balance as of December 31, 2024	$1,938	$3,712

6. Commitments and Contingencies

Leases

In September 2019, the Company entered into an operating lease agreement for its facility and office space in San Jose, CA that commenced in April 2020 and expires in March 2027. This operating lease contains a free rent period and an escalation clause. The landlord provided the Company with a tenant improvement allowance of up to $2.0 million. The Company issued an irrevocable standby letter of credit in the amount of $0.3 million in lieu of a cash security deposit. The letter of credit is fully secured by cash held at the bank in a restricted account.

In May 2020, the Company entered into an operating lease agreement for its manufacturing facility in Tijuana, Mexico that commenced in May 2020 and will expire in August 2026. This operating lease contains a free rent period and an escalation clause. The Company issued an irrevocable standby letter of credit in the amount of $3.0 million, in lieu of a cash security deposit. The letter of credit is fully secured by cash held at the bank in a restricted account.

In May 2023, the Company entered into on an operating lease agreement for office space in Tijuana, Mexico for certain research and development and general and administrative activities. The lease will expire in 2028.

All three leases include renewal options at the election of the Company to renew or extend the lease. The Company evaluates renewal options at lease inception and on an ongoing basis and includes renewal options that it is reasonably certain to exercise in its expected lease terms when classifying leases and measuring lease liabilities.

The components of lease costs were as follows (in thousands):

	Years ended December 31,
	2024	2023	2022
Operating lease costs	$1,892	$1,837	$1,759
Variable lease costs	351	435	329
Short-term lease costs	115	94	170

Total lease costs	$2,358	$2,366	$2,258

The weighted-average remaining lease term and discount rate were as follows:

	December 31,
	2024	2023
Weighted-average remaining lease term (in years)	2.4	3.4
Weighted-average discount rate	8.8%	8.8%

The maturity of the Company’s operating lease liabilities as of December 31, 2024 were as follows (in thousands):

Years Ending December 31:
2025	$2,107
2026	1,952
2027	848
2028	53

Total lease payments	4,960
Less: imputed interest	(477)

Present value of operating lease liabilities	$4,483

Operating lease liabilities, current	$1,799
Operating lease liabilities, noncurrent	$2,684

Purchase Commitments

The Company’s commitments as of December 31, 2024 were $32.8 million relating to the Company’s open purchase orders and contractual obligations that occur in the ordinary course of business, including commitments with contract manufacturers and suppliers for which the Company has not received the goods or services, commitments for capital expenditures, consulting activities for which the Company has not received the services, and subscription of software services. Although open purchase orders are considered enforceable and legally binding, the terms generally allow the Company the option to cancel within a reasonable period, reschedule, and adjust its requirements based on its business needs prior to the delivery of goods or performance of services.

Litigation

On August 29, 2024, a purported stockholder class action lawsuit (the Porcelli Complaint), Porcelli, et al. v. Outset Medical, Inc., et al., 5:24-cv-06124-EJD, was filed in the U.S. District Court for the Northern District of California, naming the Company, its Chief Executive Officer, and Chief Financial Officer as defendants. On October 18, 2024, a second purported stockholder class action lawsuit (the Plymouth Complaint), Plymouth County Retirement Association v. Outset Medical, Inc, et al., 5:24-cv-06124-HSG, was filed in the U.S. District Court for the Northern District of California. The second lawsuit additionally names the Company’s former Chief Financial Officer as a defendant. The Porcelli Complaint alleges that between August 1, 2022 and August 7, 2024, the defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended (Exchange Act) by making false or misleading statements about the Company’s business, operations and prospects related to the sale and marketing of the Tablo Hemodialysis System and TabloCart with Prefiltration, including concerning the impact of certain FDA processes for these products on the Company’s revenue growth. The Plymouth Complaint alleges the same violations between September 15, 2020 and August 7, 2024.

On November 29, 2024, an Outset stockholder purporting to act on behalf of the Company filed an action in the U.S. District Court for the Northern District of California against current and former members of Outset’s Board of Directors and certain of its officers (“Derivative Defendants”), alleging that the Derivative Defendants breached their fiduciary duties to the Company in connection with the same alleged events and alleged materially false and misleading statements asserted in the class actions described above. The complaint also alleges, in connection with those alleged events, a series of claims for unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets. The complaint seeks unspecified monetary damages and other relief.

The cases are at a very early stage and the Company cannot currently estimate the loss or the range of possible losses it may experience in connection with this litigation.

In addition, from time to time, the Company may become involved in other legal proceedings or investigations, which could have an adverse impact on its reputation, business and financial condition and divert the attention of the Company’s management from the operation of the Company’s business.

Indemnifications

In the ordinary course of business, the Company often includes standard indemnification provisions in its arrangements with its partners, customers and suppliers. Pursuant to these provisions, the Company may be obligated to indemnify such parties for losses or claims suffered or incurred in connection with its service, breach of representations or covenants, intellectual property infringement or other claims made against such parties. These provisions may limit the time within which an indemnification claim can be made. It is not possible to determine the maximum potential amount under these indemnification obligations due to the limited history of prior indemnification claims and the unique facts and circumstances involved in each particular agreement. To date, the Company has not incurred any material costs as a result of such indemnification obligations and has not accrued any liabilities related to such obligations in these financial statements.

7. Term Loans

Term loans consist of the following (in thousands):

	December 31,
	2024	2023
Principal of term loans	$200,000	$133,476
Unamortized debt discount	(2,625)	(3,363)

Term loans, noncurrent	$197,375	$130,113

SLR Credit Facilities

On November 3, 2022 (the SLR Closing Date), the Company entered into two senior secured credit facilities, which collectively provide for borrowings of up to $300.0 million as follows: (i) up to a $250.0 million term loan facility pursuant to a loan and security agreement (the SLR Loan Agreement) among SLR Investment Corp., as collateral agent (SLR Agent), the lenders from time to time party thereto (the Term Loan Lenders) and the Company (the SLR Term Loan Facility), and (ii) up to a $50.0 million asset-based revolving credit facility pursuant to a credit agreement (the SLR Revolving Credit Agreement, together with the SLR Loan Agreement, the SLR Credit Facility Agreements) among Gemino Healthcare Finance, LLC d/b/a SLR Healthcare ABL, as lender (ABL Lender), and the Company (the SLR Revolver, together with the SLR Term Loan Facility, the SLR Credit Facilities).

The maximum amount the Company is permitted to borrow under the SLR Credit Facilities is subject to certain overall borrowing limitations that are tied to achieving certain specified revenue milestones and limit the maximum principal amount outstanding under the SLR Credit Facilities. As of December 31, 2024, the Company borrowed an aggregate principal amount of $200.0 million under the SLR Term Loan Facility, the full amount available under the borrowing limitations.

SLR Term Loan Facility

Under the SLR Loan Agreement, as subsequently amended on December 11, 2023, the Term Loan Lenders agreed to extend term loans to the Company in an aggregate principal amount of up to $250.0 million, comprised of (i) a term loan of $100.0 million (the Term A Loan), (ii) term loans in an aggregate principal amount of up to $100.0 million that was provided for in two increments, one of $33.5 million (the Term B-1 Loan) and one of $66.5 million (the Term B-2 Loan) and (iii) one or more term loans in an aggregate principal amount of up to $50.0 million (Term C Loans). Each Term A Loan, Term B Loan and Term C Loan is referred to single as a Term Loan and are referred to collectively as the Term Loans. The Term C Loans are subject to compliance with the borrowing limitations, Term Loan Lenders’ credit approval and the achievement of a specified net revenue milestone on or before June 30, 2025 and if available, would remain available for funding until one business day prior to November 1, 2027.

Any principal amount outstanding under the Term Loans will accrue interest at a rate per annum equal to one-month term Secured Overnight Financing Rate (SOFR) (subject to a 2.75% floor), plus 5.15% (9.67% as of December 31, 2024), payable monthly in arrears. The Company is permitted to make interest-only payments on the Term Loans through November 30, 2026. Any principal amounts outstanding under the Term Loans, if not repaid sooner, are due and payable on November 1, 2027 (the SLR Maturity Date). The Company is obligated to pay SLR Agent (i) a non-refundable facility fee in the amount of $750,000 in respect of the Term A Loan, (ii) a non-refundable facility fees in the aggregate amount of $750,000 in respect of the Term B-1 and B-2 Loans and (iii) a non-refundable facility fee in the amount of $375,000 in respect of the Term C Loan, to be due and payable upon the earliest to occur of (a) the funding of the first Term C Loan, (b) one day prior to the SLR Maturity Date and (c) the prepayment of the Term Loans. In addition, the Company is obligated to pay a final fee equal to 4.75% of the aggregate amount of the Term Loans funded, such final fee to be due and payable upon the earliest to occur of (i) the SLR Maturity Date, (ii) the acceleration of the Term Loans and (iii) the prepayment of the Term Loans. The Company may voluntarily prepay the outstanding Term Loans, subject to a prepayment premium of (i) 3.0% of the principal amount of the Term Loan, if prepaid prior to or on the first anniversary of the SLR Closing Date, (ii) 2.0% of the principal amount of the Term Loan, if prepaid after the first anniversary of the SLR Closing Date through and including the second anniversary of the SLR Closing Date, or (iii) 1.0% of the principal amount of the Term Loan if prepaid after the second anniversary of the SLR Closing Date and prior to the SLR Maturity Date.

SLR Revolver

The SLR Revolving Credit Agreement provides for an asset-based revolving credit facility with aggregate revolving commitments of $25.0 million (the Initial Revolver Commitment). The Company may request to increase the aggregate revolving commitments by $25.0 million (the Additional Tranche) to an aggregate amount of $50.0 million, subject to ABL Lender’s approval. Amounts available to be drawn under the SLR Revolver are equal to the lesser of (i) outstanding revolving commitments under the SLR Revolving Credit Agreement and (ii) a borrowing base (the Borrowing Base) equal to the sum of (a) 85% of eligible accounts receivable, plus (b) 25% of eligible inventory (not to exceed the lesser of 50% of the Borrowing Base and $5.0 million), minus (c) customary reserves, minus (d) unposted cash. As a result of the overall borrowing limitations set forth in the SLR Credit Facilities, amounts under the SLR Revolver are not currently available. As of December 31, 2024, the Company has not requested or received ABL Lender’s approval of the Additional Tranche.

Any principal amount outstanding under the SLR Revolver will accrue interest at a rate per annum equal to one-month term SOFR (subject to a 2.75% floor), plus 3.20%, payable monthly in arrears. Interest on any borrowing is payable monthly. The Company is obligated to pay Lender (i) a non-refundable facility fee in the amount of $187,500 in respect of the Initial Revolver Commitment, (ii) a non-refundable facility fee in the amount of $187,500 in respect of the Additional Tranche, to be due and payable upon activation of the Additional Tranche, (iii) a commitment fee of 0.50% per annum of the average daily unused portion of the then commitment amount, payable monthly and (iv) a collateral monitoring fee of 0.10% per month of the average daily Borrowing Base during the prior month, payable monthly. The Company may terminate the SLR Revolver at any time, subject to a termination fee of (i) 2.0% of the aggregate revolving commitments then in effect, if terminated prior to or on the first anniversary of the Closing Date, (ii) 1.0% of the aggregate revolving commitments then in effect, if terminated after the first anniversary of the SLR Closing Date through and including the second anniversary of the SLR Closing Date, or (iii) 0.5% of the aggregate revolving commitments then in effect, if terminated after the second anniversary of the SLR Closing Date through and including the third anniversary of the SLR Closing Date. Such termination fee is waived if the SLR Revolver is terminated after the third anniversary of the SLR Closing Date and prior to the SLR Maturity Date.

Subject to customary exceptions and restrictions, the Company may borrow, repay and reborrow varying amounts under the SLR Revolver at any time. If at any time the outstanding amount under the SLR Revolver exceeds the lesser of (i) the aggregate revolving commitments then in effect and (ii) the Borrowing Base then in effect, the Company will be required to prepay outstanding amounts under the SLR Revolver.

The SLR Revolver would have expired on November 1, 2027.

Other Terms of the SLR Credit Facilities

As security for its obligations under the SLR Credit Facilities, the Company granted SLR Agent, for the benefit of the Term Loan Lenders, and ABL Lender a security interest in substantially all of the assets of the Company, including the Company’s intellectual property, subject to certain exceptions.

The SLR Credit Facility Agreements contain customary representations and warranties and customary affirmative and negative covenants, including, among others, requirements as to financial reporting and insurance and restrictions on the Company’s ability to dispose of its business or property, to change its line of business, to liquidate or dissolve, to enter into any change in control transaction, to merge or consolidate with any other entity or to acquire all or substantially all the capital stock or property of another entity, to incur additional indebtedness, to incur liens on its property or to pay any dividends or other distributions on capital stock. The agreements also include a financial covenant that, beginning with the fiscal quarter ended December 31, 2023, the Company must either (i) maintain certain levels of cash and cash equivalents in accounts subject to control agreements in favor of SLR Agent and ABL Lender of at least 50% of the sum of (a) the outstanding obligations under the Term Loans (as defined below) and (b) the amount of the Company’s accounts payable that have not been paid within 120 days from the invoice date thereof or (ii) generate net product and product related revenue in excess of specified amounts and maintain gross profit margins in excess of specified percentages, in each case, for applicable measuring periods.

In addition, the SLR Credit Facility Agreements contain customary events of default that entitle SLR Agent, under the SLR Loan Agreement, and ABL Lender, under the SLR Revolving Credit Agreement, to cause the Company’s indebtedness under the SLR Loan Agreement or SLR Revolving Credit Agreement, as applicable, to become immediately due and payable, and to exercise remedies against the Company and the collateral securing the obligations owed under the applicable SLR Credit Facility Agreement. Under the SLR Credit Facility Agreements, an event of default will occur if, among other things, the Company fails to make payments under either SLR Credit Facility Agreement, the Company breaches covenants under either SLR Credit Facility Agreement, subject to specified cure periods with respect to certain breaches, the SLR Agent or ABL Lender, as applicable, determine that a material adverse change has occurred under the SLR Loan Agreement or SLR Revolving Credit Agreement, as applicable, or the Company or its assets become subject to certain legal proceedings, such as bankruptcy proceedings. Upon the occurrence and for the duration of an event of default, an additional default interest rate equal to 4.0% per annum will apply to all obligations owed under the SLR Credit Facility Agreements.

The debt issuance costs and the facility fees related to the Term A and B Loans were recorded as a direct deduction from the term loans balance on the balance sheets and are being recognized as non-cash interest expense over the term of the loans using the effective interest method, along with the final payment fee. The facility fees related to the Initial Revolver Commitment were recorded as deferred financing costs and are being recognized as non-cash interest expense over their respective commitment period using straight-line method.

The annual principal annual payments, excluding interest payments and the final fee, due on the term loans as of December 31, 2024 were as follows (in thousands):

Years Ending December 31:
2025	$—
2026	16,667
2027	183,333

Total principal payments	200,000
Less: unamortized debt discount	(2,625)

Total term loans, net of debt discount	$197,375

As of December 31, 2024, $200.0 million was outstanding under the SLR Term Loan Facility and no amounts were outstanding under the SLR Revolver. On January 3, 2025, we terminated the SLR Credit Facility Agreements and repaid in full all amounts due under its two existing senior secured credit facilities with (i) SLR Investment Corp. and (ii) ABL lender including the final payment of $7.5 million and termination fee of $0.1 million, using the proceeds from the Perceptive Credit Agreement, together with cash on hand. See Note 13 for more details.

8. Stock-Based Compensation

Equity Incentive Plan

In 2019, the Company terminated the 2010 Stock Incentive Plan (the 2010 Plan) and adopted the 2019 Equity Incentive Plan (the 2019 Plan, and together with 2010 Plan, the Prior Plans) for the purpose of providing incentive and non-statutory stock options to employees, directors and certain non-employees.

In 2020, the Company adopted the 2020 Equity Incentive Plan (the 2020 Plan, and together with the Prior Plans, the Plans), which became effective in connection with the IPO. As a result, the Company may not grant any additional awards under the Prior Plans. The Prior Plans will continue to govern outstanding equity awards previously granted thereunder. The Company initially reserved 3,665,000 shares of common stock for the issuance of awards under the 2020 Plan. In addition, the number of shares of common stock available under the 2020 Plan automatically increases on the first day of each fiscal year until (and including) the fiscal year ending December 31, 2030, with such annual increase equal to an amount equal to the lesser of (i) 4% of the number of shares of common stock issued and outstanding on December 31 of the immediately preceding calendar year, and (ii) an amount determined by the Company’s board of directors. As of December 31, 2024, 3,498,000 shares were reserved for future issuance under the 2020 Plan.

Options under the 2020 Plan have a contractual term of 10 years. The exercise price of an option shall not be less than 100% of the fair market value of the shares on the date of grant.

Stock Options

Subsequent to the first quarter of 2022, the Company no longer grants stock options. Service-based options previously granted to a grantee generally vest at a rate of 25% on the first anniversary of the original vesting date, with the balance vesting monthly over the remaining three years. A summary of the Company’s stock option activity under the Plans is set forth below (in thousands, except exercise price and remaining contractual life data):

	Outstanding Options	Weighted- Average Exercise Price	Weighted- Average Remaining Terms (Years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2023	1,935	$15.58
Granted	—	—
Exercised	(72)	$1.17
Forfeited and expired	(478)	$24.42

Outstanding as of December 31, 2024	1,385	$13.26	4.43	$—

Exercisable as of December 31, 2024	1,360	$12.62	4.40	$—

The total intrinsic value of options exercised during the years ended December 31, 2024, 2023 and 2022 was $0.2 million, $9.9 million and $22.2 million, respectively. The intrinsic value is the difference between the fair value of the Company’s common stock at the time of exercise and the exercise price of the stock option.

The total fair value of options that vested during the years ended December 31, 2024, 2023 and 2022 was $2.1 million, $3.6 million and $6.1 million, respectively. As of December 31, 2024, the total unrecognized stock-based compensation expense related to the stock options was $0.5 million, which will be recognized over a weighted-average period of 0.50 years.

Restricted Stock

The Company issues RSUs and PSUs, both of which are considered restricted stock. The Company grants restricted stock pursuant to the 2020 Plan and satisfies such grants through the issuance of new shares. RSUs are share awards that, upon vesting, will deliver to the holder shares of the Company’s common stock.

RSUs with a service-based vesting condition granted to a grantee, beginning in February 2022, generally vest over a three-year period as follows either: (i) 25% on the first anniversary of the original vesting date, 25% quarterly over the course of the second year, and 50% quarterly over the course of the third year, or (ii) 33% on the first anniversary of the original vesting date, with the balance vesting quarterly over the remaining two years. Annual RSUs granted to non-executive employees in 2024 vest over a two-year period at a rate of 50% on the first anniversary of the original vesting date, with the balance vesting quarterly over the remaining one year. Prior to February 2022, RSUs with a service-based vesting condition granted to a grantee generally vest at a rate of 25% on the first anniversary of the original vesting date, with the balance vesting quarterly over the remaining three years.

Since 2022, the Company has granted a mix of 50% PSUs and 50% RSUs to its CEO, and a mix of 20% PSUs and 80% RSUs to its other executive officers and certain other senior leaders on an annual basis. The PSUs are earned and vest based on achievement against two metrics:

•

The “Home PSUs” are earned based on the number of patients treating at home on Tablo as of the end of the second or third year following the grant date (Year 2 or Year 3), with earned units vesting either (i) 50% after certification of achievement following the end of Year 2 and 50% at the end of Year 3 or (ii) 100% after certification of achievement following the end of Year 3 (performance-based vesting conditions).

•

The “Relative TSR PSUs” are earned based on the Company’s relative total stockholder return (Relative TSR) at the end of a two-year or three-year performance period as compared to companies in a pre-determined index of medical device companies, in each case, with 100% of earned units vesting on, or after certification of achievement following, the third anniversary of the grant date (market-based vesting conditions).

The number of units earned varies based on actual performance as follows: (i) from 0% to 200% (250% for the CEO) of the target number of the Home PSUs granted, (ii) from 75% to 150% (250% for the CEO) of the target number of Relative TSR PSUs granted in 2022 and 2023 and (iii) from 0% to 200% (250% for the CEO) of the target number of Relative TSR PSUS granted in 2024.

The grant date for the Home PSUs is not considered established until the Compensation Committee of the Board approves the target and it is communicated to the award recipients, which then triggers the service inception date, the fair value of the awards, and the associated expense recognition period. Once the grant date for the Home PSUs has been established, the related stock-based compensation expense is recorded based on the forecasted performance, which is reassessed each reporting period based on the probability of achieving the performance conditions.

In 2024, the Company also granted a new type of PSU award to executive officers and certain other senior leaders which is earned and vests based on appreciation of the Company’s stock price above pre-determined stock price triggers or achievement of specified operating income targets over a performance period of up to three years.

Restricted stock activity was as follows (in thousands, except per share amounts):

	Restricted Stock Units	Performance Stock Units	Weighted-Average Grant Date Fair Value Per Share
	(RSU)	(PSU)	RSU	PSU
Outstanding as of December 31, 2023	2,594	432	$21.54	$22.50
Granted	4,238	4,809	$3.16	$1.09
Released	(1,516)	(56)	$18.91	$25.63
Forfeited	(1,879)	(3,728)	$9.41	$0.80

Outstanding as of December 31, 2024	3,437	1,457	$6.26	$7.58

The total grant date fair value of restricted stock vested for the years ended December 31, 2024, 2023 and 2022 were $27.2 million, $24.9 million, and $9.9 million, respectively. As of December 31, 2024, the total unrecognized stock-based compensation expense related to the restricted stock was $16.7 million, which will be recognized over a weighted-average period of 2.48 years.

Employees Stock Purchase Plan (ESPP)

In 2020, the Company adopted the ESPP. The Company initially reserved 687,000 shares of common stock for purchase under the ESPP. In addition, the number of shares of common stock available for issuance under the ESPP increases automatically on the first day of each fiscal year until (and including) the fiscal year ending December 31, 2030, with such annual increase equal to the lesser of (i) 687,000 shares, (ii) 1% of the number of common stock issued and outstanding on December 31 of the immediately preceding fiscal year, and (iii) an amount determined by the Company’s board of directors. As of December 31, 2024, 667,000 shares of common stock were reserved for issuance in connection with the current and future offering periods under the ESPP.

Subject to any limitations contained therein, the ESPP allows eligible participants to contribute, through payroll deductions, up to 15% of their eligible compensation to purchase the Company’s common stock at a purchase price equal to 85% of the fair market value of the common stock on the first day of the offering period or purchase date, whichever is lower. The ESPP generally provides for consecutive 6-month offering periods. Effective beginning with the offering period commencing on March 1, 2022, the ESPP allows eligible participants to purchase shares pursuant to a cashless exercise program, and the duration for each offering period is a 24-month period consisting of four separate consecutive purchase periods of six months in length. This includes a two-year look-back feature in the ESPP, with a reset feature, which causes the offering period to reset if the fair value of the Company’s common stock on the first day of a new offering period is less than that on the original offering date.

The grant date fair value and assumptions used in estimating the fair value of the stock purchase rights under the ESPP were as follows:

	Years Ended December 31,
	2024	2023	2022
Expected term (in years)	0.49 – 2.00	0.49 – 2.00	0.49 – 2.00
Expected volatility	81.7% – 215.2%	53.3% – 61.6%	41.1% – 58.0%
Risk-free interest rate	3.84% – 5.2%	4.81% – 5.4%	0.6% – 3.48%
Dividend yield	0%	0%	0%
Grant Date Fair Value	$0.15–$2.11	$3.25 – $8.27	$4.89–$16.23

As of December 31, 2024, the total unrecognized stock-based compensation expense related to the ESPP was $1.7 million, which will be recognized over a weighted-average period of 0.80 years.

Stock-based Compensation Expense

The following table sets forth stock-based compensation expense included in the statements of operations (in thousands):

	Years Ended December 31,
	2024	2023	2022
Cost of revenue	$1,372	$1,805	$701
Research and development	7,291	10,538	6,845
Sales and marketing	6,122	12,419	10,269
General and administrative	14,571	13,872	9,388

Total stock-based compensation expense	$29,356	$38,634	$27,203

9. Income Taxes

Loss before provision for income taxes were as follows for the periods indicated (in thousands):

	Years Ended December 31,
	2024	2023	2022
Domestic	$(116,693)	$(158,095)	$(153,226)
Foreign	(10,792)	(14,179)	(9,435)

Loss before provision for income taxes	$(127,485)	$(172,274)	$(162,661)

The provision for income taxes were $0.5 million, $0.5 million and $0.3 million for the years ended December 31, 2024, 2023 and 2022, respectively, which primarily related to foreign income taxes in Mexico. The Company has incurred net operating losses for all periods presented. The Company has not reflected any benefit of such net operating loss carryforwards in the financial statements. The Company has established a full valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets.

The effective tax rate differs from the federal statutory income tax rate applied to the loss before provision for income taxes and tax due to the following:

	Years Ended December 31,
	2024	2023	2022
Federal statutory income tax rate	21.0%	21.0%	21.0%
State taxes	1.1	3.2	4.2
Change in valuation allowance	(17.3)	(22.0)	(26.1)
Federal and state tax credits	1.4	1.3	1.4
Stock-based compensation expense	(5.3)	(2.0)	1.2
Non-deductible permanent expenses	(0.5)	(0.7)	(0.2)
Effect of deferred tax adjustment	(0.1)	—	0.2
Non-deductible compensation	(0.7)	(1.0)	(1.9)

Effective income tax rate	(0.4)%	(0.2)%	(0.2)%

Deferred tax assets and liabilities

Deferred income taxes reflect the net tax effect of temporary differences between amounts recorded for financial reporting purposes and amounts used for tax purposes. The major components of deferred tax assets and liabilities were as follows as of the dates indicated (in thousands):

	December 31,
	2024	2023
Deferred tax assets:
Net operating loss carryforwards	$180,588	$161,189
Tax credits	18,163	16,343
Accrual and reserves	3,137	4,907
Tangible and intangible assets	3,534	2,894
Stock-based compensation expense	2,333	4,596
Capitalized research costs	29,014	29,663
Other deferred tax asset	8,386	3,812

Gross deferred tax assets	245,155	223,404
Valuation allowance	(244,165)	(222,061)

Net deferred tax assets	$990	$1,343

	December 31,
	2024	2023
Deferred tax liabilities:
Right-of-use assets	$(990)	$(1,343)

Gross deferred tax liabilities	$(990)	$(1,343)

Realization of the deferred tax assets is dependent upon future taxable income, if any, the amount and timing of which are uncertain. A valuation allowance is provided when it is not more likely than not that some portion of the deferred tax assets will be realized. Management believes that, based on a number of factors, it is more likely than not that the U.S. federal and state net deferred tax assets will not be fully realized, thus a full valuation allowance has been recorded as of December 31, 2024 and 2023. The change in the valuation allowance during the years ended December 31, 2024, 2023 and 2022 was an increase of $22.1 million, $37.8 million, and $42.6 million, respectively.

Starting in 2022, changes to Internal Revenue Code Section 174 made by the Tax Cuts and Jobs Act of 2017 (the TCJA) no longer permit an immediate deduction for research and development expenditures in the tax year that such costs are incurred. As a result, the Company capitalized such costs in its 2024, 2023 and 2022 income tax provisions, resulting in an increase in deferred tax assets.

Net Operating Loss and Tax Credit Carryforwards

As of December 31, 2024, the Company had a net operating loss carryforward for U.S. federal income tax purposes of $729.4 million. Federal net operating losses of $601.6 million incurred after 2017 do not expire but usage is limited to 80% of taxable income. The remaining $127.8 million of federal net operating loss carryforward will begin to expire in 2025 and continue to expire through 2037. The Company had a total U.S. state net operating loss carryforward of $408.8 million. State net operating losses of $118.5 million do not expire. The remaining state net operating loss carryforward of $290.3 million will begin to expire in 2025 and continue to expire through 2044.

As of December 31, 2024, the Company had federal research and development credits of $12.3 million, which will begin to expire in 2030 and state research and development credits of $8.4 million which are not currently subject to expiration. Utilization of the operating loss and tax credits may be subject to annual limitation due to the ownership change limitations provided by the Code and similar state provisions. Such an annual limitation could result in the expiration of net operating loss and tax credit carryforwards before utilization.

Federal and state laws impose substantial restrictions on the utilization of net operating loss and tax credit carryforwards in the event of an ownership change for tax purposes, as defined in Section 382 of the Internal Revenue Code. As a result of such ownership changes, the Company’s ability to realize the potential future benefit of tax losses and tax credits that existed at the time of the ownership change may be significantly reduced. The Company’s deferred tax asset and related valuation allowance would be reduced, as a result. The Company has not performed a Section 382 study to determine the amount of reduction, if any. Unrecognized tax benefits as of December 31, 2024 have been recorded as an offset to federal and state research and development credit carryforwards.

Unrecognized Tax Benefits

A reconciliation of the total unrecognized tax benefits for the periods presented was as follows (in thousands):

	December 31,
	2024	2023
Balance, beginning of year	$3,781	$3,027
Increase related to prior years positions	—	—
Decrease related to current year positions	—	—
Increase related to current year positions	642	754

Balance, end of year	$4,423	$3,781

The Company does not have any material accrued interest or penalties associated with unrecognized tax benefits. The Company does not believe it is reasonably possible that its unrecognized tax benefits will significantly change within the next twelve months.

The Company files income tax returns in the United States, various U.S. states and Mexico. The Company is not under examination by income tax authorities in federal, other states, or other jurisdictions. All tax returns remain open for examination by federal, state, and foreign authorities for three, four, and five years, respectively, from the date of utilization of any net operating loss or credits.

10. Net Loss per Share

The following outstanding potentially dilutive shares have been excluded from the calculation of diluted net loss per share due to their anti-dilutive effect (in thousands):

	Years Ended December 31,
	2024	2023	2022
Stock options to purchase common stock	1,385	1,935	2,602
Restricted stock units	3,437	2,593	1,593
Performance stock units	264	197	47
Shares committed under ESPP	674	318	90
Warrant to purchase common stock	63	63	63

Total	5,823	5,106	4,395

11. Segment and Geographic Information

The accounting policies of the Company’s reportable segment are the same as those described in the summary of significant accounting policies. The key measure of segment profit or loss that the CODM uses to allocate resources and assess performance is the Company’s net loss, as reported on the accompanying statements of operations. Net income is used to monitor budget versus actual results.

There are no intra-entity sales or transfers. All expense categories on the accompanying statements of operations are significant and there are no other expense categories regularly provided to the CODM beyond those disclosed in the accompanying statements of operations. The CODM manages the business using expense information as well as regularly provided budgeted or forecasted expense information for the single operating segment. The measure of segment assets is reported on the balance sheets as total consolidated assets with particular emphasis on the Company’s available liquidity, including its cash, cash equivalents, restricted cash, and short-term investments.

The Company operates a manufacturing facility in Mexico. The Company’s long-lived tangible assets, net, as well as the Company’s operating lease right-of-use assets recognized on the balance sheets, located in Mexico were $6.4 million as of December 31, 2024.

12. Workforce Reduction

In order to improve operational efficiencies, reduce operating expenses and streamline its overall organizational structure, the Company implemented two organizational restructuring plans to reduce its workforce in the fourth quarter of 2023 and May 2024 and incurred restructuring charges of $2.5 million in fiscal year 2023 and $2.7 million through the first half of fiscal year 2024 for employee severance and other termination benefits.

In connection with steps the Company is taking to help optimize its commercial organization, and to help improve operational efficiencies and reduce operating expenses to align with anticipated revenue growth, in the third quarter of 2024, the Company completed an additional restructuring plan primarily impacting its commercial organization. The Company incurred restructuring charges of $1.4 million in the third quarter of 2024 for employee severance and other termination benefits associated with this restructuring.

In January 2025, the Company implemented another restructuring plan and, as a result, estimated and recognized restructuring charges of $1.5 million as of December 31, 2024 for employee severance and other termination benefits. Restructuring accruals are based upon management estimates at the time and are subject to change depending upon changes in facts and circumstances subsequent to the date the original liability was recorded.

The following table sets forth severance and related benefits charges included in the statements of operations (in thousands):

	Years Ended December 31,
	2024	2023
Cost of revenue	$579	$129
Research and development	2,107	739
Sales and marketing	2,149	1,294
General and administrative	720	370

Total	$5,555	$2,532

For the year ended December 31, 2024, changes in liabilities resulting from the restructuring accruals, which were recorded in accrued compensation and related benefits on the balance sheet, were as follows (in thousands):

Balance as of December 31, 2023	$854
Charges	5,555
Payments and other adjustments	(4,908)

Balance as of December 31, 2024	$1,501

13. Subsequent Event

Private Placement

On January 3, 2025, the Company entered into the Securities Purchase Agreements with various investors, including certain members of the Company’s Board of Directors and management (the Investors) for the issuance and sale by the Company of an aggregate of 863,340 shares of Series A Preferred Stock, par value $0.001 per share, at a purchase price of $200.00 per share in the Private Placement. Pursuant to the Certificate of Designation that was filed with the Delaware Secretary of State on January 7, 2025 (the Certificate of Designation), each share of Series A Preferred Stock will convert into common stock at the conversion price of $0.80 per share, subject to approval of such conversion being received at the Company’s special meeting of stockholders to be held on March 5, 2025, and other terms and limitations contained in the Certificate of Designation. The Securities Purchase Agreements include customary representations, warranties and covenants by the parties to the agreements.

The sale of 843,908 shares of Series A Preferred Stock to institutional investors closed on January 8, 2025, with gross proceeds, before deducting placement agent fees and other offering expenses, of $168.8 million. An additional $3.9 million, for 19,432 shares of Series A Preferred Stock, will be invested by certain members of the Company’s Board of Directors and management, subject to approval of such issuance being received at the Company’s special meeting of stockholders. The Company expects to use the net proceeds from the Private Placement for general corporate purposes.

Registration Rights Agreement

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement, dated January 3, 2025 (the Registration Rights Agreement), with the Investors, which provides that the Company will register the resale of the shares of common stock issuable upon conversion of the Series A Preferred Stock. The Company is required to prepare and file an initial registration statement with the SEC as soon as reasonably practicable, but in no event later than 60 days after the closing of the Private Placement, and to use best efforts to have the registration statement declared effective within 50 days after the filing of the initial registration statement with the SEC, subject to the approval of the conversion of the Series A Preferred Stock being received at the Company’s special meeting of stockholders. The Registration Rights Agreement also contains customary provisions including, among other things, provisions relating to indemnification and expenses.

From the date that is six months following the date of the first issuance of the Series A Preferred Stock (the Six Month Date) until receipt of stockholder approval of the conversion of the Series A Preferred Stock into shares of common stock in accordance with Nasdaq Stock Market Rules (the Conversion Proposal), dividends will accrue, on all issued and outstanding shares of Series A Preferred Stock, at an annual rate of eight percent (8%) compounded annually on the original per share price of $200.00 (plus any such accreted compounded amounts); provided that such annual dividend rate shall increase by two percent (2%) on each one year anniversary of the Six Month Date if the stockholder approval of the Conversion Proposal is not obtained by such time (collectively, the Accruing Dividends). Such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Company shall be under no obligation to pay such Accruing Dividends, other than as expressly provided in the Certificate of Designations.

Perceptive Credit Agreement

On January 3, 2025, the Company entered into a senior secured credit facility for borrowings up to an aggregate principal amount of $125.0 million pursuant to the Perceptive Credit Agreement among Perceptive Credit Holdings IV, LP, as administrative agent (Agent), the lenders from time to time party thereto and the Company. Pursuant to the terms and conditions of the Perceptive Credit Agreement, the lenders agreed to extend term loans to the Company in an aggregate principal amount of up to $125.0 million, comprised of (i) a term loan of $100.0 million (the Initial Term Loan), which was funded on January 8, 2025 (the Closing Date), and (ii) a delayed draw term loan of up to $25.0 million (the Delayed Draw Loan). The Initial Term Loan and the Delayed Draw Loan are referred to collectively as the Loans. The Delayed Draw Loan is available for funding until July 14, 2027, subject to the achievement of a specific revenue milestone and other customary conditions.

On the Closing Date, the Company borrowed the initial term loan in the principal amount of $100.0 million, and used the proceeds of such loan, together with cash on hand, to repay in full the $200.0 million due under its two existing senior secured credit facilities with (i) SLR Investment Corp. and (ii) ABL Lender. After repayment in full, the SLR Credit Facilities were terminated as of the Closing Date.

The principal amount outstanding under the Loans will accrue interest at a rate per annum equal to (i) the greater of (a) one-month term SOFR or (b) 4.00% per annum, plus (ii) an applicable margin of 8.00%, payable monthly in arrears. During the first two years after the Closing Date, a portion of the accrued interest equal to 1.50% per annum will be paid in kind and added to the principal amount of the Loans on each monthly interest payment date. The outstanding principal amount of the Loans will be due and payable on the five year anniversary of the Closing Date (the Maturity Date).

The Company paid the lenders a non-refundable closing fee in the amount of $1.0 million in respect of the Initial Term Loan on the Closing Date. The Company is obligated to pay the lenders a non-refundable closing fee in the amount of $250,000 in respect of the Delayed Draw Loan, to be due and payable upon the funding of the Delayed Draw Loan.

The Company may voluntarily prepay the outstanding Loans, subject to a prepayment premium of (i) 10.0% of the principal amount of the prepaid Loans, if prepaid prior to or on the first anniversary of the Closing Date, (ii) 8.0% of the principal amount of the prepaid Loans, if prepaid after the first anniversary of the Closing Date through and including the second anniversary of the Closing Date, (iii) 4.0% of the principal amount of the prepaid Loans, if prepaid after the second anniversary of the Closing Date through and including the third anniversary of the Closing Date, (iv) 2.0% of the principal amount of the prepaid Loans, if prepaid after the third anniversary of the Closing Date through and including the fourth anniversary of the Closing Date, and (v) 0.00% of the principal amount of the prepaid Loans, if prepaid after the fourth anniversary of the Closing Date.

The Perceptive Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among others, requirements as to financial reporting and insurance and restrictions on the Company’s ability to dispose of its business or property, to change its line of business, to liquidate or dissolve, to enter into any change in control transaction, to merge or consolidate with any other entity or to acquire all or substantially all the capital stock or property of another entity, to incur additional indebtedness, to incur liens on its property or to pay any dividends or other distributions on capital stock, in each case with certain exceptions. The Company has also agreed to certain financial covenants that require the Company to (i) maintain a minimum cash balance of at least $10.0 million in accounts subject to control agreements in favor of Agent, and (ii) achieve certain trailing twelve-month net revenue targets as set forth in the Perceptive Credit Agreement.

In addition, the Perceptive Credit Agreement contains customary events of default that entitle the Agent to cause the Company’s indebtedness under the Perceptive Credit Agreement to become immediately due and payable, and to exercise remedies against the Company and the collateral securing the obligations owed under the Perceptive Credit Agreement. Under the Perceptive Credit Agreement, an event of default will occur if, among other things, the Company fails to make payments under the Perceptive Credit Agreement, the Company breaches certain covenants under the Perceptive Credit Agreement, subject to specified cure periods with respect to certain breaches, a material adverse change or a material regulatory event has occurred under the Perceptive Credit Agreement, or the Company or its assets become subject to certain legal proceedings, such as bankruptcy proceedings. Upon the occurrence and for the duration of an event of default, an additional default interest rate equal to 4.0% per annum will apply to all obligations owed under the Perceptive Credit Agreement.

Warrant

On the Closing Date, the Company issued to Perceptive Credit Holdings IV, LP as the initial lender a warrant to purchase 5,625,000 of shares of the Company’s Common Stock (the Closing Date Warrant), at an exercise price equal to $0.80. If the Company draws the Delayed Draw Loan, the Company is required to issue additional warrant(s) to the lenders to purchase 1,406,250 of shares of the Company’s Common Stock (the Delayed Draw Warrant), at an exercise price equal to the average closing price of the Company’s Common Stock for the 5 trading days immediately preceding the issuance date of the Delayed Draw Warrant. Both the Closing Date Warrant and the Delayed Draw Warrant, if issued, are exercisable during the seven years after the date of issuance.

F-37

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where such offer or sale is not permitted.

Subject to Completion

Dated February 26, 2025

PROSPECTUS

215,835,000 Shares of Common Stock

Offered by the Selling Stockholders

Pursuant to this prospectus, the selling stockholders identified herein (the “Selling Stockholders”) are offering on a resale basis up to (i) 215,835,000 shares of our common stock, par value $0.001 per share issuable upon the conversion of 863,340 shares (the “Preferred Shares”) of Series A Non-Voting Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) of Outset Medical, Inc. (“Outset,” “Outset Medical,” “we,” “our” or the “Company”), a Delaware corporation. Subject to receiving the requisite stockholder approval and certain beneficial ownership limitations set by each holder of Preferred Shares, as described in our Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (the “Certificate of Designation”), each Preferred Share is convertible into a number of shares of our common stock equal to (i) the Original Per Share Price ($200.00) plus any accruing dividends accrued but unpaid thereon, whether or not declared, divided by (ii) the Conversion Price ($0.80). The Preferred Shares were issued to the Selling Stockholders in a private placement (the “Private Placement”). The shares of our common stock registered by this prospectus are referred to herein as the “Resale Shares.”

We are registering the Resale Shares covered by this prospectus as required by a registration rights agreement by and among the Company and the Selling Stockholders, dated January 3, 2025 (the “Registration Rights Agreement”). We are not offering or selling any Resale Shares under this prospectus, and we will not receive any of the proceeds from the sale of the Resale Shares by the Selling Stockholders pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders, including certain of our directors and officers, will offer or sell any of the Resale Shares. The Selling Stockholders may sell any, all or none of the securities offered by this prospectus in a number of different ways and at varying prices, and we do not know when or in what amount the Selling Stockholders may sell their Resale Shares hereunder following the effective date of the registration statement of which this prospectus forms a part. We provide more information about how the Selling Stockholders may sell the Resale Shares in the section entitled “Plan of Distribution.” Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Resale Shares will be borne by the Selling Stockholders. We will pay certain fees and expenses (other than discounts, concessions, commissions and similar selling expenses) incident to the registration of the Resale Shares with the U.S. Securities and Exchange Commission (the “SEC”).

You should read this prospectus and any applicable prospectus supplement, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “OM.” On February 12, 2025, the last reported sale price of our common stock was $0.78. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the “SEC”), using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the shares of common stock that the Selling Stockholders may offer. Each time the Selling Stockholders sell our shares of common stock using this prospectus, to the extent necessary and required by law, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares of common stock being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should carefully read this prospectus, any applicable prospectus supplement together with the additional information under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

This prospectus contains and incorporates by reference information that you should consider when making your investment decision. Neither we, nor the Selling Stockholders, have authorized anyone to provide you with any information or to make any representation other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where it is lawful to do so. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or any applicable supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

The terms “Outset,” the “Company,” “our,” “us” and “we,” as used in this prospectus, refer to Outset Medical, Inc., a Delaware corporation, and its subsidiaries unless we state otherwise or the context indicates otherwise.

For investors outside of the United States, neither we nor the Selling Stockholders have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

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SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

Outset Medical, Inc. is a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. Tablo® Hemodialysis System (“Tablo”), cleared by the U.S. Food and Drug Administration (“FDA”) for use from the hospital to the home, represents a significant technological advancement designed to transform the dialysis experience for patients and operationally simplify it for providers. Tablo serves as a single enterprise solution designed to be utilized across the continuum of care, allowing dialysis to be delivered anytime, anywhere, and by virtually anyone. The integration of water purification and on-demand dialysate production in a single 35-inch compact console enables Tablo to serve as a dialysis clinic on wheels. With a simple-to-use touchscreen interface, two-way wireless data transmission and a proprietary data analytics platform, Tablo is a new holistic approach to dialysis care.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and we are an “accelerated filer” since our annual revenue was more than $100 million during the most recently completed fiscal year. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K, and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our consolidated financial statements with other public companies difficult or impossible.

Corporate Information

We were incorporated in the state of Delaware in 2003 under the name Home Dialysis Plus, Ltd. We changed our name to Outset Medical, Inc. in 2015. Our principal executive offices are located at 3052 Orchard Drive, San Jose, California 95134, and our telephone number is (669) 231-8200. Our website address is www.outsetmedical.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Private Placement of Shares of Series A Preferred Stock

On January 3, 2025, we entered into securities purchase agreements (the “Securities Purchase Agreements”) with various investors, including certain members of management and certain members of our board of directors (the

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“Investors”) for the issuance and sale by us of an aggregate of 863,340 shares of Series A Preferred Stock in the Private Placement. The Series A Preferred Stock was issued to the Investors pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(a)(2) of the Securities Act. Pursuant to the terms of the Securities Purchase Agreements, we agreed to submit to our stockholders the approval of (i) the conversion of the Series A Preferred Stock into shares of our common stock, in accordance with Nasdaq Stock Market Rules (the “Conversion Proposal”) and (ii) the issuance of the Series A Preferred Stock to certain members of management and certain members of our board of directors and any shares of our common stock issuable upon the conversion thereof (the “Director Issuance Proposal”) at a special meeting of the stockholders expected to be held on March 5, 2025. The Securities Purchase Agreements include customary representations, warranties and covenants by the parties to the agreements.

Pursuant to the Securities Purchase Agreements, the Investors agreed to purchase the Series A Preferred Stock at a purchase price of $200.00 per share for an aggregate purchase price of approximately $172.7 million. Institutional investors invested $168.8 million, and following the approval of the Director Issuance Proposal, certain members of management and certain members of our board of directors are expected to invest $3.9 million. We expect to use the net proceeds from the Private Placement for general corporate purposes.

In connection with the Private Placement, we also entered into the Registration Rights Agreement with the Investors, which provides that we will register the resale of the shares of our common stock issuable upon conversion of the Series A Preferred Stock. This registration statement is being filed in order to satisfy our obligation to prepare and file an initial registration statement with the Securities and Exchange Commission (“SEC”) as soon as reasonably practicable, but in no event later than 60 days after the closing of the Private Placement. We will use our best efforts to have the registration statement declared effective within 50 days after the filing of the initial registration statement with the SEC, subject to the approval of the Conversion Proposal being received at our special meeting of stockholders. The Registration Rights Agreement also contains customary provisions including, among other things, provisions relating to indemnification and expenses.

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RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 2024, and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

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FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact contained or incorporated by reference in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are “forward-looking statements” for the purposes of this prospectus. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “would,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include:

•

our future results of operations and financial position, including our expectations and projections regarding our revenues, recurring revenues and revenue growth rate, cost of revenues, gross margin, operating expenses, capital expenditures, cash burn and cash position;

•	our business strategy, plans and objectives of management;

•

key factors we believe affect our performance, including our beliefs about the opportunities presented by these factors, our ability to successfully address each of these factors and the anticipated impacts of these factors on our business, financial condition and result of operations;

•

continued execution of our various initiatives designed to expand gross margins, including by continuing to sell Tablo cartridges, services and accessories for Tablo console, reducing the cost of service and reducing the cost of Tablo consoles;

•

our ability to achieve and sustain future profitability, including our ability to expand gross margins, optimize operating expenses (including the anticipated benefits from cost reduction initiatives such as organizational restructurings) and optimize working capital;

•	our expectations regarding the market sizes and growth potential for Tablo, and the total addressable market opportunities for Tablo in the acute care and home settings;

•	our planned expansion within the home dialysis market and our assumptions about the home market, including expected drivers of home dialysis adoption;

•	any ongoing impact of macroeconomic factors on our business and results of operations, and on our customers and suppliers;

•	our ability to retain our commercial team, optimize our sales processes and expand the adoption of Tablo as we focus more heavily on enterprise selling;

•	our plans to continue to invest in our research and development efforts to enhance existing products and develop new products;

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•	our ability to respond to any reports, observations or other actions by the FDA or other regulators in a timely and effective manner; and

•	our expectations regarding the uses and sufficiency of our capital resources.

These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, Part II, Item IA – “Risk Factors” and for the reasons described in our Quarterly Report for the quarterly period ended September 30, 2024 on Form 10-Q and any risks contained in any other documents incorporated by reference herein. Any forward-looking statement in this prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, industry, and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus and the documents incorporated by reference may also contain estimates, projections and other information concerning our industry, including market size and growth rates of the markets in which we participate, and discussion of our general expectations, market position, and market opportunity. Information that is based on estimates, forecasts, projections, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies, and similar data prepared by third parties, industry, medical and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We intend to retain all available funds and any future earnings to fund the growth and development of our business. We do not intend to pay cash dividends to our stockholders in the foreseeable future. Moreover, any future indebtedness that we may incur could preclude us from paying dividends. Any future determination to pay dividends will be made at the discretion of our board of directors. Investors should not purchase our common stock with the expectation of receiving cash dividends.

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USE OF PROCEEDS

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the Resale Shares covered hereby. The net proceeds from the sale of the Resale Shares offered by this prospectus will be received by the Selling Stockholders.

Subject to limited exceptions, the Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of any of the Resale Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Resale Shares covered by this prospectus, including all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accounting firm.

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SELLING STOCKHOLDERS

This prospectus covers the possible resale or other disposition from time to time by the Selling Stockholders identified in the table below of up to an aggregate of 215,835,000 shares of our common stock, which represent the Resale Shares issuable upon conversion of shares of Series A Preferred Stock that were issued to the Selling Stockholders in the Private Placement. The Selling Stockholders may from time to time offer and sell any or all of the Resale Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement.

We are registering the Resale Shares to permit the Selling Stockholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” herein.

Except as otherwise disclosed herein, the Selling Stockholders do not have, and within the past three years have not had, any position, office or other material relationship with us.

The Selling Stockholders may sell some, all or none of their Resale Shares. We do not know how long the Selling Stockholders will hold the Resale Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of the Resale Shares. The Resale Shares covered hereby may be offered from time to time by the Selling Stockholders, provided that Resale Shares may only be offered after the shares of Series A Preferred Stock are converted to common stock subject to the terms of our Certificate of Designation and contingent upon the Company’s stockholders approving the conversion of the Series A Preferred Stock into shares of our common stock (the “Stockholder Approval”).

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of Common Stock, as of January 31, 2025, assuming (i) the issuance of the full number of 863,340 shares of Series A Preferred Stock in the Private Placement and (ii) the conversion of all shares of Series A Preferred Stock issued in the Private Placement into 215,835,000 shares of our common stock, without regard to any beneficial ownership limitations. The third column lists the Resale Shares being offered by this prospectus by the Selling Stockholders. The fourth column reflects the number and percentage of shares of common stock beneficially owned by each Selling Stockholder, assuming the sale of all of the Resale Shares offered by the Selling Stockholders pursuant to this prospectus.

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The information set forth below is based upon information obtained from the Selling Stockholders and upon information in our possession regarding the issuance of the Preferred Shares in connection with the Private Placement. The percentages of common stock beneficially owned after the offering by each Selling Stockholder set forth below are based on 269,538,697 shares of our common stock, which is the sum of 53,703,697 shares of common stock outstanding as of January 31, 2025 and 215,835,000 shares of our common stock issuable upon the conversion of all shares of Series A Preferred Stock issuable in the Private Placement, without regard to any beneficial ownership limitations.

Name of Selling Stockholders(1)	Common Stock Beneficially Owned Before Offering(2)	Common Stock that May Be Offered Pursuant to Prospectus	Common Stock Beneficially Owned After Offering(2)(3)
			Number	Percentage (%)
Altium Healthcare Long Short Onshore Fund LP(4)	2,500,000	2,500,000	—	—
Alyeska Master Fund(5)	25,000,000	25,000,000	—	—
Brandon Felts(6)	47,340	37,500	9,840	*
Brent D. Lang(7)	286,010	250,000	36,010	*
Brett Fogg(8)	74,466	20,000	54,466	*
Catalio Public Equities Master Fund, LP(9)	2,500,000	2,500,000	—	—
Cricklewood Holdings LLC(10)	1,875,000	1,875,000	—	—
D. Keith Grossman(11)	456,920	187,500	269,420	*
Dinamarie Stefani(12)	93,750	93,750	—	—
Durable Capital Master Fund LP(13)	31,250,000	31,250,000	—	—
Entities Associated with Atika Capital(14)	8,500,000	8,500,000	—	—
Entities Associated with Marshall Wace(15)	9,375,000	9,375,000	—	—
Entities Associated with MFS Investment Management(16)	12,428,250	12,428,250	—	—
Entities Associated with Perceptive Advisors(17)	12,500,000	12,500,000	—	—
Entities Associated with PFM Healthcare(18)	25,000,000	25,000,000	—	—
Entities Advised or Subadvised by T. Rowe Price Investment Management, Inc.(19)	23,673,750	23,673,750	—	—
Fidelity Advisor Series VII: Fidelity Advisor Health Care Fund(20)	11,986,250	11,986,250	—	—
Fidelity Select Portfolios: Select Health Care Portfolio(21)	19,993,500	19,993,500	—	—
Evin Macaluso(22)	282,442	250,000	32,442	*
Isaac Stockwell(23)	54,879	13,000	41,879	*
Jennifer Sipple(24)	74,184	25,000	49,184	*
John Geraci(25)	53,254	12,500	40,754	*
Karen Drexler(26)	54,482	31,250	23,232	*
Laura Romike(27)	379,080	187,500	191,580	*
Leslie Trigg(28)	1,894,032	625,000	1,269,032	*
Patrick T. Hackett(29)	3,180,823	3,125,000	55,823	*
Pura Vida X Fund, LP(30)	1,250,000	1,250,000	—	—
Variable Insurance Products Fund IV: VIP Health Care Portfolio(31)	3,145,250	3,145,250	—	—
Woodline Master Fund LP(32)	20,000,000	20,000,000	—	—

*	Less than 1%
(1)

To our knowledge, unless otherwise indicated, all persons named in the table above have sole voting and investment power with respect to their shares of common stock. Except as otherwise indicated, the address of each of the persons in this table is c/o Outset Medical, Inc., 3052 Orchard Drive, San Jose, California 95134.

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(2)

“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. Notwithstanding the foregoing, the beneficial ownership amounts (x) assume the sale of all common stock that may be offered pursuant to this prospectus and (y) do not take into account certain limitations, including that a holder of Series A Preferred Stock is prohibited from converting shares of Series A Preferred Stock into shares of common stock (i) prior to Stockholder Approval, or (ii) if, as a result of such conversion, such holder, together with its affiliates, would beneficially own a specified percentage (established by the holders between 0.00% and 19.99%, the “Beneficial Ownership Limitation”) of the total number of shares of common stock in excess of the applicable beneficial ownership limitation of such holder.

(3)

Assumes that all the shares of common stock of the Selling Stockholders covered by this prospectus are sold and that the Selling Stockholders do not acquire any additional shares of common stock before the completion of this offering. However, as each Selling Stockholder can offer all, some or none of its common stock, no definitive estimate can be given as to the number of shares of common stock that any Selling Stockholder will ultimately offer or sell under this prospectus.

(4)

Consists of 2,500,000 shares of common stock issuable upon the conversion of 10,000 shares of Series A Preferred Stock held by Altium Healthcare Long Short Onshore Fund LP (“Altium”). The Beneficial Ownership Limitation of Altium is 4.9%. The address of Altium is 152 West 57th Street, Fl 20, New York, NY 10019.

(5)

Consists of 25,000,000 shares of common stock issuable upon the conversion of 100,000 shares of Series A Preferred Stock held by Alyeska Master Fund, LP (“Alyeska”). The Beneficial Ownership Limitation of Alyeska is 9.9%. The address of Alyeska is 77 West Wacker Drive, Suite 700, Chicago, IL 60601.

(6)

Consists of (i) 4,107 shares of common stock, (ii) 37,500 shares of common stock issuable upon the conversion of 150 shares of Series A Preferred Stock and (iii) RSUs representing the right to receive 5,733 shares of common stock that will vest within 60 days of January 31, 2025. Mr. Felts is the Company’s Vice President of Sales Enablement. The Beneficial Ownership Limitation of Mr. Felts is 19.99%.

(7)

Consists of (i) 27,007 shares of common stock, (ii) 250,000 shares of common stock issuable upon the conversion of 1,000 shares of Series A Preferred Stock held by the Lang Van Schaack Family Revocable Trust (“LVS Family Trust”) and (iii) RSUs representing the right to receive 9,003 shares of common stock that will vest within 60 days of January 31, 2025. Mr. Lang is a director of the Company. The Beneficial Ownership Limitation of LVS Family Trust is 19.99%.

(8)

Consists of (i) 28,924 shares of common stock, (ii) 20,000 shares of common stock issuable upon the conversion of 80 shares of Series A Preferred Stock and (iii) 13,056 shares of Common Stock issuable pursuant to the exercise of options that are vested and exercisable within 60 days of January 31, 2025 and (iv) RSUs representing the right to receive 12,486 shares of common stock that will vest within 60 days of January 31, 2025. Mr. Fogg is the Company’s Vice President of R&D and Supply Chain. The Beneficial Ownership Limitation of Mr. Fogg is 19.99%.

(9)

Consists of 2,500,000 shares of common stock issuable upon the conversion of 10,000 shares of Series A Preferred Stock held by Catalio Public Equities Master Fund, LP (“Catalio”). The Beneficial Ownership Limitation of Catalio is 4.9%. The address of Catalio is 512 W. 22nd St, 5th Fl, New York, NY 10011.

(10)

Consists of 1,8750,000 shares of common stock issuable upon the conversion of 7,500 shares of Series A Preferred Stock held by Cricklewood Holdings LLC (“Cricklewood”). The Beneficial Ownership Limitation of Cricklewood is 19.9%. The address of Cricklewood is 355 South Grand Ave, Suite 2450, Lose Angeles, CA 90071.

(11)

Consists of (i) 54,221 shares of common stock, (ii) 187,500 shares of common stock issuable upon the conversion of 750 shares of Series A Preferred Stock held by The D. Keith and Hallie H. Grossman Family Living Trust (“Grossman Trust”), (iii) 215,199 shares of common stock issuable upon the exercise of options that are vested and exercisable within 60 days of January 31, 2025 and. Mr. Grossman is a director of the Company. The Beneficial Ownership Limitation of the Grossman Trust is 19.99%.

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(12)

Consists of 93,750 shares of common stock issuable upon the conversion of 375 shares of Series A Preferred Stock. Ms. Stefani is the Company’s Senior Vice President of Regulatory Affairs & Quality Assurance. The Beneficial Ownership Limitation of Ms. Stefani is 19.99%.

(13)

Consists of 31,250,000 shares of common stock issuable upon the conversion of 125,000 shares of Series A Preferred Stock held by Durable Capital Master Fund LP (“Durable”). Durable Capital Partners LP (“Durable Capital Partners”) is the investment adviser to Durable. Durable Capital Partners GP LLC (“Durable GP”) is the general partner of Durable Capital Partners, and Henry Ellenbogen is the chief investment officer of Durable Capital Partners and the managing member of Durable GP. The Beneficial Ownership Limitation of Durable is 9.9%. The principal business address of Durable is c/o Durable Capital Partners LP, 4747 Bethesda Ave, Suite 1002, Bethesda, MD 20814.

(14)

Consists of (i) 5,145,000 shares of common stock issuable upon the conversion of 20,580 shares of Series A Preferred Stock held by Atika Capital Partners, LP, (ii) 1,164,250 shares of common stock issuable upon the conversion of 4,657 shares of Series A Preferred Stock held by Atika Offshore Master Fund, Ltd, and (iii) 2,190,750 shares of common stock issuable upon the conversion of 8,763 shares of Series A Preferred Stock held by The Optika Master Portfolio Limited. The Beneficial Ownership Limitation of the forgoing entities is 19.99%. The address of the foregoing entities is c/o Atika Capital Management, 475 Tenth Ave., 14th Fl, New York, NY 10018.

(15)

Consists of (i) 6,250,000 shares of common stock issuable upon the conversion of 25,000 shares of Series A Preferred Stock held by MW XO Health Innovations Fund II, LP (“MW XO”) and (ii) 3,125,000 shares of common stock issuable upon the conversion of 12,500 shares of Series A Preferred Stock held by Marshall Wace Investment Strategies, an umbrella unit trust established in Ireland with limited liability between sub-trusts, acting solely in respect of the Eureka Fund (“Eureka”). The Beneficial Ownership Limitation of the forgoing entities is 9.99%. The address of MW XO is c/o Marshall Wace North America, LP, 350 Park Avenue, 18th Floor, New York, NY 10022. The address of Eureka is c/o Marshall Wace LLP, George House, 131 Sloane Street, London SWIX 9AT England.

(16)

Consists of (i) 14,000 shares of common stock issuable upon the conversion of 56 shares of Series A Preferred Stock held by MFS Global Alternative Strategy Fund, (ii) 8,205,500 shares of common stock issuable upon the conversion of 32,822 shares of Series A Preferred Stock held by MFS New Discovery Fund, (iii) 1,530,250 shares of common stock issuable upon the conversion of 6,121 shares of Series A Preferred Stock held by The assets of the Pacific Select Fund – Small-Cap Growth Portfolio advised by Massachusetts Financial Services Company, and (iv) 2,678,500 shares of common stock issuable upon the conversion of 10,714 shares of Series A Preferred Stock held by MFS Variable Insurance Trust — MFS New Discovery Series. The Beneficial Ownership Limitation of the forgoing entities is 19.99%. The address of the foregoing entities is MFS Investment Management, 111 Huntington Avenue, Boston, MA 02199.

(17)

Consists of (i) 5,960,250 shares of common stock issuable upon the conversion of 23,841 shares of Series A Preferred Stock held by Perceptive Credit Holdings IV, LP (“Holdings IV”) and (ii) 6,539,750 shares of common stock issuable upon the conversion of 26,159 shares of Series A Preferred Stock held by PCOF EQ AIV IV, LP (“PCOF”). Perceptive Credit Advisors, LLC (“Perceptive Credit”), an affiliate of Perceptive Advisors LLC, is the investment manager to Holdings IV and PCOF (together, “Perceptive Credit Affiliates”) and accordingly, may be deemed to beneficially own the securities directly held by the Perceptive Credit Affiliates. Joseph Edelman is the managing member of Perceptive Credit, and accordingly, Mr. Edelman may be deemed to beneficially own the securities held by the Perceptive Credit Affiliates. Perceptive Credit Affiliates and Mr. Edelman disclaim beneficial ownership of such shares except to the extent of its or his pecuniary interest therein. The Beneficial Ownership Limitation of Holdings IV and PCOF is 19.9%. The address for the Perceptive Credit Affiliates is c/o Perceptive Advisors LLC, 51 Astor Place, 10th Floor, New York, NY 10003.

(18)

Consists of (i) 15,000,000 shares of common stock issuable upon the conversion of 60,000 shares of Series A Preferred Stock held by PFM Healthcare Master Fund, LP (“PFM Master”) and (ii) 10,000,000 shares of common stock issuable upon the conversion of 40,000 shares of Series A Preferred Stock held by PFM Healthcare Growth Equity Fund I, LP (“PFM Growth”). The Beneficial Ownership Limitation of PFM Master and PFM Growth is 9.9%. The address for PFM Master and PFM Growth is c/o PFM Health Sciences, LP, 475 Sansome St., Ste. 1720, San Francisco, CA 94111.

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(19)

Consists of (i) 10,790,250 shares of common stock issuable upon the conversion of 43,161 shares of Series A Preferred Stock held by T. Rowe Price Small-Cap Stock Fund, Inc., (ii) 5,730,750 shares of common stock issuable upon the conversion of 22,923 shares of Series A Preferred Stock held by T. Rowe Price Institutional Small-Cap Stock Fund, (iii) 79,250 shares of common stock issuable upon the conversion of 317 shares of Series A Preferred Stock held by T. Rowe Price Spectrum Conservative Allocation Fund, (iv) 121,250 shares of common stock issuable upon the conversion of 485 shares of Series A Preferred Stock held by T. Rowe Price Spectrum Moderate Allocation Fund, (v) 285,000 shares of common stock issuable upon the conversion of 1,140 shares of Series A Preferred Stock held by T. Rowe Price Spectrum Moderate Growth Allocation Fund, (vi) 12,250 shares of common stock issuable upon the conversion of 49 shares of Series A Preferred Stock held by T. Rowe Price Moderate Allocation Portfolio, (vii) 484,750 shares of common stock issuable upon the conversion of 1,939 shares of Series A Preferred Stock held by U.S. Small-Cap Stock Trust, (viii) 399,500 shares of common stock issuable upon the conversion of 1,598 shares of Series A Preferred Stock held by TD Mutual Funds — TD U.S. Small-Cap Equity Fund, (ix) 5,051,250 shares of common stock issuable upon the conversion of 20,205 shares of Series A Preferred Stock held by T. Rowe Price U.S. Small-Cap Core Equity Trust, and (x) 719,500 shares of common stock issuable upon the conversion of 2,878 shares of Series A Preferred Stock held by Costco 401(k) retirement Plan. The Beneficial Ownership Limitation of the forgoing entities is 19.99%. The address of the foregoing entities is T. Rowe Price Investment Management, Inc., 100 East Pratt Street, Baltimore, MD 21202.

(20)

Consists of 11,986,250 shares of common stock issuable upon the conversion of 47,945 shares of Series A Preferred Stock held by Fidelity Advisor Series VII: Fidelity Advisor Health Care Fund (“Fidelity Advisor”). Fidelity Advisor is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of Fidelity Advisor is 245 Summer Street, Boston, MA 02210.

(21)

Consists of 19,993,500 shares of common stock issuable upon the conversion of 79,974 shares of Series A Preferred Stock held by Fidelity Select Portfolios: Select Health Care Portfolio (“Fidelity Select”). Fidelity Select is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of Fidelity Select is 245 Summer Street, Boston, MA 02210.

(22)

Consists of (i) 22,519 shares of common stock, (ii) 250,000 shares of common stock issuable upon the conversion of 1,000 shares of Series A Preferred Stock and (iii) RSUs representing the right to receive 9,923 shares of common stock that will vest within 60 days of January 31, 2025. Mr. Macaluso is the Company’s Vice President of Sales. The Beneficial Ownership Limitation of Mr. Macaluso is 19.99%.

(23)

Consists of (i) 19,154 shares of common stock, (ii) 13,000 shares of common stock issuable upon the conversion of 52 shares of Series A Preferred Stock, (iii) 13,531 shares of common stock issuable upon the exercise of options that are vested and exercisable within 60 days of January 31, 2025 and (iv) RSUs representing the right to receive 9,194 shares of common stock that will vest within 60 days of January 31, 2025. Mr. Stockwell is the Company’s Vice President of Information Technology. The Beneficial Ownership Limitation of Mr. Stockwell is 19.99%.

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(24)

Consists of (i) 26,701 shares of common stock, (ii) 25,000 shares of common stock issuable upon the conversion of 100 shares of Series A Preferred Stock, (iii) 12,791 shares of common stock issuable upon the exercise of options that are vested and exercisable within 60 days of January 31, 2025 and (iv) RSUs representing the right to receive 9,692 shares of common stock that will vest within 60 days of January 31, 2025. Ms. Sipple is the Company’s Senior Vice President of Customer Experience. The Beneficial Ownership Limitation of Ms. Sipple is 19.99%.

(25)

Consists of (i) 21,976 shares of common stock, (ii) 12,500 shares of common stock issuable upon the conversion of 50 shares of Series A Preferred Stock, (iii) 9,621 shares of common stock issuable upon the exercise of options that are vested and exercisable within 60 days of January 31, 2025 and (iv) RSUs representing the right to receive 9,157 shares of common stock that will vest within 60 days of January 31, 2025. Mr. Geraci is the Company’s Vice President and Controller. The Beneficial Ownership Limitation of Mr. Geraci is 19.99%.

(26)

Consists of (i) 23,232 shares of common stock, and (ii) 31,250 shares of common stock issuable upon the conversion of 125 shares of Series A Preferred Stock held by the Drexler Family Trust U/A DTD 5/23/1996 (“Drexler Trust”). Ms. Drexler is a director of the Company. The Beneficial Ownership Limitation of Drexler Trust is 19.99%.

(27)

Consists of (i) 178,274 shares of common stock, (ii) 187,500 shares of common stock issuable upon the conversion of 750 shares of Series A Preferred Stock, and (iii) RSUs representing the right to receive 13,306 shares of common stock that will vest within 60 days of January 31, 2025. Ms. Romike is the Company’s Senior Vice President of Sales. The Beneficial Ownership Limitation of Ms. Romike is 5%.

(28)

Consists of (i) 493,587 shares of common stock, (ii) 625,000 shares of common stock issuable upon the conversion of 2,500 shares of Series A Preferred Stock held by the Trigg 2002 Revocable Trust UAD 12/30/02 (“Trigg Trust”), (iii) 747,066 shares of common stock issuable upon the exercise of options that are vested and exercisable within 60 days of January 31, 2025 and (iv) RSUs representing the right to receive 28,379 shares of common stock that will vest within 60 days of January 31, 2025. Ms. Trigg is the Chief Executive Officer and a director of the Company. The Beneficial Ownership Limitation of the Trigg Trust is 19.99%.

(29)

Consists of (i) 17,849 shares of common stock held by Mr. Hackett, (ii) 1,250,000 shares of common stock issuable upon the conversion of 5,000 shares of Series A Preferred Stock held by Mr. Hackett, (iii) 1,250,000 shares of common stock issuable upon the conversion of 5,000 shares of Series A Preferred Stock held by the Patrick T. Hackett 2006 GST Trust (the “Hackett Trust”), (iv) 625,000 shares of common stock issuable upon the conversion of 2,500 shares of Series A Preferred Stock held by the Hackett Family Fund (the “Hackett Fund”), and (v) 37,974 shares of common stock issuable to Mr. Hackett upon the exercise of options that are vested and exercisable within 60 days of January 31, 2025. Mr. Hackett is a director of the Company. The Beneficial Ownership Limitation of the Mr. Hackett, the Hackett Fund, and Hackett Trust is 19.99%.

(30)

Consists of 1,250,000 shares of common stock issuable upon conversion of the 5,000 shares of Series A Preferred Stock held by Pura Vida X Fund, LP (“Pura Vida”). The Beneficial Ownership Limitation of Pura Vida is 4.99%. The address of Pura Vida is c/o Pura Vida Investments, LLC, Attn: Cara Bradfield, 545 W 25th St, 19th Floor, New York, NY 10001.

(31)

Consists of 3,145,250 shares of common stock issuable upon conversion of 12,581 shares of Series A Preferred Stock held by Variable Insurance Products Fund IV: VIP Health Care Portfolio (“Variable”). Variable is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of Variable is 245 Summer Street, Boston, MA 02210.

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(32)

Consists of 20,000,000 shares of common stock issuable upon conversion of the 80,000 shares of Series A Preferred Stock held by Woodline Master Fund LP (“Woodline”). The Beneficial Ownership Limitation of Woodline is 9.9%. Woodline Partners LP serves as the investment manager of Woodline Master Fund LP and may be deemed to be the beneficial owner of the shares. Woodline Partners LP disclaims any beneficial ownership of these shares. The address of Woodline is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

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DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our authorized capital stock consists of 300,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of preferred stock, $0.001 par value. A description of material terms and provisions of our amended and restated certificate of incorporation and amended and restated bylaws, as amended affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws.

General

Our amended and restated certificate of incorporation authorizes 300,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.001 par value per share, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

As of January 31, 2025, we had outstanding 53,703,697 shares of common stock and 863,340 shares of Series A Non-Voting Convertible Preferred Stock (“Series A Preferred Stock”).

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine.

Voting Rights

The holders of our common stock are entitled to one vote per share. Stockholders do not have the ability to cumulate votes for the election of directors. Our amended and restated certificate of incorporation and bylaws provide for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors is expressly authorized to issue from time to time preferred stock in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the board of directors, without any further vote or action by our stockholders. The board of directors is further authorized, subject to limitations prescribed by law, to fix by resolution or

16

resolutions and to set forth in a certificate of designation filed pursuant to the DGCL the powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions, if any, of any wholly unissued series of preferred stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. Our board of directors is also authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of that series then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Series A Non-Voting Convertible Preferred Stock

Dividends

At all times following the date of the first issuance of the Series A Preferred Stock, while shares of Series A Preferred Stock are issued and outstanding, holders of Series A Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of the Series A Preferred Stock (on an as-if-converted-to-common-stock basis and without regard to any limitations on conversion set forth herein or otherwise) equal to and in the same form, and in the same manner, as dividends (other than dividends on shares of our common stock payable in the form of our common stock) actually paid on shares of our common stock when, as and if such dividends (other than dividends payable in the form of our common stock) are paid on shares of our common stock.

In addition, at all times following the date that is six months following the date of the first issuance of the Series A Preferred Stock (the “Six Month Date”) until the Company’s stockholders approve the conversion of the Series A Preferred Stock into shares of our common stock (the “Stockholder Approval”), dividends will accrue, on all issued and outstanding shares of Series A Preferred Stock, prior to and in preference to all other shares of capital stock of the Company, at an annual rate of eight percent (8%) compounded annually on the Original Per Share Price ($200.00) (plus any such accreted compounded amounts); provided that such annual dividend rate shall increase by two percent (2%) on each one year anniversary of the Six Month Date if the Stockholder Approval is not obtained by such time (collectively, the “Accruing Dividends”). Such Accruing Dividends shall be payable only when, as, and if declared by our board of directors and the Company shall be under no obligation to pay such Accruing Dividends, other than as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (the “Certificate of Designation”).

Voting Rights

Except as otherwise provided in the Certificate of Designation or as otherwise provided by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of at least 60% of the then outstanding shares of the Series A Preferred Stock: (i) alter or change adversely the powers, preferences or rights of the Series A Preferred Stock in a manner disproportionate to the other capital stock of the Company, (ii) alter or amend the Certificate of Designation, (iii) amend or repeal our amended and restated certificate of incorporation or other charter documents in any manner that adversely effects the rights of the holders of Series A Preferred Stock in a manner disproportionate to the other capital stock of the Company, (iv) increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock, or (v) enter into any agreement with respect to any of the foregoing.

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Liquidation

Upon any liquidation, the Series A Preferred Stock shall rank on parity with our common stock as to distributions of assets; provided, however, that from the Six Month Date until receipt of the Stockholder Approval, the Series A Preferred Stock shall rank senior to our common stock as to distributions of assets.

Upon any liquidation prior to the Six Month Date or at any time following Stockholder Approval, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock and our common stock pari passu, treating for this purpose all shares of Series A Preferred Stock as if they had been converted to our common stock pursuant to the terms of the Certificate of Designation immediately prior to such liquidation, without regard to any limitations on conversion set forth in the Certificate of Designation or otherwise. The holders of the shares of Series A Preferred Stock shall also be entitled to receive an additional amount equal to any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared on but unpaid to such shares. If, upon any such liquidation, the assets of the Company shall be insufficient to pay the holders of shares of the Series A Preferred Stock the amount required, then all remaining assets of the Company shall be distributed ratably to the holders of Series A Preferred Stock and the holders of our common stock in accordance with the respective amounts that would be payable on all such securities if all amounts payable thereon were paid in full.

Upon any liquidation from the Six Month Date until Stockholder Approval is obtained, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock in amounts equal to the greater of (i) the Original Per Share Price ($200.00) for each share of Series A Preferred Stock held by such holder plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared on but unpaid to such shares, and (ii) the amount such holder of the shares of Series A Preferred Stock would receive if the shares of Series A Preferred Stock and any Accruing Dividends accrued but unpaid thereon, whether or not declared, were converted to our common stock. If, upon any such liquidation, the assets of the Company shall be insufficient to pay the holders of shares of the Series A Preferred Stock the amount required, then all remaining assets of the Company shall be distributed ratably to the holders of the shares of Series A Preferred Stock in accordance with the respective amounts that would be payable on the Series A Preferred Stock if all amounts payable thereon were paid in full.

Conversion

Subject to the limitations set forth in the Certificate of Designation, each share of Series A Preferred Stock outstanding as of 5:00 p.m. Eastern time on the third Business Day after the date that the Stockholder Approval is obtained shall automatically convert into a number of shares of our common stock equal to the Original Per Share Price ($200.00) plus any Accruing Dividends accrued but unpaid thereon, whether or not declared divided by (ii) the Conversion Price ($0.80), subject to the Beneficial Ownership Limitation.

Thereafter, each share of Series A Preferred Stock that did not convert automatically shall be convertible at the option of the holder into a number of shares of our common stock equal to (i) the Original Per Share Price ($200.00) plus any Accruing Dividends accrued but unpaid thereon, whether or not declared divided by (ii) the Conversion Price ($0.80), subject to the Beneficial Ownership Limitation.

No conversion of the Series A Preferred Stock shall be effected, either automatically or at the option of a holder of Series A Preferred Stock, to the extent that, after giving effect to such attempted conversion, such holder of Series A Preferred Stock or any other person would beneficially own a number of shares of our common stock in excess of the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” is 19.9% or such other percentage designated by the applicable holder in the applicable Purchase Agreements. A holder of Series A Preferred Stock may (i) reset the Beneficial Ownership Limitation to a higher percentage, which increase will not be effective until the sixty-first (61st) day after such written notice is delivered to the Company, and (ii) reset the Beneficial Ownership Limitation to a lower percentage provided that such decrease shall not become effective

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until the latest of (x) 8:00 a.m. Eastern time on the fourth business day after the date of the Stockholder Approval, (y) if Stockholder Approval is not obtained by the Six Month Date, the date that is three business days after the Six Month Date, and (z) the third (3rd) day after such written notice is delivered to the Company.

Warrants and Options

As of December 31, 2024, we had outstanding warrants to purchase an aggregate of 62,794 shares of common stock, with a weighted-average exercise price of $7.96 per share and outstanding options to purchase an aggregate of 1,384,920 shares of common stock, with a weighted-average exercise price of $13.26 per share.

Registration Rights

Pursuant to the terms of our January 2025 registration rights agreement (the “RRA”), we agreed to prepare and file with the SEC a registration statement that permits the resale or other disposition of shares by certain stockholders (the “Investors”) of up to 215,835,000 shares of common stock issued upon conversion of the Series A Preferred Stock issued to such Investors pursuant to certain securities purchase agreements entered into in January 2025 and, subject to certain exceptions, use reasonable efforts to keep the registration statement effective under the Securities Act for so long as such securities registered for resale thereunder retain their character as Registrable Securities (as defined in the RRA).

We have also agreed, among other things, to indemnify each Investor and each person who controls each Investor, and each of their respective members, directors, officers, partners, employees, managers, agents, representatives and advisors from certain liabilities and pay all fees and expenses incident to our obligations under the RRA.

Anti-Takeover Provisions

The provisions of the DGCL, our amended and restated certificate of incorporation and our bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the date that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction, which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction, which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested stockholder; or

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•

at or after the time the stockholder became interested, the business combination was approved by our board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock, which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance of transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Amended and Restated Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and our bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in our board of directors or our governance or policy, including the following:

Board Vacancies

Our amended and restated certificate of incorporation and bylaws authorize generally only our board of directors to fill vacant directorships resulting from any cause or created by the expansion of our board of directors. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

Classified Board

Our amended and restated certificate of incorporation and bylaws provide that our board of directors is classified into three classes of directors. The existence of a classified board of directors could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

Directors Removed Only for Cause

Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause.

Supermajority Requirements for Amendments of Our Amended and Restated Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation further provides that the affirmative vote of holders of at least two-thirds of the voting power of our outstanding common stock is required to amend certain provisions of

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our amended and restated certificate of incorporation, including provisions relating to the classified board, the size of the board of directors, removal of directors, special meetings, actions by written consent and designation of our preferred stock. The affirmative vote of holders of at least two-thirds of the voting power of our outstanding common stock is required to amend or repeal our bylaws, although our bylaws may be amended by a simple majority vote of our board of directors.

Stockholder Action; Special Meetings of Stockholders

Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, holders of our capital stock are not able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Our amended and restated certificate of incorporation and our bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, our chief executive officer, our president or the lead independent director, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. To be timely, a stockholder’s notice generally must be delivered to us not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. With respect to nominations of persons for election to our board of directors, the notice shall provide information about the nominee, including, among other things, name, age, address, principal occupation, ownership of our capital stock and whether they meet applicable independence requirements. With respect to the proposal of other business to be considered by our stockholders at an annual meeting, the notice shall provide a brief description of the business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business by such stockholder and any beneficial owners and associated persons on whose behalf the notice is made, or the proposing persons. In addition, a stockholder’s notice must set forth certain information related to the proposing persons, including, among other things:

•	the name and address of the proposing persons;

•	information as to the ownership by the proposing persons of our capital stock and any derivative interest or short interest in any of our securities held by the proposing persons;

•	information as to any material relationships and interest between the proposing persons and us, any of our affiliates and any of our principal competitors;

•

a representation that the stockholder is a holder of record of our stock entitled to vote at that meeting and that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or business; and

•

a representation whether the proposing persons intend or are part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee or carry the proposal.

These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

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No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and bylaws do not provide for cumulative voting.

Issuance of Undesignated Preferred Stock

Our board has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf under Delaware law, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (3) any action arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or bylaws, (4) any other action asserting a claim that is governed by the internal affairs doctrine or (5) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) in all cases subject to the court having jurisdiction over indispensable parties named as defendants. These exclusive-forum provisions do not apply to claims under the Securities Act or the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to this provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.

To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, our amended and restated certificate of incorporation contains a federal forum provision which provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is Equiniti Trust Company, LLC, 55 Challenger Road, 2nd Floor, Ridgefield Park, NJ 07660, and its telephone number is (800) 937-5449 .

Exchange Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “OM.”

22

PLAN OF DISTRIBUTION

We are registering the Resale Shares issued to the Selling Stockholders to permit the sale, transfer or other disposition of these shares by the Selling Stockholders or their donees, pledgees, transferees or other successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the Resale Shares. We will, or will procure to, bear all fees and expenses incident to our obligation to register the Resale Shares.

The Selling Stockholders may sell all or a portion of the Resale Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Resale Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering) or commissions or agent’s commissions. The Resale Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, through distributions in kind for no consideration, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholders may use any one or more of the following methods when selling Resale Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	to or through underwriters or purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders also may resell all or a portion of the Resale Shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions by selling Resale Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the Resale Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.01.

23

In connection with sales of the Resale Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Resale Shares in the course of hedging in positions they assume. The Selling Stockholders may also sell Resale Shares short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the Selling Stockholders may deliver Resale Shares covered by this prospectus to close out short positions and to return borrowed Resale Shares in connection with such short sales. The Selling Stockholders may also loan or pledge Resale Shares to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Stockholders have been advised that they may not use Resale Shares to cover short sales of our Common Stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the Resale Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer or agents participating in the distribution of the Resale Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each Selling Stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Resale Shares. Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of Resale Shares involved, (iii) the price at which such the Resale Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

Under the securities laws of some U.S. states, the Resale Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some U.S. states the Resale Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the Resale Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

24

Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Resale Shares by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Resale Shares to engage in market-making activities with respect to the Resale Shares. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.

We will pay all expenses of the registration of the Resale Shares pursuant to the Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each Selling Stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against certain civil liabilities set forth in the Registration Rights Agreement, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

25

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Sidley Austin LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

26

EXPERTS

The financial statements of Outset Medical, Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been included in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

27

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov. We also make these documents available on our website at www.outsetmedical.com. Our website and the information contained or accessible through our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.

28

INFORMATION INCORPORATED BY REFERENCE

SEC rules permit us to incorporate information by reference in this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or any applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (Commission File No. 001-39513), other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.

•	Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 21, 2024;

•

The information contained in our definitive proxy statement on Schedule 14A for our 2024 annual meeting of stockholders filed with the SEC on April 11, 2024, to the extent incorporated by reference in Part III of the Form 10-K;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed with the SEC on May 9, 2024;

•	Quarterly Report on Form 10-Q for the period ended June 30, 2024, filed with the SEC on August 8, 2024;

•	Quarterly Report on Form 10-Q for the period ended September 30, 2024, filed with the SEC on November 7, 2024;

•

Current Reports on Form 8-K, filed with the SEC on January 2, 2024, February 21, 2024 (Item 5.02 only), March 13, 2024 (Item 5.02 only), May 6, 2024, May 8, 2024 (Items 5.02 and 8.01 only), May 30, 2024, August 16, 2024, September 27, 2024, January 6, 2025 (Items 1.01, 3.02 and 9.01 only), January 8, 2025, January 24, 2025 and February 26, 2025; and

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 11, 2020, and any other amendment or report filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.

29

You can obtain any of the filings incorporated by reference into this prospectus or any applicable prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. Upon request, we will provide, without charge, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus or any applicable prospectus supplement. Prospective investors may obtain documents incorporated by reference in this prospectus or any applicable prospectus supplement by requesting them in writing or by telephone from us at our executive offices at:

Outset Medical, Inc.

3052 Orchard Dr.

San Jose, California 95134

Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at www.outsetmedical.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Incorporation of Certain Documents by Reference”) is not incorporated by reference into this prospectus or any applicable prospectus supplement and you should not consider it a part of this prospectus, any applicable prospectus supplement, or the registration statement.

30

Outset Medical, Inc.

F-1

Report of Independent Registered Public Accounting Firm
To the Stockholders and Board of Directors
Outset Medical, Inc.:
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Outset Medical, Inc. (the Company) as of December 31, 2024 and 2023, the related statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2024, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2024, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matters
The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.
Sufficiency of audit evidence over Tablo console revenue and service agreement revenue
As discussed in Note 2 to the financial statements, the Company derives revenue primarily from the sales of its products and services. Product revenue consists primarily of sales of Tablo consoles and related consumables, including Tablo cartridges and accessories. Service and other revenue consists primarily of revenue generated from service agreements and other revenue from shipping and handling charged to customers. The Company’s contracts with customers often include multiple performance obligations, such as products and services. The Company determines the amount and timing of revenue recorded for each performance obligation.

F-2

We identified the evaluation of the sufficiency of audit evidence over Tablo console revenue and service agreement revenue as a critical audit matter. During the year, two separate processes, including a manual process and a newly implemented automated process, were used in the recognition and recording of revenue. Challenging auditor judgment was required to evaluate the sufficiency of audit evidence due to the use of multiple processes throughout the year, as well as the nature of each process used in the Company’s determination of Tablo console revenue and service agreement revenue, including the timing of the revenue recognized.
The following are the primary procedures we performed to address this critical audit matter. We applied auditor judgment to determine the nature and extent of procedures to be performed over the Company’s determination of Tablo console revenue and service agreement revenue, including the timing of the revenue recognized. We evaluated the design and tested the operating effectiveness of certain controls related to the Company’s process to determine Tablo console revenue and service agreement revenue. This included controls over the Company’s determination and timing of revenue recognized using the manual and automated processes. We also involved IT professionals with specialized skills and knowledge who assisted in testing certain IT application and general IT controls used in the Company’s determination of Tablo console revenue and service agreement revenue. For samples of Tablo console revenue transactions and service agreement revenue transactions recorded under both the Company’s manual and automated processes, we evaluated the amount and timing of revenue recognized by comparing it to the underlying contract, and/or other supporting documentation, and recalculating the Company’s determination of revenue recognized. In addition, we evaluated the overall sufficiency of audit evidence obtained over Tablo console revenue and service agreement revenue by assessing the results of procedures performed, including the appropriateness of the nature and extent of audit effort.
/s/ KPMG LLP
We have served as the Company’s auditor since 2011.
San Francisco, California
February 26, 2025

F-3

Outset Medical, Inc.
Balance Sheets
(in thousands, except per share amounts)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$124,014	$68,509
Short-term investments	34,671	134,815
Accounts receivable, net	35,619	32,980
Inventories	59,387	49,215
Prepaid expenses and other current assets	4,530	5,700

Total current assets	258,221	291,219
Restricted cash	3,329	3,329
Property and equipment, net	8,133	13,273
Operating lease right-of-use assets	3,940	5,375
Other assets	2,172	605

Total assets	$275,795	$313,801

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,862	$5,827
Accrued compensation and related benefits	16,821	19,005
Accrued expenses and other current liabilities	8,205	13,459
Accrued warranty liability	1,938	3,712
Deferred revenue, current	12,753	11,727
Operating lease liabilities, current	1,799	1,593

Total current liabilities	45,378	55,323
Accrued interest	2,695	896
Deferred revenue	844	101
Operating lease liabilities	2,684	4,482
Term loans	197,375	130,113

Total liabilities	248,976	190,915

Commitments and contingencies (Note 6)
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized , and no shares issued and outstanding as of December 31, 2024 and 2023	—	—
Common stock, $0.001 par value; 300,000 shares authorized as of December 31, 2024 and 2023; 52,944 and 50,317 shares issued and outstanding as of December 31, 2024 and 2023, respectively	53	50
Additional paid-in capital	1,116,447	1,084,515
Accumulated other comprehensive income	42	68
Accumulated deficit	(1,089,723)	(961,747)

Total stockholders’ equity	26,819	122,886

Total liabilities and stockholders’ equity	$275,795	$313,801

The accompanying notes are an integral part of these financial statements

F-
4

Outset Medical, Inc.
Statements of Operations
(in thousands, except per share amounts)

	Years Ended December 31,
	2024	2023	2022
Revenue:
Product revenue	$80,977	$103,537	$93,388
Service and other revenue	32,712	26,839	21,987

Total revenue	113,689	130,376	115,375
Cost of revenue:
Cost of product revenue	46,449	74,454	82,510
Cost of service and other revenue	28,676	26,922	15,032

Total cost of revenue	75,125	101,376	97,542

Gross profit	38,564	29,000	17,833
Operating expenses:
Research and development	38,397	57,307	48,855
Sales and marketing	70,044	96,232	89,482
General and administrative	43,498	45,231	40,515

Total operating expenses	151,939	198,770	178,852

Loss from operations	(113,375)	(169,770)	(161,019)
Interest income and other income, net	9,761	10,171	3,291
Interest expense	(23,871)	(12,675)	(3,566)
Loss on extinguishment of term loan	—	—	(1,367)

Loss before provision for income taxes	(127,485)	(172,274)	(162,661)
Provision for income taxes	491	523	295

Net loss	$(127,976)	$(172,797)	$(162,956)

Net loss per share, basic and diluted	$(2.46)	$(3.48)	$(3.38)

Shares used in computing net loss per share, basic and diluted	51,951	49,588	$48,161

The accompanying notes are an integral part of these financial statements

F-
5

Outset Medical, Inc.
Statements of Comprehensive Loss
(in thousands)

	Years Ended December 31,
	2024	2023	2022
Net loss	$(127,976)	$(172,797)	$(162,956)
Other comprehensive (loss) income:
Unrealized (loss) gain on available-for-sale securities	(26)	632	(380)

Comprehensive loss	$(128,002)	$(172,165)	$(163,336)

The accompanying notes are an integral part of these financial statements

F-
6

Outset Medical, Inc.
Statements of Stockholders’ Equity
(in thousands)

	Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance as of December 31, 2021	47,241	$47	$1,000,212	$(184)	$(625,994)	$374,081
Issuance of common stock through employee stock purchase plan	193	—	4,202	—	—	4,202
Issuance of common stock for settlement of RSUs	241	—	—	—	—	—
Stock option exercises	790	1	3,839	—	—	3,840
Stock-based compensation expense	—	—	27,203	—	—	27,203
Unrealized loss on available-for-sale securities	—	—	—	(380)	—	(380)
Net loss	—	—	—	—	(162,956)	(162,956)

Balance as of December 31, 2022	48,465	$48	$1,035,456	$(564)	$(788,950)	$245,990
Issuance of common stock through employee stock purchase plan	559	1	7,509	—	—	7,510
Issuance of common stock for settlement of RSUs	708	—	—	—	—	—
Stock option exercises	585	1	2,916	—	—	2,917
Stock-based compensation expense	—	—	38,634	—	—	38,634
Unrealized gain on available-for-sale securities	—	—	—	632	—	632
Net loss	—	—	—	—	(172,797)	(172,797)

Balance as of December 31, 2023	50,317	$50	$1,084,515	$68	$(961,747)	$122,886
Issuance of common stock through employee stock purchase plan	1,040	1	2,200	—	—	2,201
Issuance of common stock for settlement of RSUs	1,515	2	293	—	—	295
Stock option exercises	72	—	83	—	—	83
Stock-based compensation expense	—	—	29,356	—	—	29,356
Unrealized loss on available-for-sale securities	—	—	—	(26)	—	(26)
Net loss	—	—	—	—	(127,976)	(127,976)

Balance as of December 31, 2024	52,944	$53	$1,116,447	$42	$(1,089,723)	$26,819

The accompanying notes are an integral part of these financial statements

F-
7

Outset Medical, Inc.
Statements of Cash Flows
(in thousands)

	Years Ended December 31,
	2024	2023	2022
Cash flows from operating activities:
Net loss	$(127,976)	$(172,797)	$(162,956)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	29,356	38,634	27,203
Depreciation and amortization	5,728	5,810	5,169
Non-cash lease expense	1,435	1,271	1,114
Non-cash interest expense	2,574	1,828	381
Accretion (amortization) of discount (premium) on investments, net	(4,720)	(6,369)	449
Provision for inventories	561	733	2,610
Loss on disposal of property and equipment	53	106	39
Allowance for credit losses	2,374	184	37
Loss on extinguishment of term loan	—	—	1,367
Changes in operating assets and liabilities:
Accounts receivable	(5,012)	(5,094)	(2,506)
Inventories	(10,857)	1,647	(14,730)
Prepaid expenses and other assets	784	739	(1,215)
Accounts payable	(1,948)	5,312	(1,281)
Accrued compensation and related benefits	(1,889)	(2,515)	(3,428)
Accrued expenses and other current liabilities	(5,168)	(2,621)	1,811
Accrued warranty liability	(1,774)	91	(83)
Deferred revenue	1,769	3,015	2,161
Operating lease liabilities	(1,593)	(1,347)	(1,150)
Accrued interest	—	—	(721)

Net cash used in operating activities	(116,303)	(131,373)	(145,729)

Cash flows from investing activities:
Purchases of property and equipment	(912)	(3,440)	(8,325)
Purchases of investment securities	(156,584)	(172,284)	(261,154)
Sales and maturities of investment securities	261,434	258,750	203,184

Net cash provided by (used in) investing activities	103,938	83,026	(66,295)

Cash flows from financing activities:
Proceeds from stock option exercises and ESPP purchases	2,284	10,427	8,042
Proceeds from issuance of term loans, net of issuance costs	66,524	33,225	96,059
Repayment of term loan and extinguishment costs	—	—	(31,203)
Payment of deferred financing costs	(938)	—	—

Net cash provided by financing activities	67,870	43,652	72,898

Net increase (decrease) in cash, cash equivalents and restricted cash	55,505	(4,695)	(139,126)
Cash, cash equivalents and restricted cash as of beginning of period	71,838	76,533	215,659

Cash, cash equivalents and restricted cash as of end of period	$127,343	$71,838	$76,533

Summary of cash, cash equivalents and restricted cash reported within the balance sheets:

Cash and cash equivalents	$124,014	$68,509	$73,222
Restricted cash	3,329	3,329	3,311

Total cash, cash equivalents and restricted cash	$127,343	$71,838	$76,533

Supplemental cash flow disclosures:
Cash paid for income taxes	$593	$491	$385

Cash paid for interest	$20,685	$10,847	$3,185

Cash paid for amounts included in the measurement of operating lease liabilities	$1,593	$1,347	$1,150

The accompanying notes are an integral part of these financial statements

F-
8

Outset Medical, Inc.
Statements of Cash Flows
(in thousands)

	Years Ended December 31,
	2024	2023	2022
Supplemental non-cash investing and financing activities:
Capital expenditures included in accounts payable and accrued expenses	$31	$159	$167

Transfer of inventories to property and equipment	$148	$119	$28

Right-of-use assets obtained in exchange for operating lease liabilities	$—	$528	$—

Deferred offering costs included in accrued expenses	$266	$—	$750

Transfer of property and equipment to inventories	$24	$—	$199

The accompanying notes are an integral part of these financial statements

F-
9

Notes to Financial Statements
1. Description of Business
Outset Medical, Inc. (the Company) is a medical technology company pioneering a first-of-its-kind
technology to reduce the cost and complexity of dialysis. Tablo
®
Hemodialysis System, cleared by the FDA for use from the hospital to the home, represents a significant technological advancement designed to transform the dialysis experience for patients and operationally simplify it for providers. Tablo serves as a single enterprise solution designed to be utilized across the continuum of care, allowing dialysis to be delivered anytime, anywhere, and by virtually anyone. The integration of water purification and on-demand
dialysate production in a single
35-inch
compact console enables Tablo to serve as a dialysis clinic on wheels. With a simple-to-use
touchscreen interface,
two-way
wireless data transmission and a proprietary data analytics platform, Tablo is a new holistic approach to dialysis care. The Company’s headquarters are located in San Jose, CA.
Liquidity
Since inception, the Company has incurred net losses and negative cash flows from operations. For the years ended December 31, 2024, 2023, and 2022, the Company incurred net losses of $128.0 million, $172.8 million and $163.0 million, respectively, and cash outflow from operating activities of $116.3 million, $131.4 million and $145.7 million, respectively. As of December 31, 2024, the Company had an accumulated deficit of $1.1 billion.
As of December 31, 2024, the Company had a total cash, cash equivalents, restricted cash, and short-term investments balance of $162.0 million. In January 2025, the Company entered into securities purchase agreements (Securities Purchase Agreements) with various investors pursuant to which it sold 843,908 shares of its Series A
Non-Voting
Convertible Preferred Stock (Series A Preferred Stock) at a price of $200.00 per share in an offering (the Private Placement). Subject to the stockholder approval and beneficial ownership limitations, each share of Series A Preferred Stock will automatically convert into 250 shares of common stock for an aggregate of 210,977,000 shares of common stock. The gross proceeds from the Private Placement, before deducting placement agent fees and other offering expenses, were $168.8 million. An additional $3.9 million, for 19,432 shares of Series A Preferred Stock, will be invested by certain members of the Board of Directors and management upon shareholder approval.
In addition, in January 2025, the Company entered into a credit agreement and guaranty (the Perceptive Credit Agreement) with Perceptive Credit Holdings IV, LP, as administrative agent (Agent) and the lenders from time to time party thereto, which provided a $100 million
5-year
term loan at closing and will provide an additional term loan of up to $25 million at our election, which is available for funding until July 14, 2027.
Starting January 2025, the Company is required to comply with certain covenants under the Perceptive Credit Agreement including, among others, requirements as to financial reporting, restrictions on its ability to incur additional indebtedness and to pay any dividends or other distributions on capital stock, maintenance of a minimum cash balance, and achievement of certain specified trailing twelve-month net revenue targets. If the Company fails to comply with any covenants, payments or other terms of the Perceptive Credit Agreement and such failure constitutes an event of default, such event of default would give Agent the right to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be immediately due and payable. Further details of obligations under the Perceptive Credit Agreement are described in Note 13.
While the Company has taken actions to reduce operating expenses and working capital to align with anticipated revenue growth including implementing restructuring plans to streamline its overall organizational structure and renegotiating commitments with suppliers to reduce inventory, management expects to continue to incur operating losses in the near term while the Company makes investments to support its anticipated growth.

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Furthermore, on September 23, 2024, the Company received notice from the Listing Qualifications staff of the Nasdaq Stock Market LLC (Nasdaq) that it no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Global Select Market. On December 24, 2024, Nasdaq notified the Company that it had regained compliance with the minimum bid price requirement, as its stock had maintained a closing bid price above $1.00 for 15 consecutive trading days. Howeve
r, on February 24, 2025, the Company received a second notice from Nasdaq of failure to comply with the minimum bid price requirement. If the Company is unable to regain compliance with the minimum bid price requirement within the applicable compliance period or otherwise maintain compliance with other applicable Nasdaq listing rules, it may not be able to maintain the listing of its common stock on Nasdaq, which could adversely affect its ability to issue additional securities or obtain additional financing on terms acceptable to it, or at all.
Management believes that the Company’s existing cash, cash equivalents, short-term investments, cash generated from sales, and proceeds recently received from the debt financing as well as proceeds received from the sale of Series A Preferred Stock described in Note 13, will be sufficient to meet its anticipated needs for at least the next 12 months from the issuance date of the accompanying financial statements.
Basis of Presentation
The financial statements have been prepared in accordance with U.S. GAAP. All share amounts disclosed in the notes to the financial statements are rounded to the nearest thousand except for per share amounts.
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of the financial statements in conformity with U.S. GAAP requires management to make judgments, estimates, and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses. These judgments, estimates and assumptions are used for, but not limited to, revenue recognition, allowance for credit losses, inventory valuation and write-downs, warranty obligations, the fair value of equity awards, the valuation of investments, recoverability of the Company’s net deferred tax assets, and certain accrued expenses. The Company evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts those estimates and assumptions when facts and circumstances dictate. Actual results may differ from those estimates under different assumptions or conditions and the differences may be material.
Concentration of Credit Risk and Other Risks and Uncertainties
Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents, restricted cash, short-term investments, and accounts receivable. Substantially all the Company’s cash and cash equivalents, restricted cash, and investments are held at one financial institution in the United States that management believes is of high credit quality. Such investments may, at times, exceed federally insured limits or may not be covered by deposit insurance at all.
For the year ended December 31, 2024, 2023 and 2022, the Company’s largest customer accounted for 16%, 13%, and 14% of revenues, respectively.
Accounts receivable are unsecured; however, the Company does assess the collectability of accounts receivable based on a number of factors, including past transaction history with, and the creditworthiness of, the customer. Accordingly, the Company is exposed to credit risk associated with accounts receivable. To reduce risk, the Company closely monitors the amounts due from its customers and assesses the financial strength of its customers through a variety of methods that include, but are not limited to, engaging directly with customer operations and leadership personnel, visiting customer locations to observe operating activities, and assessing customer longevity and reputation in the marketplace. A material default in payment or a material reduction in

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purchases from these or any other large customers could have a material adverse impact on the Company’s financial condition, results of operations, and liquidity. One customer accounted for 16% and 14% of accounts receivable as of December 31, 2024 and 2023.
The Company manufactures Tablo consoles, and a majority of Tablo cartridges, at its manufacturing facility in Tijuana, Mexico which it operates in collaboration with its outsourced business administration service provider, TACNA. The Company is subject to a number of risks associated with operating its Mexico-based manufacturing facility, and many of these risks may heighten to the extent the Company continues to ramp its cartridge manufacturing capabilities and increase its dependence on the Mexico-based manufacturing operations. The Company may experience strikes, work stoppages, work slowdowns, high personnel turnover, grievances, complaints, claims of unfair labor practices, other collective bargaining disputes or other labor disputes at its facility. The manufacturing operations at the facility may also suffer disruptions from global or regional public health crises such as the
COVID-19
pandemic, natural disasters, cyber security attacks, vandalism, terrorism or other political hostilities. Any such occurrences could negatively impact the Company’s ability to produce Tablo consoles and cartridges. The Company is also subject to a variety of foreign laws and regulations, including trade (and potential tariff) and labor restrictions and laws relating to importation, exportation and taxation of goods, and U.S. laws and regulations relating to foreign operations. In addition, because certain of its Mexico-based manufacturing operations incur costs that are denominated in MXN, the Company is exposed to additional risk of currency fluctuations between USD and MXN, which could increase its product and labor costs, thus reducing its gross profit. To date, foreign currency transaction gains and losses have not been material to the Company’s financial statements.
Fair Value of Financial Instruments
The Company determines the fair value of an asset or liability based on the assumptions that market participants would use in pricing the asset or liability in an orderly transaction between market participants at the measurement date. The identification of market participant assumptions provides a basis for determining what inputs are to be used for pricing each asset or liability.
The Company classifies financial instruments using a three-tiered fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.
The Company’s cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued liabilities approximate their fair value due to their short maturities.
Credit Losses
Accounts receivable
. Accounts receivable are recorded at invoice value, net of any allowance for credit losses. The allowance for credit losses is based on the Company’s assessment of its best estimate of the amount of receivables that will not be collected over the estimated life of the assets. The allowance is calculated by considering previous loss history, delinquency of receivables balances, current and anticipated future economic conditions that may affect a customer’s ability to pay. To the extent an individual customer’s credit quality deteriorates, the Company measures an allowance based on the risk characteristics of the individual customer. Once a receivable is deemed to be uncollectible, such balance is charged against the allowance. The allowance is calculated at each reporting period with changes recorded to general and administrative expense in the statements of operations.
The Company writes off accounts receivable when the Company has exhausted collection efforts without success, and payments subsequently received on such receivables are credited to the allowance in the period the payment is received.

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Available-for-sale
debt securities
. The Company
primarily
holds U.S. government-sponsored enterprises debt securities, corporate debt securities, commercial paper, U.S. Treasury securities and money market funds. The Company regularly reviews the securities in an unrealized loss position and evaluates the current expected credit loss by considering factors such as historical experience, market data, financial condition and near-term prospects of the investee, the extent of the loss related to the credit of the issuer, and the expected cash flows from the security. The Company segments its portfolio based on the underlying risk profiles of the securities and has a zero-loss
expectation for U.S. treasury and U.S. government-sponsored enterprises debt securities. The basis for this assumption is that these securities have consistently high credit ratings by rating agencies, have a long history with no credit losses, are explicitly guaranteed by a sovereign entity, which can print its own currency, and are denominated in a currency that is routinely held by central banks, used in international commerce, and commonly viewed as a reserve currency. Additionally, all of the Company’s investments in corporate debt securities are in securities with high-quality credit ratings, which have historically experienced low rates of default.
Cash Equivalents and Short-Term Investments
The Company considers all highly liquid investments with an original maturity of three months or less from the date of purchase to be cash equivalents. Cash equivalents are stated at fair value and consist primarily of amounts invested in money market funds and U.S. government-sponsored enterprises debt securities.
The Company primarily holds U.S. government-sponsored enterprises debt securities, corporate debt securities, commercial paper, and U.S. Treasury securities, and has the ability, if necessary, to liquidate any of its investments to meet its liquidity needs in the next 12 months, without significant penalty. Accordingly, those investments with contractual maturities greater than one year from the date of purchase are classified as short-term investments on the accompanying balance sheets. Short-term investments have been classified as available-for-sale
at the time of purchase. The Company evaluates the appropriate classification of its investments as of each balance sheet date.
The Company’s investment securities are recorded at fair value based on the fair value hierarchy. Money market funds and U.S. Treasury securities are classified within Level 1 of the fair value hierarchy. Other securities are classified within Level 2 of the fair value hierarchy. Unrealized gains and losses, deemed temporary in nature, are reported as a separate component of accumulated other comprehensive income (loss).
A decline in the fair value of any security below cost that is deemed other than temporary results in a charge to earnings and the corresponding establishment of a new cost basis for the security. Premiums (discounts) are amortized (accreted) into interest income over the life of the related security as an adjustment to yield using the straight-line interest method. Dividend and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the specific identification method for determining the cost of securities sold.
Inventories
Inventory is stated at the lower of cost or net realizable value, with approximate costs determined on a first-in,
first-out
basis. Inventory costs include direct materials, direct labor, and normal manufacturing overhead. The carrying value of inventories is reduced for any products that are considered excessive or obsolete based upon assumptions about future demand and market conditions. Any write-down of its inventory to net realizable value establishes a new cost basis and will be maintained even if certain circumstances suggest that the inventory is recoverable in subsequent periods. Costs associated with the write-down of inventory are recorded to cost of revenue on the statements of operations.

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Property and Equipment, Net
Property and equipment, net is stated at cost, net of accumulated depreciation. Depreciation is generally computed using the straight-line method based on the estimated useful lives of the assets, which is generally two
to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the assets estimated useful lives or the remaining term of the lease. Maintenance and repairs are charged to expense as incurred. Significant improvements that substantially enhance the useful life of an asset are capitalized and depreciated. When assets are retired or disposed of, the cost together with related accumulated depreciation is removed from the balance sheet and any resulting gain or loss is reflected in the statements of operations in the period realized.
Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. There were no such impairment losses as of December 31, 2024 and 2023.
Leases
The Company determines if an arrangement is a lease at inception by assessing whether the arrangement contains an identified asset and whether it has the right to control the identified asset.
Right-of-use
(ROU) assets represent the Company’s right to use an underlying asset for the lease term. Operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Lease liabilities are recognized at the lease commencement date based on the present value of future lease payments over the lease term. ROU assets are based on the measurement of the lease liability and also include any lease payments made prior to or on lease commencement and exclude lease incentives and initial direct costs incurred, as applicable.
As the implicit rate in the Company’s leases is generally unknown, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The lease terms may include options to extend or terminate the lease when the Company is reasonably certain it will exercise such options. Lease costs for the Company’s operating leases are recognized on a straight-line basis over the reasonably assured lease term. Variable lease payments include lease operating expenses.
The Company has elected to not separate lease and
non-lease
components for any leases within its existing classes of assets and, as a result, accounts for any lease and non-lease
components as a single lease component. The Company has also elected to not apply the recognition requirement to any leases within its existing classes of assets with a term of 12 months or less and does not include an option to purchase the underlying asset that the Company is reasonably certain to exercise.
Accrued Warranty Liability
The Company generally provides a
one-year
warranty for defective parts and workmanship on its Tablo consoles, commencing upon the transfer of title and risk of loss to the customer. The Company accrues the estimated cost of product warranties when it invoices the customer, based on historical experience and expected results. Should actual product failure rates and material usage costs differ from these estimates, revisions to the estimated warranty liability would be required. The Company periodically assesses the adequacy of its recorded product warranty liabilities and adjusts the balance as required. Warranty expense is recorded as a component of cost of product revenue in the statements of operations.

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Contract Liabilities — Deferred Revenue
The timing of revenue recognition may differ from the timing of invoicing to customers. The Company records deferred revenue when revenue is recognized subsequent to invoicing. For service agreements, the Company generally invoices customers annually at the beginning of each annual coverage period. Deferred revenue that will be recognized during the 12 months following the balance sheet date is recorded as the current portion of deferred revenue and the remaining portion is recorded as noncurrent.
Revenue
The Company generates revenue primarily from the sale of its products and services. Product revenue consists primarily of sales of Tablo consoles and related consumables, including Tablo cartridges and accessories. Service and other revenue consists primarily of revenue generated from service agreements and other revenue from shipping and handling charged to customers.
Each customer contract defines our distinct performance obligations and the associated transaction price for each obligation. Tablo consoles and consumables are generally sold without the right of return. Revenue is recognized when a performance obligation is satisfied. Revenue from product sales is recognized at a point in time when management has determined that control has transferred to the customer, which is generally when legal title has transferred to the customer. Revenue from service agreements is recognized over time as the service is performed, typically evenly over the service period. Certain contracts include variable consideration such as rebates, revenue for such contracts is recognized only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. Revenue is recognized net of any taxes collected from customers, which are subsequently remitted to governmental authorities.
The Company’s contracts with customers often include multiple performance obligations, such as products and services. The Company determines the SSP based upon the facts and circumstances of each performance obligation (product or services), which often requires management’s judgement. The Company uses an observable price to estimate SSP for items that are sold separately, including service agreements. In instances where SSP is not directly observable, such as when the Company does not sell the product or service separately, the Company determines the SSP using information that may include market conditions and other observable inputs and allocates the contracted transaction price to each distinct performance obligation based upon the relative SSP. When SSP is not directly observable for a performance obligation, the Company utilizes the residual method to allocate revenue. The Company may offer additional goods or services to customers at the inception of customer contracts at prices not at SSP. If such contracts result in a material right, the Company allocates part of the transaction price to that right and recognizes the associated revenue when those future goods and services are transferred to the customer. SSP is assigned based on the estimated value of the material right. The Company establishes SSP ranges for its products and services and reassesses them periodically.
Costs associated with product sales include commissions. The Company applies the practical expedient to expense the commissions as incurred as the expected amortization period is one year or less. Commissions are recorded as sales and marketing expenses in the statements of operations.
Operating Lease Arrangements
The Company enters into operating lease arrangements that contain both lease and non-lease
elements. The lease element includes Tablo consoles, while
non-lease
elements include consumables, services and training. Revenue related to such arrangements is allocated to lease and non-lease
elements based on their relative SSP. Revenue for the lease element, net of any taxes collected from customers, is recognized on a straight-line basis as product revenue over the lease term, generally one month to one year, in the statements of operations. The costs of the leased Tablo consoles are included in property and equipment, net on the balance sheets and amortized to cost of product revenue.

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Shipping and Handling Costs
Shipping and handling charged to customers are recorded as revenue. Shipping and handling costs are expensed as incurred and are included in sales and marketing expenses.
Stock-Based Compensation Expense
Stock-based compensation expense relates to stock options with a service-based vesting condition, stock options with performance and market-based vesting conditions, stock purchase rights under the ESPP, Restricted Stock Units (RSUs) and Performance Stock Units (PSUs) with performance or market-based vesting conditions. Stock-based compensation expense for the Company’s stock-based awards is based on their grant date fair value.
The fair value of stock options with a service condition and stock purchase rights under the ESPP on the grant date is estimated using the Black-Scholes option-pricing model. The fair value of these awards is recognized as compensation expense on a straight-line basis over the requisite service period in which the awards are expected to vest and forfeitures are recognized as they occur.
The Black-Scholes model considers several variables and assumptions in estimating the fair value of service-based stock options and stock purchase rights under the ESPP. These variables include the per share fair value of the underlying common stock, exercise price, expected term, risk-free interest rate, expected annual dividend yield and expected stock price volatility over the expected term. For all service-based stock options granted, the Company calculates the expected term using the simplified method for “plain vanilla” stock option awards. The Company had no publicly available stock price information prior to the IPO and limited available stock price information subsequent to the IPO; therefore, the Company has used the historical volatility of the stock price of similar publicly traded peer companies. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon
issues similar in duration to the expected term on the equity settled award.
For stock options with performance- and market-based vesting conditions, stock-based compensation expense begins to be recognized over the remaining service period when it is considered probable that the performance vesting condition will be satisfied. Stock-based compensation expense related to these options is recognized using the accelerated attribution method as the performance-based vesting condition and not reversed if the achievement of the market condition does not occur. The fair value of these stock options is estimated using the Monte Carlo simulation model.
The fair value of RSUs and PSUs with a service- or performance-based vesting condition is based on the market price of the Company’s common stock on the date of grant. The determination of the stock-based compensation expense related to PSUs to be recognized in the statements of operations requires the use of certain estimates and assumptions. At each reported period, the Company reassesses the probability of the achievement of corporate performance goals to estimate the number of shares to be released. Any increase or decrease in stock-based compensation expense resulting from an adjustment in the estimated shares to be released is treated as a cumulative catch-up
in the period of adjustment. If any of the assumptions or estimates used change significantly, stock-based compensation expense may differ materially from what the Company has recorded in the current period.
The fair value of PSUs with a market-based vesting condition is estimated using the Monte Carlo simulation model. Stock-based compensation expense related to these PSUs is recognized using the accelerated attribution method and not reversed if the achievement of the market conditions does not occur.
Research and Development
The Company expenses all research and development costs as incurred. These expenses include the costs of proprietary research and development efforts, quality engineering, clinical studies and trials, and regulatory

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affairs. Costs primarily
consist
of compensation and personnel costs, regulatory fees, consulting services, laboratory supplies and materials expenses, and infrastructure costs including facilities, depreciation, and information technology.
Advertising Costs
Advertising costs are expensed as incurred. The advertising costs for years ended December 31, 2024, 2023, and 2022 were not significant.
Income Taxes
The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax reporting bases of assets and liabilities and remeasured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Realization of deferred tax assets is dependent upon future earnings, the timing and amount of which are uncertain.
The Company utilizes a
two-step
approach to recognize and measure uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained upon tax authority examination, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement.
The Company includes any penalties and interest expense related to income taxes as a component of other expense, net, as necessary.
Net Loss per Share
Basic net loss per share is calculated by dividing the net loss by the weighted-average number of shares of common stock outstanding for the period, without consideration for potential dilutive securities.
Diluted net loss per share is computed by dividing the net loss by the weighted-average number of common shares and common share equivalents of potentially dilutive securities outstanding for the period. For purposes of the diluted net loss per share calculation, awards under the Company’s equity compensation plan and warrants are considered to be potentially dilutive securities. For periods in which the Company reports net losses, basic net loss per share is the same as diluted net loss per share because the effects of potentially dilutive securities are antidilutive.
Employee Benefit Plan
The Company has a defined contribution retirement savings plan under Section 401(k) of the Internal Revenue Code. This plan allows eligible employees to defer a portion of their eligible compensation on a pre-
or
post-tax
basis. The Company is authorized to make matching contributions but did not make such contributions for the year ended December 31, 2021. Effective January 1, 2022, the Company began to match 100% of each employee’s contributions up to a maximum matching contribution equal to 2% of such employee’s eligible compensation, subject to the terms and limitations of the 401(k) plan and applicable law. The Company’s matching contributions were $1.5 million, $1.7 million and $1.4 million for the years ended December 31, 2024, 2023, and 2022, respectively.
Segment
The Company generates revenue primarily from the sale of its products and services. Product revenue consists primarily of sales of Tablo consoles and related consumables, including Tablo cartridges and

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accessories. Service and other revenue consists primarily of revenue generated from service agreements and other revenue from shipping and handling charged to customers. Tablo is a single enterprise solution that can be utilized in both the acute and home care settings. The Company derives revenue primarily in the United States and operates a manufacturing facility in Mexico. As the Company manages its business activities on a consolidated basis, the Company has one reportable segment. The Company’s chief operating decision maker (CODM), its Chief Executive Officer, reviews financial information on an aggregate basis for the purposes of allocating resources and evaluating
financial performance.
Recently Adopted Accounting Pronouncement
In November 2023, the FASB issued Accounting Standards Update (ASU)
No. 2023-07,
Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures
(ASU
2023-07),
which requires that an entity disclose significant segment expenses impacting profit and loss that are regularly provided to the chief operating decision maker. The update is required to be applied retrospectively to prior periods presented, based on the significant segment expense categories identified and disclosed in the period of adoption. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted ASU
2023-07
as of January 1, 2024. The adoption did not have a material impact on the Company’s financial statements.
Recently Issued Accounting Pronouncements Not Yet Adopted
In December 2023, the FASB issued ASU
No. 2023-09,
Improvements to Income Tax Disclosures
(ASU
2023-09),
which requires that an entity disclose specific categories in the effective tax rate reconciliation as well as provide additional information for reconciling items that meet a quantitative threshold. Further, the ASU requires certain disclosures of state versus federal income tax expense and taxes paid. This ASU is effective for fiscal years beginning after December 15, 2024. The Company does not expect the adoption of ASU
2023-09
to have a material impact on its financial statements.
In March 2024, the SEC adopted rules intended to enhance and standardize climate-related disclosures in registration statements and annual reports. The new rules will require disclosure of material climate-related risks, including the material impacts of these risks to the Company, the quantification of material impacts to the Company as a result of severe weather events and other natural conditions and Board of Directors’ oversight and risk management activities. The new rules follow a compliance phase-in
timeline based on a company’s filing status. Large accelerated filers and accelerated filers (other than smaller reporting companies) are required to first incorporate such disclosures for fiscal years 2025 and 2026, respectively, followed by greenhouse gas-related
disclosures, if material, for fiscal years 2026 and 2027, respectively. If we remain a smaller reporting company, we would first be required to incorporate such disclosures for fiscal year 2027 and would not be required to report greenhouse gas emissions data. In April 2024, the SEC determined to voluntarily stay the final rules pending certain legal challenges. The Company is currently evaluating the impact of these new rules on its financial statements and related disclosures.
In November 2024, the FASB issued ASU
No. 2024-03,
Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic
220-40):
Disaggregation of Income Statement Expenses
(ASU
2024-03),
which requires additional disclosures about the nature of expenses included in the income statement, such as purchases of inventory, employee compensation and depreciation. ASU
2024-03
will be effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of adopting the standard on its financial statements and related disclosures.

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3. Revenue from Contracts with Customers
Disaggregation of Revenue
Revenue by source consisted of the following (in thousands):

	Years Ended December 31,
	2024	2023	2022
Consoles	$29,832	$61,331	$64,590
Consumables	51,145	42,206	28,798

Total product revenue	80,977	103,537	93,388
Service and other revenue	32,712	26,839	21,987

Total revenue	$113,689	$130,376	$115,375

For the years ended December 31, 2024, 2023 and 2022, $0.2 million, $0.3 million and $2.0 million, respectively, of consoles revenue were from console operating lease arrangements.
Remaining Performance Obligations and Contract Liabilities
As of December 31, 2024, the aggregate amount of the transaction price allocated to the remaining performance obligations related to service agreements that are unsatisfied or partially unsatisfied was $13.6 million, which is recorded as deferred revenue on the Company’s balance sheet. Of that amount, $12.8 million will be recognized as revenue during the year ended December 31, 2025 and $0.8 million thereafter.
The contract liabilities consist of deferred revenue which represents payments received in advance of revenue recognition. During the years ended December 31, 2024, 2023 and 2022, the Company recognized $11.6 million, $8.7 million and $6.3 million, respectively, of previously deferred revenue.
4. Fair Value Measurements
The following tables summarize the Company’s financial assets and liabilities measured at fair value on a recurring basis by level within the fair value hierarchy (in thousands):

		December 31, 2024
	Valuation Hierarchy	Amortized Costs	Gross Unrealized Holding Gains	Gross Unrealized Holding Losses	Aggregate Fair Value
Assets:
Cash equivalents:
Money market funds	Level 1	$110,979	$—	$—	$110,979
Short-term investments:
Corporate debt	Level 2	34,628	43	(1)	34,671

Total cash equivalents and short-term investments		$145,607	$43	$(1)	$145,650

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		December 31, 2023
	Valuation Hierarchy	Amortized Costs	Gross Unrealized Holding Gains	Gross Unrealized Holding Losses	Aggregate Fair Value
Assets:
Cash equivalents:
Money market funds	Level 1	$44,883	$—	$—	$44,883
Short-term investments:
U.S. Treasury securities	Level 1	53,790	58	(32)	53,816
U.S. government-sponsored enterprises debt securities	Level 2	29,645	24	(38)	29,631
Corporate debt	Level 2	33,214	56	—	33,270
Commercial paper	Level 2	18,097	5	(4)	18,098

Total cash equivalents and short-term investments		$179,629	$143	$(74)	$179,698

The Company’s Level 2 debt securities are valued using third-party pricing sources. The pricing services utilize industry standard valuation models, including both income and market-based approaches, for which all significant inputs are observable, either directly or indirectly, to estimate fair value. These inputs include reported trades of and broker/dealer quotes on the same or similar securities, issuer credit spreads, benchmark securities, prepayment/default projections based on historical data and other observable inputs. The Company validates the prices provided by its third-party pricing services by understanding the models used, obtaining market values from other pricing sources and confirming those securities traded in active markets.
The following tables present the breakdown of the
available-for-sale
debt securities with unrealized losses as of December 31, 2024 and 2023 (in thousands):

	December 31, 2024
	Unrealized losses less than 12 months		Unrealized losses 12 months or greater		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Corporate debt	$2,994	$(1)	$—	$—	$2,994	$(1)

Total	$2,994	$(1)	$—	$—	$2,994	$(1)

	December 31, 2023
	Unrealized losses less than 12 months		Unrealized losses 12 months or greater		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Treasury securities	$8,416	$(16)	$17,925	$(16)	$26,341	$(32)
U.S. government-sponsored enterprises debt securities	18,757	(22)	8,488	(16)	27,245	(38)
Corporate debt	11,291	(4)	—	—	11,291	(4)

Total	$38,464	$(42)	$26,413	$(32)	$64,877	$(74)

The unrealized losses on the Company’s
available-for-sale
debt securities were caused by interest rate changes. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost basis of the investments. As of December 31, 2024, the Company does not intend to sell the investments, and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost basis, which may be at maturity. Additional factors considered in

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determining the treatment of unrealized losses include the financial condition and near-term prospects of the investee, the extent of the loss related to the credit of the issuer, and the expected cash flows from the security. For the years ended December 31, 2024 and 2023, the Company did not recognize credit loss related to available-for-sales
debt securities.
As of December 31, 2024, the remaining contractual maturities for short-term investments were as follows (in thousands):

Aggregate Fair Value
Due within one year	$33,352
After one but within five years	1,319

Total	$34,671

The estimated fair value of the term loans as of December 31, 2024 and 2023 was $212.1 million and $141.3 million, respectively. The fair value of term loans is based on quoted market prices for the same or similar issues or on the current rates offered for loan of similar maturities.
5. Balance Sheet Components
Restricted Cash
As of December 31, 2024 and 2023, the restricted cash balance of $3.3 million was related to collateral for the Company’s building leases in San Jose, CA and Tijuana, Mexico (see Note 6).
Accounts Receivable
The following table presents the activity in the Company’s allowance for credit losses (in thousands):

Balance as of December 31, 2023	$203
Increase in allowance	2,381
Write-offs	(7)

Balance as of December 31, 2024	$2,577

Inventories
Inventories consist of the following (in thousands):

	December 31,
	2024	2023
Raw materials	$25,703	$18,706
Work in process	9,973	8,728
Finished goods	23,711	21,781

Total inventories	$59,387	$49,215

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Property and Equipment, net
Property and equipment, net consisted of the following (in thousands):

	December 31,
	2024	2023
Tablos under operating leases	$238	$522
Computers and software	4,783	5,148
Furniture and fixtures	1,910	1,983
Machinery and equipment	11,905	11,602
Leasehold improvements	9,685	9,621
Construction in progress	637	769

Total property and equipment	$29,158	$29,645
Less: accumulated depreciation and amortization	(21,025)	(16,372)

Property and equipment, net	$8,133	$13,273

Total depreciation and amortization expense for the years ended December 31, 2024, 2023 and 2022, was $5.7 million, $5.8 million, and $5.2 million, respectively.
Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consisted of the following (in thousands):

	December 31,
	2024	2023
Inventory	$2,079	$3,395
Research and development expenses	219	1,050
Professional services	1,084	1,153
Customer rebates	1,733	2,100
Other	3,090	5,761

Total accrued expenses and other current liabilities	$8,205	$13,459

Accrued Warranty Liability
The change in accrued warranty liability is presented in the following table (in thousands):

	December 31,
	2024	2023
Balance as of December 31, 2023	$3,712	$3,620
Additions charged to cost of product revenue	1,908	5,172
Consumption	(3,682)	(5,080)

Balance as of December 31, 2024	$1,938	$3,712

6. Commitments and Contingencies
Leases
In September 2019, the Company entered into an operating lease agreement for its facility and office space in San Jose, CA that commenced in April 2020 and expires in March 2027. This operating lease contains a free

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rent period and an escalation clause. The landlord provided the Company with a tenant improvement allowance of up to $2.0 million. The Company issued an irrevocable standby letter of credit in the amount of $0.3 million in lieu of a cash security deposit. The letter of credit is fully secured by cash held at the bank in a restricted account.
In May 2020, the Company entered into an operating lease agreement for its manufacturing facility in Tijuana, Mexico that commenced in May 2020 and will expire in August 2026. This operating lease contains a free rent period and an escalation clause. The Company issued an irrevocable standby letter of credit in the amount of $3.0 million, in lieu of a cash security deposit. The letter of credit is fully secured by cash held at the bank in a restricted account.
In May 2023, the Company entered into on an operating lease agreement for office space in Tijuana, Mexico for certain research and development and general and administrative activities. The lease will expire in 2028.
All three leases include renewal options at the election of the Company to renew or extend
the lease. The Company evaluates renewal options at lease inception and on an ongoing basis and includes renewal options that it is reasonably certain to exercise in its expected lease terms when classifying leases and measuring lease liabilities.
The components of lease costs were as follows (in thousands):

	Years ended December 31,
	2024	2023	2022
Operating lease costs	$1,892	$1,837	$1,759
Variable lease costs	351	435	329
Short-term lease costs	115	94	170

Total lease costs	$2,358	$2,366	$2,258

The weighted-average remaining lease term and discount rate were as follows:

	December 31,
	2024	2023
Weighted-average remaining lease term (in years)	2.4	3.4
Weighted-average discount rate	8.8%	8.8%
The maturity of the Company’s operating lease liabilities as of December 31, 2024 were as follows (in thousands):

Years Ending December 31:
2025	$2,107
2026	1,952
2027	848
2028	53

Total lease payments	4,960
Less: imputed interest	(477)

Present value of operating lease liabilities	$4,483

Operating lease liabilities, current	$1,799
Operating lease liabilities, noncurrent	$2,684
Purchase Commitments
The Company’s commitments as of December 31, 2024 were $32.8 million relating to the Company’s open purchase orders and contractual obligations that occur in the ordinary course of business, including commitments

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with contract manufacturers and suppliers for which the Company has not received the goods or services, commitments for capital expenditures, consulting activities for which the Company has not received the services, and subscription of software services. Although open purchase orders are considered enforceable and legally binding, the terms generally allow the Company the option to cancel within a reasonable period, reschedule, and adjust its requirements based on its business needs prior to the delivery of goods or performance of services.
Litigation
On August 29, 2024, a purported stockholder class action lawsuit (the Porcelli Complaint), Porcelli, et al. v. Outset Medical, Inc., et al.,
5:24-cv-06124-EJD,
was filed in the U.S. District Court for the Northern District of California, naming the Company, its Chief Executive Officer, and Chief Financial Officer as defendants. On October 18, 2024, a second purported stockholder class action lawsuit (the Plymouth Complaint), Plymouth County Retirement Association v. Outset Medical, Inc, et al.,
5:24-cv-06124-HSG,
was filed in the U.S. District Court for the Northern District of California. The second lawsuit additionally names the Company’s former Chief Financial Officer as a defendant. The Porcelli Complaint alleges that between August 1, 2022 and August 7, 2024, the defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended (Exchange Act) by making false or misleading statements about the Company’s business, operations and prospects related to the sale and marketing of the Tablo Hemodialysis System and TabloCart with Prefiltration, including concerning the impact of certain FDA processes for these products on the Company’s revenue growth. The Plymouth Complaint alleges the same violations between September 15, 2020 and August 7, 2024.
On November 29, 2024, an Outset stockholder purporting to act on behalf of the Company filed an action in the U.S. District Court for the Northern District of California against current and former members of Outset’s Board of Directors and certain of its officers (“Derivative Defendants”), alleging that the Derivative Defendants breached their fiduciary duties to the Company in connection with the same alleged events and alleged materially false and misleading statements asserted in the class actions described above. The complaint also alleges, in connection with those alleged events, a series of claims for unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets. The complaint seeks unspecified monetary damages and other relief.
The cases are at a very early stage and the Company cannot currently estimate the loss or the range of possible losses it may experience in connection with this litigation.
In addition, from time to time, the Company may become involved in other legal proceedings or investigations, which could have an adverse impact on its reputation, business and financial condition and divert the attention of the Company’s management from the operation of the Company’s business.
Indemnifications
In the ordinary course of business, the Company often includes standard indemnification provisions in its arrangements with its partners, customers and suppliers. Pursuant to these provisions, the Company may be obligated to indemnify such parties for losses or claims suffered or incurred in connection with its service, breach of representations or covenants, intellectual property infringement or other claims made against such parties. These provisions may limit the time within which an indemnification claim can be made. It is not possible to determine the maximum potential amount under these indemnification obligations due to the limited history of prior indemnification claims and the unique facts and circumstances involved in each particular agreement. To date, the Company has not incurred any material costs as a result of such indemnification obligations and has not accrued any liabilities related to such obligations in these financial statements.

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7. Term Loans
Term loans consist of the following (in thousands):

	December 31,
	2024	2023
Principal of term loans	$200,000	$133,476
Unamortized debt discount	(2,625)	(3,363)

Term loans, noncurrent	$197,375	$130,113

SLR Credit Facilities
On November 3, 2022 (the SLR Closing Date), the Company entered into two senior secured credit facilities, which collectively provide for borrowings of up to $300.0 million as follows: (i) up to a $250.0 million term loan facility pursuant to a loan and security agreement (the SLR Loan Agreement) among SLR Investment Corp., as collateral agent (SLR Agent), the lenders from time to time party thereto (the Term Loan Lenders) and the Company (the SLR Term Loan Facility), and (ii) up to a $50.0 million asset-based revolving credit facility pursuant to a credit agreement (the SLR Revolving Credit Agreement, together with the SLR Loan Agreement, the SLR Credit Facility Agreements) among Gemino Healthcare Finance, LLC d/b/a SLR Healthcare ABL, as lender (ABL Lender), and the Company (the SLR Revolver, together with the SLR Term Loan Facility, the SLR Credit Facilities).
The maximum amount the Company is permitted to borrow under the SLR Credit Facilities is subject to certain overall borrowing limitations that are tied to achieving certain specified revenue milestones and limit the maximum principal amount outstanding under the SLR Credit Facilities. As of December 31, 2024, the Company borrowed an aggregate principal amount of $200.0 million under the SLR Term Loan Facility, the full amount available under the borrowing limitations.
SLR Term Loan Facility
Under the SLR Loan Agreement, as subsequently amended on December 11, 2023, the Term Loan Lenders agreed to extend term loans to the Company in an aggregate principal amount of up to $250.0 million, comprised of (i) a term loan of $100.0 million (the Term A Loan), (ii) term loans in an aggregate principal amount of up to $100.0 million that was provided for in two increments, one of $33.5 million (the Term
B-1
Loan) and one of $66.5 million (the Term
B-2
Loan) and (iii) one or more term loans in an aggregate principal amount of up to $50.0 million (Term C Loans). Each Term A Loan, Term B Loan and Term C Loan is referred to single as a Term Loan and are referred to collectively as the Term Loans. The Term C Loans are subject to compliance with the borrowing limitations, Term Loan Lenders’ credit approval and the achievement of a specified net revenue milestone on or before June 30, 2025 and if available, would remain available for funding until one business day prior to November 1, 2027.
Any principal amount outstanding under the Term Loans will accrue interest at a rate per annum equal to one-month
term Secured Overnight Financing Rate (SOFR) (subject to a 2.75% floor), plus 5.15% (9.67% as of December 31, 2024), payable monthly in arrears. The Company is permitted to make interest-only payments on the Term Loans through November 30, 2026. Any principal amounts outstanding under the Term Loans, if not repaid sooner, are due and payable on November 1, 2027 (the SLR Maturity Date). The Company is obligated to pay SLR Agent (i) a non-refundable
facility fee in the amount of $750,000 in respect of the Term A Loan, (ii) a non-refundable
facility fees in the aggregate amount of $750,000 in respect of the Term
B-1
and
B-2
Loans and (iii) a
non-refundable
facility fee in the amount of $375,000 in respect of the Term C Loan, to be due and payable upon the earliest to occur of (a) the funding of the first Term C Loan, (b) one day prior to the SLR Maturity Date and (c) the prepayment of the Term Loans. In addition, the Company is obligated to pay a final fee equal to 4.75% of the aggregate amount of the Term Loans funded, such final fee to be due and payable upon the earliest

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to occur of (i) the SLR Maturity Date, (ii) the acceleration of the Term Loans and (iii) the prepayment of the Term Loans. The Company may voluntarily prepay the outstanding Term Loans, subject to a prepayment premium of (i) 3.0% of the principal amount of the Term Loan, if prepaid prior to or on the first anniversary of the SLR Closing Date, (ii) 2.0% of the principal amount of the Term Loan, if prepaid after the first anniversary of the SLR Closing Date through and including the second anniversary of the SLR Closing Date, or (iii) 1.0% of the principal amount of the Term Loan if prepaid after the second anniversary of the SLR Closing Date and prior to the SLR Maturity Date.
SLR Revolver
The SLR Revolving Credit Agreement provides for an asset-based revolving credit facility with aggregate revolving commitments of $25.0 million (the Initial Revolver Commitment). The Company may request to increase the aggregate revolving commitments by $25.0 million (the Additional Tranche) to an aggregate amount of $50.0 million, subject to ABL Lender’s approval. Amounts available to be drawn under the SLR Revolver are equal to the lesser of (i) outstanding revolving commitments under the SLR Revolving Credit Agreement and (ii) a borrowing base (the Borrowing Base) equal to the sum of (a) 85% of eligible accounts receivable, plus (b) 25% of eligible inventory (not to exceed the lesser of 50% of the Borrowing Base and $5.0 million), minus (c) customary reserves, minus (d) unposted cash. As a result of the overall borrowing limitations set forth in the SLR Credit Facilities, amounts under the SLR Revolver are not currently available. As of December 31, 2024, the Company has not requested or received ABL Lender’s approval of the Additional Tranche.
Any principal amount outstanding under the SLR Revolver will accrue interest at a rate per annum equal to one-month
term SOFR (subject to a 2.75% floor), plus 3.20%, payable monthly in arrears. Interest on any borrowing is payable monthly. The Company is obligated to pay Lender (i) a non-refundable
facility fee in the amount of $187,500 in respect of the Initial Revolver Commitment, (ii) a non-refundable
facility fee in the amount of $187,500 in respect of the Additional Tranche, to be due and payable upon activation of the Additional Tranche, (iii) a commitment fee of 0.50% per annum of the average daily unused portion of the then commitment amount, payable monthly and (iv) a collateral monitoring fee of 0.10% per month of the average daily Borrowing Base during the prior month, payable monthly. The Company may terminate the SLR Revolver at any time, subject to a termination fee of (i) 2.0% of the aggregate revolving commitments then in effect, if terminated prior to or on the first anniversary of the Closing Date, (ii) 1.0% of the aggregate revolving commitments then in effect, if terminated after the first anniversary of the SLR Closing Date through and including the second anniversary of the SLR Closing Date, or (iii) 0.5% of the aggregate revolving commitments then in effect, if terminated after the second anniversary of the SLR Closing Date through and including the third anniversary of the SLR Closing Date. Such termination fee is waived if the SLR Revolver is terminated after the third anniversary of the SLR Closing Date and prior to the SLR Maturity Date.
Subject to customary exceptions and restrictions, the Company may borrow, repay and reborrow varying amounts under the SLR Revolver at any time. If at any time the outstanding amount under the SLR Revolver exceeds the lesser of (i) the aggregate revolving commitments then in effect and (ii) the Borrowing Base then in effect, the Company will be required to prepay outstanding amounts under the SLR Revolver.
The SLR Revolver would have expired on November 1, 2027.
Other Terms of the SLR Credit Facilities
As security for its obligations under the SLR Credit Facilities, the Company granted SLR Agent, for the benefit of the Term Loan Lenders, and ABL Lender a security interest in substantially all of the assets of the Company, including the Company’s intellectual property, subject to certain exceptions.
The SLR Credit Facility Agreements contain customary representations and warranties and customary affirmative and negative covenants, including, among others, requirements as to financial reporting and insurance

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and restrictions on the Company’s ability to dispose of its business or property, to change its line of business, to liquidate or dissolve, to enter into any change in control transaction, to merge or consolidate with any other entity or to acquire all or substantially all the capital stock or property of another entity, to incur additional indebtedness, to incur liens on its property or to pay any dividends or other distributions on capital stock. The agreements also include a financial covenant that, beginning with the fiscal quarter ended December 31, 2023, the Company must either (i) maintain certain levels of cash and cash equivalents in accounts subject to control agreements in favor of SLR Agent and ABL Lender of at least 50% of the sum of (a) the outstanding obligations under the Term Loans (as defined below) and (b) the amount of the Company’s accounts payable that have not been paid within 120 days from the invoice date thereof or (ii) generate net product and product related revenue in excess of specified amounts and maintain gross profit margins in excess of specified percentages, in each case, for applicable measuring periods.
In addition, the SLR Credit Facility Agreements contain customary events of default that entitle SLR Agent, under the SLR Loan Agreement, and ABL Lender, under the SLR Revolving Credit Agreement, to cause the Company’s indebtedness under the SLR Loan Agreement or SLR Revolving Credit Agreement, as applicable, to become immediately due and payable, and to exercise remedies against the Company and the collateral securing the obligations owed under the applicable SLR Credit Facility Agreement. Under the SLR Credit Facility Agreements, an event of default will occur if, among other things, the Company fails to make payments under either SLR Credit Facility Agreement, the Company breaches covenants under either SLR Credit Facility Agreement, subject to specified cure periods with respect to certain breaches, the SLR Agent or ABL Lender, as applicable, determine that a material adverse change has occurred under the SLR Loan Agreement or SLR Revolving Credit Agreement, as applicable, or the Company or its assets become subject to certain legal proceedings, such as bankruptcy proceedings. Upon the occurrence and for the duration of an event of default, an additional default interest rate equal to 4.0% per annum will apply to all obligations owed under the SLR Credit Facility Agreements.
The debt issuance costs and the facility fees related to the Term A and B Loans were recorded as a direct deduction from the term loans balance on the balance sheets and are being recognized as non-cash
interest expense over the term of the loans using the effective interest method, along with the final payment fee. The facility fees related to the Initial Revolver Commitment were recorded as deferred financing costs and are being recognized as non-cash
interest expense over their respective commitment period using straight-line method.
The annual principal annual payments, excluding interest payments and the final fee, due on the term loans as of December 31, 2024 were as follows (in thousands):

Years Ending December 31:
2025	$—
2026	16,667
2027	183,333

Total principal payments	200,000
Less: unamortized debt discount	(2,625)

Total term loans, net of debt discount	$197,375

As of December 31, 2024, $200.0 million was outstanding under the SLR Term Loan Facility and no amounts were outstanding under the SLR Revolver. On January 3, 2025, we terminated the SLR Credit Facility Agreements and repaid in full all amounts due under its two existing senior secured credit facilities with (i) SLR Investment Corp. and (ii) ABL lender including the final payment of $7.5 million and termination fee of $0.1 million, using the proceeds from the Perceptive Credit Agreement, together with cash on hand. See Note 13 for more details.

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8. Stock-Based Compensation
Equity Incentive Plan
In 2019, the Company terminated the 2010 Stock Incentive Plan (the 2010 Plan) and adopted the 2019 Equity Incentive Plan (the 2019 Plan, and together with 2010 Plan, the Prior Plans) for the purpose of providing incentive and non-statutory
stock options to employees, directors and certain
non-employees.
In 2020, the Company adopted the 2020 Equity Incentive Plan (the 2020 Plan, and together with the Prior Plans, the Plans), which became effective in connection with the IPO. As a result, the Company may not grant any additional awards under the Prior Plans. The Prior Plans will continue to govern outstanding equity awards previously granted thereunder. The Company initially reserved 3,665,000 shares of common stock for the issuance of awards under the 2020 Plan. In addition, the number of shares of common stock available under the 2020 Plan automatically increases on the first day of each fiscal year until (and including) the fiscal year ending December 31, 2030, with such annual increase equal to an amount equal to the lesser of (i) 4% of the number of shares of common stock issued and outstanding on December 31 of the immediately preceding calendar year, and (ii) an amount determined by the Company’s board of directors. As of December 31, 2024, 3,498,000 shares were reserved for future issuance under the 2020 Plan.
Options under the 2020 Plan have a contractual term of 10 years. The exercise price of an option shall not be less than 100% of the fair market value of the shares on the date of grant.
Stock Options
Subsequent to the first quarter of 2022, the Company no longer grants stock options. Service-based options previously granted to a grantee generally vest at a rate of 25% on the first anniversary of the original vesting date, with the balance vesting monthly over the remaining three years. A summary of the Company’s stock option activity under the Plans is set forth below (in thousands, except exercise price and remaining contractual life data):

	Outstanding Options	Weighted- Average Exercise Price	Weighted- Average Remaining Terms (Years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2023	1,935	$15.58
Granted	—	—
Exercised	(72)	$1.17
Forfeited and expired	(478)	$24.42

Outstanding as of December 31, 2024	1,385	$13.26	4.43	$—

Exercisable as of December 31, 2024	1,360	$12.62	4.40	$—

The total intrinsic value of options exercised during the years ended December 31, 2024, 2023 and 2022 was $0.2 million, $9.9 million and $22.2 million, respectively. The intrinsic value is the difference between the fair value of the Company’s common stock at the time of exercise and the exercise price of the stock option.
The total fair value of options that vested during the years ended December 31, 2024, 2023 and 2022 was $2.1 million, $3.6 million and $6.1 million, respectively. As of December 31, 2024, the total unrecognized stock-based compensation expense related to the stock options was $0.5 million, which will be recognized over a weighted-average period of 0.50 years.

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Restricted Stock
The Company issues RSUs and PSUs, both of which are considered restricted stock. The Company grants restricted stock pursuant to the 2020 Plan and satisfies such grants through the issuance of new shares. RSUs are share awards that, upon vesting, will deliver to the holder shares of the Company’s common stock.
RSUs with a service-based vesting condition granted to a grantee, beginning in February 2022, generally vest over a three-year period as follows either: (i) 25% on the first anniversary of the original vesting date, 25% quarterly over the course of the second year, and 50% quarterly over the course of the third year, or (ii) 33% on the first anniversary of the original vesting date, with the balance vesting quarterly over the remaining two years. Annual RSUs granted to non-executive
employees in 2024 vest over a
two-year
period at a rate of 50% on the first anniversary of the original vesting date, with the balance vesting quarterly over the remaining one year. Prior to February 2022, RSUs with a service-based vesting condition granted to a grantee generally vest at a rate of 25% on the first anniversary of the original vesting date, with the balance vesting quarterly over the remaining three years.
Since 2022, the Company has granted a mix of 50% PSUs and 50% RSUs to its CEO, and a mix of 20% PSUs and 80% RSUs to its other executive officers and certain other senior leaders on an annual basis. The PSUs are earned and vest based on achievement against two metrics:

•
The “Home PSUs” are earned based on the number of patients treating at home on Tablo as of the end of the second or third year following the grant date (Year 2 or Year 3), with earned units vesting either (i) 50% after certification of achievement following the end of Year 2 and 50% at the end of Year 3 or (ii) 100% after certification of achievement following the end of Year 3 (performance-based vesting conditions).

•
The “Relative TSR PSUs” are earned based on the Company’s relative total stockholder return (Relative TSR) at the end of a two-year
or three-year performance period as compared to companies in a pre-determined
index of medical device companies, in each case, with 100% of earned units vesting on, or after certification of achievement following, the third anniversary of the grant date (market-based vesting conditions).

The number of units earned varies based on actual performance as follows: (i) from 0% to 200% (250% for the CEO) of the target number of the Home PSUs granted, (ii) from 75% to 150% (250% for the CEO) of the target number of Relative TSR PSUs granted in 2022 and 2023 and (iii) from 0% to 200% (250% for the CEO) of the target number of Relative TSR PSUS granted in 2024.
The grant date for the Home PSUs is not considered established until the Compensation Committee of the Board approves the target and it is communicated to the award recipients, which then triggers the service inception date, the fair value of the awards, and the associated expense recognition period. Once the grant date for the Home PSUs has been established, the related stock-based compensation expense is recorded based on the forecasted performance, which is reassessed each reporting period based on the probability of achieving the performance conditions.
In 2024, the Company also granted a new type of PSU award to executive officers and certain other senior leaders which is earned and vests based on appreciation of the Company’s stock price above pre-determined
stock price triggers or achievement of specified operating income targets over a performance period of up to three years.

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Restricted stock activity was as follows (in thousands, except per share amounts):

	Restricted Stock Units	Performance Stock Units	Weighted-Average Grant Date Fair Value Per Share
	(RSU)	(PSU)	RSU	PSU
Outstanding as of December 31, 2023	2,594	432	$21.54	$22.50
Granted	4,238	4,809	$3.16	$1.09
Released	(1,516)	(56)	$18.91	$25.63
Forfeited	(1,879)	(3,728)	$9.41	$0.80

Outstanding as of December 31, 2024	3,437	1,457	$6.26	$7.58

The total grant date fair value of restricted stock vested for the years ended December 31, 2024, 2023 and 2022 were $27.2 million, $24.9 million, and $9.9 million, respectively. As of December 31, 2024, the total unrecognized stock-based compensation expense related to the restricted stock was $16.7 million, which will be recognized over a weighted-average period of 2.48 years.
Employees Stock Purchase Plan (ESPP)
In 2020, the Company adopted the ESPP. The Company initially reserved 687,000 shares of common stock for purchase under the ESPP. In addition, the number of shares of common stock available for issuance under the ESPP increases automatically on the first day of each fiscal year until (and including) the fiscal year ending December 31, 2030, with such annual increase equal to the lesser of (i) 687,000 shares, (ii) 1% of the number of common stock issued and outstanding on December 31 of the immediately preceding fiscal year, and (iii) an amount determined by the Company’s board of directors. As of December 31, 2024, 667,000 shares of common stock were reserved for issuance in connection with the current and future offering periods under the ESPP.
Subject to any limitations contained therein, the ESPP allows eligible participants to contribute, through payroll deductions, up to 15% of their eligible compensation to purchase the Company’s common stock at a purchase price equal to 85% of the fair market value of the common stock on the first day of the offering period or purchase date, whichever is lower. The ESPP generally provides for consecutive
6-month
offering periods. Effective beginning with the offering period commencing on March 1, 2022, the ESPP allows eligible participants to purchase shares pursuant to a cashless exercise program, and the duration for each offering period is a
24-month
period consisting of four separate consecutive purchase periods of six months in length. This includes a two-year
look-back feature in the ESPP, with a reset feature, which causes the offering period to reset if the fair value of the Company’s common stock on the first day of a new offering period is less than that on the original offering date.
The grant date fair value and assumptions used in estimating the fair value of the stock purchase rights under the ESPP were as follows:

	Years Ended December 31,
	2024	2023	2022
Expected term (in years)	0.49 – 2.00	0.49 – 2.00	0.49 – 2.00
Expected volatility	81.7% – 215.2%	53.3% – 61.6%	41.1% – 58.0%
Risk-free interest rate	3.84% – 5.2%	4.81% – 5.4%	0.6% – 3.48%
Dividend yield	0%	0%	0%
Grant Date Fair Value	$0.15–$2.11	$3.25 – $8.27	$4.89–$16.23
As of December 31, 2024, the total unrecognized stock-based compensation expense related to the ESPP was $1.7 million, which will be recognized over a weighted-average period of 0.80 years.

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Stock-based Compensation Expense
The following table sets forth stock-based compensation expense included in the statements of operations (in thousands):

	Years Ended December 31,
	2024	2023	2022
Cost of revenue	$1,372	$1,805	$701
Research and development	7,291	10,538	6,845
Sales and marketing	6,122	12,419	10,269
General and administrative	14,571	13,872	9,388

Total stock-based compensation expense	$29,356	$38,634	$27,203

9. Income Taxes
Loss before provision for income taxes were as follows for the periods indicated (in thousands):

	Years Ended December 31,
	2024	2023	2022
Domestic	$(116,693)	$(158,095)	$(153,226)
Foreign	(10,792)	(14,179)	(9,435)

Loss before provision for income taxes	$(127,485)	$(172,274)	$(162,661)

The provision for income taxes were $0.5 million, $0.5 million and $0.3 million for the years ended December 31, 2024, 2023 and 2022, respectively, which primarily related to foreign income taxes in Mexico. The Company has incurred net operating losses for all periods presented. The Company has not reflected any benefit of such net operating loss carryforwards in the financial statements. The Company has established a full valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets.
The effective tax rate differs from the federal statutory income tax rate applied to the loss before provision for income taxes and tax due to the following:

	Years Ended December 31,
	2024	2023	2022
Federal statutory income tax rate	21.0%	21.0%	21.0%
State taxes	1.1	3.2	4.2
Change in valuation allowance	(17.3)	(22.0)	(26.1)
Federal and state tax credits	1.4	1.3	1.4
Stock-based compensation expense	(5.3)	(2.0)	1.2
Non-deductible permanent expenses	(0.5)	(0.7)	(0.2)
Effect of deferred tax adjustment	(0.1)	—	0.2
Non-deductible compensation	(0.7)	(1.0)	(1.9)

Effective income tax rate	(0.4)%	(0.2)%	(0.2)%

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Deferred tax assets and liabilities
Deferred income taxes reflect the net tax effect of temporary differences between amounts recorded for financial reporting purposes and amounts used for tax purposes. The major components of deferred tax assets and liabilities were as follows as of the dates indicated (in thousands):

	December 31,
	2024	2023
Deferred tax assets:
Net operating loss carryforwards	$180,588	$161,189
Tax credits	18,163	16,343
Accrual and reserves	3,137	4,907
Tangible and intangible assets	3,534	2,894
Stock-based compensation expense	2,333	4,596
Capitalized research costs	29,014	29,663
Other deferred tax asset	8,386	3,812

Gross deferred tax assets	245,155	223,404
Valuation allowance	(244,165)	(222,061)

Net deferred tax assets	$990	$1,343

	December 31,
	2024	2023
Deferred tax liabilities:
Right-of-use assets	$(990)	$(1,343)

Gross deferred tax liabilities	$(990)	$(1,343)

Realization of the deferred tax assets is dependent upon future taxable income, if any, the amount and timing of which are uncertain. A valuation allowance is provided when it is not more likely than not that some portion of the deferred tax assets will be realized. Management believes that, based on a number of factors, it is more likely than not that the U.S. federal and state net deferred tax assets will not be fully realized, thus a full valuation allowance has been recorded as of December 31, 2024 and 2023. The change in the valuation allowance during the years ended December 31, 2024, 2023 and 2022 was an increase of $22.1 million, $37.8 million, and $42.6 million, respectively.
Starting in 2022, changes to Internal Revenue Code Section 174 made by the Tax Cuts and Jobs Act of 2017 (the TCJA) no longer permit an immediate deduction for research and development expenditures in the tax year that such costs are incurred. As a result, the Company capitalized such costs in its 2024, 2023 and 2022 income tax provisions, resulting in an increase in deferred tax assets.
Net Operating Loss and Tax Credit Carryforwards
As of December 31, 2024, the Company had a net operating loss carryforward for U.S. federal income tax purposes of $729.4 million. Federal net operating losses of $601.6 million incurred after 2017 do not expire but usage is limited to 80% of taxable income. The remaining $127.8 million of federal net operating loss carryforward will begin to expire in 2025 and continue to expire through 2037. The Company had a total U.S. state net operating loss carryforward of $408.8 million. State net operating losses of $118.5 million do not expire. The remaining state net operating loss carryforward of $290.3 million will begin to expire in 2025 and continue to expire through 2044.
As of December 31, 2024, the Company had federal research and development credits of $12.3 million, which will begin to expire in 2030 and state research and development credits of $8.4 million which are not currently subject to expiration. Utilization of the operating loss and tax credits may be subject to annual limitation due to the ownership change limitations provided by the Code and similar state provisions. Such an annual limitation could result in the expiration of net operating loss and tax credit carryforwards before utilization.

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Federal and state laws impose substantial restrictions on the utilization of net operating loss and tax credit carryforwards in the event of an ownership change for tax purposes, as defined in Section 382 of the Internal Revenue Code. As a result of such ownership changes, the Company’s ability to realize the potential future benefit of tax losses and tax credits that existed at the time of the ownership change may be significantly reduced. The Company’s deferred tax asset and related valuation allowance would be reduced, as a result. The Company has not performed a Section 382 study to determine the amount of reduction, if any. Unrecognized tax benefits as of December 31, 2024 have been recorded as an offset to federal and state research and development credit carryforwards.
Unrecognized Tax Benefits
A reconciliation of the total unrecognized tax benefits for the periods presented was as follows (in thousands):

	December 31,
	2024	2023
Balance, beginning of year	$3,781	$3,027
Increase related to prior years positions	—	—
Decrease related to current year positions	—	—
Increase related to current year positions	642	754

Balance, end of year	$4,423	$3,781

The Company does not have any material accrued interest or penalties associated with unrecognized tax benefits. The Company does not believe it is reasonably possible that its unrecognized tax benefits will significantly change within the next twelve months.
The Company files income tax returns in the United States, various U.S. states and Mexico. The Company is not under examination by income tax authorities in federal, other states, or other jurisdictions. All tax returns remain open for examination by federal, state, and foreign authorities for three, four, and five years, respectively, from the date of utilization of any net operating loss or credits.
10. Net Loss per Share
The following outstanding potentially dilutive shares have been excluded from the calculation of diluted net loss per share due to their anti-dilutive effect (in thousands):

	Years Ended December 31,
	2024	2023	2022
Stock options to purchase common stock	1,385	1,935	2,602
Restricted stock units	3,437	2,593	1,593
Performance stock units	264	197	47
Shares committed under ESPP	674	318	90
Warrant to purchase common stock	63	63	63

Total	5,823	5,106	4,395

11. Segment and Geographic Information
The accounting policies of the Company’s reportable segment are the same as those described in the summary of significant accounting policies. The key measure of segment profit or loss that the CODM uses to allocate resources and assess performance is the Company’s net loss, as reported on the accompanying statements of operations. Net income is used to monitor budget versus actual results.

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There are no intra-entity sales or transfers. All expense categories on the accompanying statements of operations are significant and there are no other expense categories regularly provided to the CODM beyond those disclosed in the accompanying statements of operations. The CODM manages the business using expense information as well as regularly provided budgeted or forecasted expense information for the single operating segment. The measure of segment assets is reported on the balance sheets as total consolidated assets with particular emphasis on the Company’s available liquidity, including its cash, cash equivalents, restricted cash, and short-term investments.
The Company operates a manufacturing facility in Mexico. The Company’s long-lived tangible assets, net, as well as the Company’s operating lease right-of-use
assets recognized on the balance sheets, located in Mexico were $6.4 million as of December 31, 2024.
12. Workforce Reduction
In order to improve operational efficiencies, reduce operating expenses and streamline its overall organizational structure, the Company implemented two organizational restructuring plans to reduce its workforce in the fourth quarter of 2023 and May 2024 and incurred restructuring charges of $2.5 million in fiscal year 2023 and $2.7 million through the first half of fiscal year 2024 for employee severance and other termination benefits.
In connection with steps the Company is taking to help optimize its commercial organization, and to help improve operational efficiencies and reduce operating expenses to align with anticipated revenue growth, in the third quarter of 2024, the Company completed an additional restructuring plan primarily impacting its commercial organization. The Company incurred restructuring charges of $1.4 million in the third quarter of 2024 for employee severance and other termination benefits associated with this restructuring.
In January 2025, the Company implemented another restructuring plan and, as a result, estimated and recognized restructuring charges of $1.5 million as of December 31, 2024 for employee severance and other termination benefits. Restructuring accruals are based upon management estimates at the time and are subject to change depending upon changes in facts and circumstances subsequent to the date the original liability was recorded.
The following table sets forth severance and related benefits charges included in the statements of operations (in thousands):

	Years Ended December 31,
	2024	2023
Cost of revenue	$579	$129
Research and development	2,107	739
Sales and marketing	2,149	1,294
General and administrative	720	370

Total	$5,555	$2,532

For the year ended December 31, 2024, changes in liabilities resulting from the restructuring accruals, which were recorded in accrued compensation and related benefits on the balance sheet, were as follows (in thousands):

Balance as of December 31, 2023	$854
Charges	5,555
Payments and other adjustments	(4,908)

Balance as of December 31, 2024	$1,501

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13. Subsequent Event
Private Placement
On January 3, 2025, the Company entered into the Securities Purchase Agreements with various investors, including certain members of the Company’s Board of Directors and management (the Investors) for the issuance and sale by the Company of an aggregate of 863,340 shares of Series A Preferred Stock, par value $0.001 per share, at a purchase price of $200.00 per share in the Private Placement. Pursuant to the Certificate of Designation that was filed with the Delaware Secretary of State on January 7, 2025 (the Certificate of Designation), each share of Series A Preferred Stock will convert into common stock at the conversion price of $0.80 per share, subject to approval of such conversion being received at the Company’s special meeting of stockholders to be held on March 5, 2025, and other terms and limitations contained in the Certificate of Designation. The Securities Purchase Agreements include customary representations, warranties and covenants by the parties to the agreements.
The sale of 843,908 shares of Series A Preferred Stock to institutional investors closed on January 8, 2025, with gross proceeds, before deducting placement agent fees and other offering expenses, of $168.8 million. An additional $3.9 million, for 19,432 shares of Series A Preferred Stock, will be invested by certain members of the Company’s Board of Directors and management, subject to approval of such issuance being received at the Company’s special meeting of stockholders. The Company expects to use the net proceeds from the Private Placement for general corporate purposes.
Registration Rights Agreement
In connection with the Private Placement, the Company also entered into a Registration Rights Agreement, dated January 3, 2025 (the Registration Rights Agreement), with the Investors, which provides that the Company will register the resale of the shares of common stock issuable upon conversion of the Series A Preferred Stock. The Company is required to prepare and file an initial registration statement with the SEC as soon as reasonably practicable, but in no event later than 60 days after the closing of the Private Placement, and to use best efforts to have the registration statement declared effective within 50 days after the filing of the initial registration statement with the SEC, subject to the approval of the conversion of the Series A Preferred Stock being received at the Company’s special meeting of stockholders. The Registration Rights Agreement also contains customary provisions including, among other things, provisions relating to indemnification and expenses.
From the date that is six months following the date of the first issuance of the Series A Preferred Stock (the Six Month Date) until receipt of stockholder approval of the conversion of the Series A Preferred Stock into shares of common stock in accordance with Nasdaq Stock Market Rules (the Conversion Proposal), dividends will accrue, on all issued and outstanding shares of Series A Preferred Stock, at an annual rate of eight percent (
8
%) compounded annually on the original per share price of $200.00 (plus any such accreted compounded amounts); provided that such annual dividend rate shall increase by two percent (2%) on each one year anniversary of the Six Month Date if the stockholder approval of the Conversion Proposal is not obtained by such time (collectively, the Accruing Dividends). Such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Company shall be under no obligation to pay such Accruing Dividends, other than as expressly provided in the Certificate of Designations.
Perceptive Credit Agreement
On January 3, 2025, the Company entered into a senior secured credit facility for borrowings up to an aggregate principal amount of $125.0 million pursuant to the Perceptive Credit Agreement among Perceptive Credit Holdings IV, LP, as administrative agent (Agent), the lenders from time to time party thereto and the Company. Pursuant to the terms and conditions of the Perceptive Credit Agreement, the lenders agreed to extend term loans to the Company in an aggregate principal amount of up to $125.0 million, comprised of (i) a term loan of $100.0 million (the Initial Term Loan), which was funded on January 8, 2025 (the Closing Date), and (ii) a

F-3
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delayed draw term loan of up to $25.0 million (the Delayed Draw Loan). The Initial Term Loan and the Delayed Draw Loan are referred to collectively as the Loans. The Delayed Draw Loan is available for funding until July 14, 2027, subject to the achievement of a specific revenue milestone and other customary conditions.
On the Closing Date, the Company borrowed the initial term loan in the principal amount of $100.0 million, and used the proceeds of such loan, together with cash on hand, to repay in full the $200.0 million due under its two existing senior secured credit facilities with (i) SLR Investment Corp. and (ii) ABL Lender. After repayment in full, the SLR Credit Facilities were terminated as of the Closing Date.
The principal amount outstanding under the Loans will accrue interest at a rate per annum equal to (i) the greater of
(a) one-month
term SOFR or (b) 4.00% per annum, plus (ii) an applicable margin of 8.00%, payable monthly in arrears. During the first two years after the Closing Date, a portion of the accrued interest equal to 1.50% per annum will be paid in kind and added to the principal amount of the Loans on each monthly interest payment date. The outstanding principal amount of the Loans will be due and payable on the five year anniversary of the Closing Date (the Maturity Date).
The Company paid the lenders a
non-refundable
closing fee in the amount of $1.0 million in respect of the Initial Term Loan on the Closing Date. The Company is obligated to pay the lenders a non-refundable
closing fee in the amount of $250,000 in respect of the Delayed Draw Loan, to be due and payable upon the funding of the Delayed Draw Loan.
The Company may voluntarily prepay the outstanding Loans, subject to a prepayment premium of (i) 10.0% of the principal amount of the prepaid Loans, if prepaid prior to or on the first anniversary of the Closing Date, (ii) 8.0% of the principal amount of the prepaid Loans, if prepaid after the first anniversary of the Closing Date through and including the second anniversary of the Closing Date, (iii) 4.0% of the principal amount of the prepaid Loans, if prepaid after the second anniversary of the Closing Date through and including the third anniversary of the Closing Date, (iv) 2.0% of the principal amount of the prepaid Loans, if prepaid after the third anniversary of the Closing Date through and including the fourth anniversary of the Closing Date, and (v) 0.00% of the principal amount of the prepaid Loans, if prepaid after the fourth anniversary of the Closing Date.
The Perceptive Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among others, requirements as to financial reporting and insurance and restrictions on the Company’s ability to dispose of its business or property, to change its line of business, to liquidate or dissolve, to enter into any change in control transaction, to merge or consolidate with any other entity or to acquire all or substantially all the capital stock or property of another entity, to incur additional indebtedness, to incur liens on its property or to pay any dividends or other distributions on capital stock, in each case with certain exceptions. The Company has also agreed to certain financial covenants that require the Company to (i) maintain a minimum cash balance of at least $10.0 million in accounts subject to control agreements in favor of Agent, and (ii) achieve certain trailing twelve-month net revenue targets as set forth in the Perceptive Credit Agreement.
In addition, the Perceptive Credit Agreement contains customary events of default that entitle the Agent to cause the Company’s indebtedness under the Perceptive Credit Agreement to become immediately due and payable, and to exercise remedies against the Company and the collateral securing the obligations owed under the Perceptive Credit Agreement. Under the Perceptive Credit Agreement, an event of default will occur if, among other things, the Company fails to make payments under the Perceptive Credit Agreement, the Company breaches certain covenants under the Perceptive Credit Agreement, subject to specified cure periods with respect to certain breaches, a material adverse change or a material regulatory event has occurred under the Perceptive Credit Agreement, or the Company or its assets become subject to certain legal proceedings, such as bankruptcy proceedings. Upon the occurrence and for the duration of an event of default, an additional default interest rate equal to 4.0% per annum will apply to all obligations owed under the Perceptive Credit Agreement.

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Warrant
On the Closing Date, the Company issued to Perceptive Credit Holdings IV, LP as the initial lender a warrant to purchase 5,625,000 of shares of the Company’s Common Stock (the Closing Date Warrant), at an exercise price equal to $0.80. If the Company draws the Delayed Draw Loan, the Company is required to issue additional warrant(s) to the lenders to purchase 1,406,250 of shares of the Company’s Common Stock (the Delayed Draw Warrant), at an exercise price equal to the average closing price of the Company’s Common Stock for the 5 trading days immediately preceding the issuance date of the Delayed Draw Warrant. Both the Closing Date Warrant and the Delayed Draw Warrant, if issued, are exercisable during the seven years after the date of issuance.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the Securities Exchange Commission registration fee, the Financial Industry Regulatory Authority (“FINRA”) filing fee and the exchange listing fee:

SEC registration fee		$41,415
FINRA filing fee			*
Legal fees and expenses			*
Accounting fees and expenses			*
Printing expenses			*
Transfer agent and registrar fees			*
Trustee fees (including counsel fees)			*
Miscellaneous			*

Total	$		*

*

These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Outset Medical, Inc. is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchase or redemptions or (4) for any transaction from which the director derived an improper personal benefit.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our amended and restated certificate of incorporation provides that no director of our company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases or other distributions pursuant to Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our charter provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our charter further provides that any amendment, repeal or modification of such article unless otherwise required by law will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or amendment of a director serving at the time of such repeal or modification.

Our amended and restated certificate of incorporation provides that we shall indemnify each of our directors and executive officers, and shall have power to indemnify our other officers, employees and agents, to the fullest extent permitted by the DGCL as the same may be amended (except that in the case of an amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the DGCL permitted us to provide prior to such the amendment) against any and all expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by the director, officer or such employee or on the director’s, officer’s or employee’s behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, to which he or she is or is threatened to be made a party because he or she is or was serving as a director, officer or employee of our company, or at our request as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The amended and restated certificate of incorporation further provides for the advancement of expenses to each of our directors and, in the discretion of the board of directors, to certain officers and employees, in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

In addition, the amended and restated certificate of incorporation provides that the right of each of our directors and officers to indemnification and advancement of expenses shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the charter or bylaws, agreement, vote of stockholders or otherwise. Furthermore, our amended and restated certificate of incorporation authorizes us to provide insurance for our directors, officers, employees and agents against any liability, whether or not we would have the power to indemnify such person against such liability under the DGCL or the bylaws.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and our amended and restated certificate of incorporation.

We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits

Exhibit No.	Description

1.1†	Form(s) of underwriting agreement(s).

3.1	Amended and Restated Certificate of Incorporation of Outset Medical, Inc. (filed on September 9, 2020 as an exhibit to Amendment No. 1 to Registration Statement on Form S-1/A and incorporated herein by reference).

3.2	Amended and Restated Bylaws of Outset Medical, Inc. (filed on September 9, 2020 as an exhibit to Amendment No. 1 to Registration Statement on Form S-1/A and incorporated herein by reference).

3.3	Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (filed on January 8, 2025 as an exhibit to Current Report on Form 8-K and incorporated herein by reference).

3.4	Amendment No. 1 to Amended and Restated Bylaws of Outset Medical, Inc. (filed on January 24, 2025 as an exhibit to Current Report on Form 8-K and incorporated herein by reference).

4.1	Form of Common Stock Certificate (filed on September 9, 2020 as an exhibit to Amendment No. 1 to Registration Statement on Form S-1/A and incorporated herein by reference).

4.2	Registration Rights Agreement dated January 3, 2025 (filed on January 6, 2025 as an exhibit to Current Report on Form 8-K and incorporated herein by reference).

4.3	Warrant Certificate dated January 8, 2025 (filed on January 8, 2025 as an exhibit to Current Report on Form 8-K and incorporated herein by reference).

4.4*	Form of Indenture (relating to the debt securities registered hereby).

4.5†	Form of Debt Security.

4.6†	Form of Rights Agreement(s) (including form of Rights, if any).

4.7†	Form of Certificate of Designation of Preferred Stock.

4.8†	Form of Warrant Agreement and Warrant Certificate.

4.9†	Form of Certificate for Preferred Stock.

4.10†	Form of Unit Agreement

5.1*	Opinion of Sidley Austin LLP.

23.1*	Consent of Sidley Austin LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1*	Power of Attorney (included in Signature Page).

25.1††	Statement of Eligibility of Debt Trustee on Form T-1.

107*	Calculation of Registration Fee Table.

†	To be filed by amendment or as exhibit(s) to a Current Report of the Registrant on Form 8-K and incorporated herein by reference, as applicable.
††	To be filed pursuant to Section 305(b)(2) of the U.S. Trust Indenture Act of 1939, as applicable.
*	Previously filed.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or their securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the annual reports of the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, if any, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)

For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, California on February 26, 2025.

OUTSET MEDICAL, INC.

By:	/s/ Leslie Trigg
Leslie Trigg
President and Chief Executive Officer, Chair of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated:

Signature	Title	Date

/s/ Leslie Trigg Leslie Trigg	President and Chief Executive Officer, Chair of the Board (Principal Executive Officer)	February 26, 2025

/s/ Nabeel Ahmed Nabeel Ahmed	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 26, 2025

* D. Keith Grossman	Lead Independent Director	February 26, 2025

* Karen Drexler	Director	February 26, 2025

* Patrick T. Hackett	Director	February 26, 2025

* Brent D. Lang	Director	February 26, 2025

* Dale Jones	Director	February 26, 2025

* Andrea L. Saia	Director	February 26, 2025

*By:	/s/ Leslie Trigg
Leslie Trigg Attorney-in-Fact